UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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NTELOS HOLDINGS CORP.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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401 Spring Lane
Suite 300
JAMES A. HYDE	P. O. Box 1990
Waynesboro, VA 22980
Telephone: 540 946-3500
Telecopier: 540 946-3595

March 21, 2011

Dear Stockholder:

You are cordially invited to attend our 2011 Annual Meeting of Stockholders of NTELOS Holdings Corp., which will be held at 9:00 a.m. (local time) on Tuesday, May 10, 2011, at The Chrysler Building, 405 Lexington Avenue, 9th Floor, New York, New York.

The principal business of the 2011 Annual Meeting of Stockholders will be (i) the election of eight directors to serve until the 2012 Annual Meeting of Stockholders, (ii) approval of a non-binding advisory resolution approving the compensation of our named executive officers, (iii) the non-binding advisory vote as to the frequency of the non-binding shareholder vote to approve the compensation of our named executive officers, (iv) approval of the proposed amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of our common stock, $0.01 par value per share, from 55,000,000 to 110,000,000, (v) approval of the proposed amendment to our Restated Certificate of Incorporation to (a) effect a reverse stock split of our common stock, $0.01 par value per share, at a ratio that will be determined by our Board of Directors and that will be within a range of 1-for-2 to 1-for-2.5 and (b) reduce proportionately the number of authorized shares of our common stock, and (vi) the ratification of the appointment by the Audit Committee of the Board of Directors of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2011. We will also review our results for the past fiscal year and report on significant aspects of our operations during the first quarter of 2011.

In accordance with the rules approved by the Securities and Exchange Commission, we are furnishing proxy materials to certain stockholders over the Internet. You may read, print and download our annual report and proxy statement at http://www.envisionreports.com/NTLS. On or before March 25, 2011, we will mail our non-registered stockholders a notice containing instructions on how to access our 2011 proxy statement and annual report and vote online or by telephone. The notice also provides instructions on how those stockholders can request a paper copy of these documents if they desire. All other stockholders will continue to receive our annual report and proxy statement by mail.

If you do not attend the 2011 Annual Meeting of Stockholders, we request that you vote by telephone or Internet, or if you received a paper copy of the proxy card by mail, by signing your proxy card and mailing it in the envelope provided. The proxy card materials provide you with details on how to vote by these three methods. The prompt vote by telephone or Internet or return of your proxy card will be appreciated. If you decide to attend the 2011 Annual Meeting of Stockholders, you may revoke your proxy and personally cast your vote.

Thank you, and we look forward to seeing you at the 2011 Annual Meeting of Stockholders or receiving your proxy vote.

Sincerely yours,

James A. Hyde
Chief Executive Officer

NTELOS HOLDINGS CORP.

401 Spring Lane, Suite 300

Waynesboro, Virginia 22980

(540) 946-3500

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Notice is hereby given that the 2011 Annual Meeting of Stockholders of NTELOS Holdings Corp. (“NTELOS” or the “Company”) will be held at 9:00 a.m. (local time) on Tuesday, May 10, 2011, at The Chrysler Building, 405 Lexington Avenue, 9th Floor, New York, New York. The meeting is called for the following purposes:

1.	To elect eight directors to serve until the 2012 Annual Meeting of Stockholders;

2.	To approve a non-binding advisory resolution approving the compensation of our named executive officers;

3.	To approve the non-binding advisory vote as to the frequency of the non-binding stockholder vote to approve the compensation of our named executive officers;

4.	To approve the amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of our common stock, $0.01 par value per share, from 55,000,000 to 110,000,000;

5.	To approve the amendment to our Restated Certificate of Incorporation to (a) effect a reverse stock split of our common stock at a ratio that will be determined by our Board of Directors and that will be within a range of 1-for-2 to 1-for-2.5 and (b) reduce proportionately the number of authorized shares of our common stock;

6.	To ratify the appointment by the Audit Committee of the Board of Directors of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2011; and

7.	To transact such other business as may properly come before the meeting.

The Board of Directors has fixed the close of business on March 15, 2011 as the record date for the purpose of determining the stockholders who are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

By order of the Board of Directors,

Michael B. Moneymaker
Corporate Secretary

Waynesboro, Virginia

March 21, 2011

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. PLEASE VOTE YOUR SHARES ACCORDING TO THE INSTRUCTIONS CONTAINED IN THE PROXY MATERIALS YOU RECEIVED SO THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING. IF YOU DECIDE TO ATTEND THE 2011 ANNUAL MEETING OF STOCKHOLDERS, YOU MAY REVOKE YOUR PROXY AND PERSONALLY CAST YOUR VOTE.

SOLICITATION OF PROXIES	71
STOCKHOLDER PROPOSALS FOR 2012 ANNUAL MEETING	71
ANNUAL REPORT ON FORM 10-K	72
BENEFICIAL OWNERS	72
ANNEX A - AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF NTELOS HOLDINGS CORP.	A-1
ANNEX B - CERTIFICATE OF AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF NTELOS HOLDINGS CORP.	B-1

NTELOS HOLDINGS CORP.

401 Spring Lane, Suite 300

Waynesboro, Virginia 22980

PROXY STATEMENT

For the Annual Meeting of Stockholders

to be held May 10, 2011

This proxy statement is furnished by and on behalf of the Board of Directors of NTELOS Holdings Corp., or NTELOS, in connection with the solicitation of proxies for use at our 2011 Annual Meeting of Stockholders to be held at 9:00 a.m. (local time) on Tuesday, May 10, 2011, at The Chrysler Building, 405 Lexington Avenue, 9th Floor, New York, New York, and at any adjournments or postponements thereof. This proxy statement and the proxy card are being made available to our stockholders of record on March 15, 2011, the record date. Our Board of Directors is making these materials available to you on the Internet, or for registered stockholders or upon your request, is delivering printed versions of these materials to you by mail. On or before March 25, 2011, we will mail a notice to our non-registered stockholders containing instructions on how to access the proxy statement and annual report and vote, and on or about March 25, 2011, we will mail the proxy statement and annual report to all of our other stockholders.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF

PROXY MATERIALS FOR THE 2011 ANNUAL MEETING OF

STOCKHOLDERS TO BE HELD ON MAY 10, 2011:

The Proxy Statement and Annual Report are Available at

http://www.envisionreports.com/NTLS.

THE BOARD OF DIRECTORS URGES YOU TO PROMPTLY VOTE YOUR SHARES IN ACCORDANCE WITH THE INSTRUCTIONS IN THE PROXY MATERIALS YOU RECEIVED SO THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING.

YOUR VOTE IS IMPORTANT!

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

General

Proxies will be voted as specified by the stockholder or stockholders granting the proxy. Stockholders can vote in person at the 2011 Annual Meeting of Stockholders or by proxy. There are three ways to vote by proxy:

•	By Telephone — Stockholders located in the United States can vote by telephone by following the instructions provided in the proxy card or voting instruction;

•	By Internet — Stockholders located in the United States can vote by Internet by following the instructions provided in the proxy card or voting instruction; or

•	By Mail — If you received your proxy materials by mail, you can vote by mail by signing, dating and mailing the enclosed proxy card.

Internet and telephone facilities will be available 24 hours a day and close at 12:00 a.m. (Eastern time) on May 9, 2011.

Unless contrary instructions are specified, if the proxy card is executed and returned (and not revoked) prior to the 2011 Annual Meeting of Stockholders, the shares of our common stock, $0.01 par value per share, or Common Stock, represented thereby will be voted for a ONE-YEAR frequency for the non-binding advisory vote as to the frequency of the non-binding stockholder vote to approve the compensation of our named executive officers and FOR all of the other proposals set forth in this proxy statement. The submission of a proxy will not affect a stockholder’s right to attend and to vote in person at the 2011 Annual Meeting of Stockholders. A stockholder who submits a proxy may change or revoke it at any time before it is voted by filing with our Secretary either a written revocation or an executed proxy bearing a later date, by attending and voting in person at the 2011 Annual Meeting of Stockholders or granting a subsequent proxy through the Internet or by telephone.

Only holders of record of Common Stock as of the close of business on the record date will be entitled to vote at the 2011 Annual Meeting of Stockholders. Holders of shares authorized to vote are entitled to cast one vote per share on all matters voted upon at the 2011 Annual Meeting of Stockholders. As of the close of business on the record date, there were 42,085,886 shares of Common Stock outstanding.

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers. Please follow the instructions provided on your proxy card or voting instructions. If your shares are not registered in your own name and you plan to vote your shares in person at the 2011 Annual Meeting of Stockholders, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the 2011 Annual Meeting of Stockholders in order to vote.

With respect to shares held in the NTELOS Savings and Security Plan, your proxy card, when signed and returned, or your telephone or Internet vote, will also constitute voting instructions to New York Life (“the Trustee”) for these shares. Shares for which voting instructions are not received, subject to the Trustee’s fiduciary obligations, will be voted by the Trustee in the same proportion as the shares for which voting instructions are received from other participants in the plan. To allow sufficient time for voting by the Trustee, your voting instructions must be received by 12:00 a.m. (Eastern time) on May 8, 2011.

Only stockholders who own Common Stock as of the close of business on March 15, 2011 will be entitled to attend the 2011 Annual Meeting of Stockholders. Proof of stock ownership as of this date and some form of government-issued photo identification (such as a valid driver’s license or passport) will be required for admission to the 2011 Annual Meeting of Stockholders. If you hold your shares of Common Stock in a brokerage account or through another nominee, you are the beneficial owner of those shares but not the record holder and you will need to obtain a “legal proxy” from the record holder to attend the 2011 Annual Meeting of Stockholders.

Quorum Required

According to our bylaws, the holders of a majority of the shares entitled to be voted must be present or represented by proxy to constitute a quorum. Each outstanding share is entitled to one vote on all matters. For purposes of the quorum and the discussion below regarding the vote necessary to take stockholder action, the stockholders who are present at the 2011 Annual Meeting of Stockholders in person or by proxy and who abstain from voting are considered stockholders who are present and entitled to vote and they count toward a quorum. Abstentions and shares of record held by a broker or its nominee that are voted on any matter are included in determining whether a quorum is present. Broker shares that are not voted on any matter, or “broker non-votes,” will not be included in determining whether a quorum is present.

Vote Required

Under rules of self-regulatory organizations governing brokers, your bank, broker or other nominee may vote your shares in its discretion on “routine” matters. These rules also provide, however, that when a proposal is not a “routine” matter and your bank, broker or other nominee has not received your voting instructions with respect to such proposal, your bank, broker or other nominee cannot vote your shares on that proposal. When a bank, broker or other nominee does not cast a vote for a routine or a non-routine matter, it is called a “broker non-vote.” Your bank, broker or other nominee may not vote your shares with respect to (i) the election of the nominees for director, (ii) the non-binding stockholder vote to approve the compensation for our named executive officers, (iii) the frequency of the non-binding stockholder vote to approve the compensation of our named executive officers or (iv) the approval of the amendment to our Restated Certificate of Incorporation to (a) effect a reverse stock split of our Common Stock at a ratio that will be determined by our Board of Directors and that will be within a range of 1-for-2 to 1-for-2.5 and (b) reduce proportionately the number of authorized shares of our Common Stock (collectively, the “Reverse Stock Split”), in the absence of your specific instructions as to how to vote with respect to such proposals, because under the rules these proposals are not considered “routine” matters. The approval of the amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of our Common Stock and the ratification of the appointment of KPMG LLP are considered routine matters.

Under our bylaws, directors are elected by a plurality of the votes of the shares entitled to vote and present in person or represented by proxy at a meeting at which a quorum is present. Only votes actually cast will be counted for the purpose of determining whether a particular nominee received more votes than the persons, if any, nominated for the same seat on the Board of Directors. A stockholder may withhold votes from any or all nominees by notation on the proxy card. Except to the extent that a stockholder withholds votes from any or all nominees, the persons identified as proxies and attorneys-in-fact, in their sole discretion, will vote such proxy for the election of the nominees listed below as directors. Abstentions and broker non-votes will have no effect on the outcome of the election of directors.

Pursuant to the terms of the Amended and Restated Shareholders Agreement, dated as of February 13, 2006, among us, Quadrangle Capital Partners LP, Quadrangle Select Partners LP, Quadrangle Capital Partners-A, LP, Quadrangle NTELOS Holdings II LP (together with Quadrangle Capital Partners LP, Quadrangle Select Partners LP and Quadrangle Capital Partners-A LP, the “Quadrangle Entities”) and the management shareholders named therein, or the Shareholders Agreement, the Quadrangle Entities currently have the right to nominate three directors. The Shareholders Agreement also provides that one director will be our Chief Executive Officer for so long as he or she is employed by us. In accordance with the Shareholders Agreement, the Quadrangle Entities and the other management stockholders party thereto each are required to vote for such nominees and take all other necessary action to ensure that these nominees are elected to the Board of Directors. Accordingly, it is expected that these stockholders will vote for approval of the nominees for director identified below. The parties to the Shareholders Agreement, including the Quadrangle Entities, own an aggregate of approximately 27% of the shares entitled to vote.

Under Delaware General Corporation Law, or DGCL, approval of the proposals to amend to our Restated Certificate of Incorporation to increase the number of authorized shares of our Common Stock and to effect the Reverse Stock Split each requires the affirmative vote of a majority of our outstanding shares of voting stock. Abstentions and broker non-votes will have the same effect as a vote against these proposals.

With respect to the other matters to be voted upon at the 2011 Annual Meeting of Stockholders, approving the non-binding advisory resolution approving the compensation of our named executive officers, the non-binding advisory vote as to the frequency of the non-binding stockholder vote to approve the compensation of our named executive officers and ratifying the appointment of KPMG LLP, each require the affirmative vote of a majority of the shares present or represented and entitled to vote at the 2011 Annual Meeting of Stockholders to be approved. Abstentions will have the same effect as a vote against these proposals and broker non-votes will not affect the outcome of the vote on these proposals.

With respect to any other matters that may come before the 2011 Annual Meeting of Stockholders, if proxies are returned, such proxies will be voted in a manner deemed by the proxy representatives named therein to be in our best interests and the best interests of our stockholders.

PROPOSAL 1 – ELECTION OF DIRECTORS

The Board of Directors

Our bylaws provide that the Board of Directors shall, subject to compliance with the Shareholders Agreement, consist of such number of directors as determined from time to time by resolution of the board. The current size of the Board of Directors is fixed at eight, and we currently have eight directors. The Board of Directors held 13 meetings in 2010. During 2010, each member of the Board of Directors currently standing for election attended at least 96% of the aggregate number of (i) meetings of the Board of Directors and (ii) meetings held by all committees of the Board of Directors on which the director served. Each director is elected to a term of one year and serves until a successor is duly elected and qualified or until his or her death, resignation or removal.

Nominees Standing for Election

Messrs. Timothy G. Biltz, Steven G. Felsher, Robert E. Guth, Daniel J. Heneghan, Michael Huber, James A. Hyde and Jerry E. Vaughn and Ms. Julia B. North are standing for election as directors to the Board of Directors at the 2011 Annual Meeting of Stockholders, each to serve until the 2012 Annual Meeting of Stockholders or until their successors are duly elected and qualified. The Board of Directors has determined that the following nominees are “independent” under applicable NASDAQ Listing Standards as discussed below under “Corporate Governance Matters – Director Independence”: Messrs. Biltz, Felsher, Guth, Heneghan, Huber and Vaughn and Ms. North.

Pursuant to the terms of the Shareholders Agreement, the Quadrangle Entities currently have the right to nominate three directors. The Shareholders Agreement also provides that one director will be our Chief Executive Officer for so long as he or she is employed by us. The Quadrangle Entities have nominated Messrs. Felsher, Guth and Huber for election at the 2011 Annual Meeting of Stockholders. Mr. Hyde is our Chief Executive Officer and has been nominated by the Board of Directors in accordance with the Shareholders Agreement.

Set forth below is certain biographical information furnished to us by the directors standing for election at the 2011 Annual Meeting of Stockholders:

Timothy G. Biltz, age 52, has been a director since December 21, 2006. From 1999 to 2005, Mr. Biltz was the Chief Operating Officer of SpectraSite, Inc., a publicly-traded wireless and broadcast signal tower company. SpectraSite filed a Voluntary Petition under Chapter 11 of the United States Bankruptcy Code in November 2003 and emerged from bankruptcy in February 2004. From 1989 to 1999 Mr. Biltz was employed by Vanguard Cellular Systems, Inc. in a number of posts of increasing responsibility. Most recently, he served as the Executive Vice President and Chief Operating Officer, responsible for sales, marketing, information technology, distribution, operations and human resources. Mr. Biltz served on the Board of Directors and Audit Committee of Horizon PCS, Inc., a wireless services provider, from August 2004 until July 1, 2005 and, after Horizon PCS Inc.’s merger with iPCS, Inc., from July 2005 through December 2009. Mr. Biltz served as Chairman of the Board of Directors of iPCS, Inc. from November 2006 through December 2009. Mr. Biltz previously served on the Board of Directors of SpectraSite, Inc. from June 2004 to August 2005.

Mr. Biltz’s substantial experience in the telecommunications industry, including his breadth of experience in wireless service and infrastructure, is essential to our Board of Directors in understanding and evaluating our business. Mr. Biltz’s previous senior leadership positions and service on our Board of Directors and other private and public company boards have given him valuable experience with executive compensation and human resources issues, which are important to his position as chairperson of the Compensation Committee.

Steven G. Felsher, age 61, has been a director since February 24, 2011. Mr. Felsher has served as a Senior Advisor for Quadrangle Group LLC, a private investment firm, since January 2011. Mr. Felsher previously served as Vice Chairman and Chief Financial Officer for Grey Global Group Inc., a global marketing services company, until 2007 and has since been involved in board, consulting and advisory assignments. Mr. Felsher also serves on the Board of Directors of West Corporation. Within the last five years, Mr. Felsher previously served on the Board of Directors of Kit Digital Inc.

Mr. Felsher’s years at Grey Global Group Inc. have given him significant experience with the operation of a public company. His experience as a Chief Financial Officer has also allowed him to gain significant knowledge of the financial and corporate governance aspects of operating a business. In addition, Mr. Felsher’s experience with a marketing company provides a unique and valuable perspective to our Board of Directors in evaluating the customer service and marketing aspects of our business.

Robert E. Guth, age 47, has been a director since December 17, 2009. Mr. Guth currently serves on the Board of Directors of Integra Telecom, Inc., and Otelco, Inc. Previously he served as President of the Business Markets Group at Level 3 Communications, LLC, a provider of integrated communications services, from 2006 to 2007. Prior to that he served as Chairman, President and Chief Executive Officer at TelCove Inc., a telecommunications company, from 2002 to 2006 when TelCove was acquired by Level 3 Communications. He was Vice President of Business Operations at TelCove from 2000 to 2002 and Regional Vice President and General Manager at TelCove from 1996 to 2000. Prior to joining TelCove, he worked in sales and sales management roles at AT&T Inc. from 1985 to 1996.

Mr. Guth’s senior leadership positions with a number of telecommunications companies have given him a diverse understanding of our industry, including operational and sales expertise that is particularly relevant to our wireline operations. These previous positions and his current service as director of another telecommunications company provide experience that is important to our Board of Directors.

Daniel J. Heneghan, age 55, has been a director since February 9, 2006. Mr. Heneghan currently serves as an advisor to the Semiconductor industry. Mr. Heneghan previously held the position of Chief Financial Officer of Intersil Corporation, a high-performance analog and mixed-signal integrated circuit company, from its inception in August 1999 until June 2005. From 1996 to August 1999, Mr. Heneghan was Vice President and Controller of the semiconductor business at Harris Corporation (“Harris”). From 1994 to 1996, Mr. Heneghan was Vice President and General Manager of Digital Products in the semiconductor business at Harris. Mr. Heneghan also served at various times as Division Controller of the semiconductor business, Director of Planning and Director of Finance at Harris. Mr. Heneghan also serves on the Boards of Directors and Audit Committees of Pixelworks, Inc., Micrel, Inc., and Freescale Semiconductor, Inc.

Mr. Heneghan brings to our Board of Directors experience gained from holding senior leadership and board positions with publicly traded companies in the semiconductor industry. His experience as Chief Financial Officer of Intersil Corporation and service on the audit committees of the two other public companies has given him financial expertise to serve as one of our audit committee financial experts and provides experience that is particularly valuable to his service on the Audit Committee. He has also gained experience in risk management through these leadership positions, which is essential to the Audit Committee and the Board of Directors.

Michael Huber, age 42, has been a director since April 27, 2005 and has been Chairman of the Board of Directors since December 17, 2009. Since January 2004, Mr. Huber has served as a Managing Principal of Quadrangle Group LLC, a private investment firm, and since January 2010, Mr. Huber also has served as President of Quadrangle. Mr. Huber currently serves on the Boards of Directors of Data & Audio-Visual Enterprises Holdings Inc., GET AS and Cequel Communications Holdings, LLC and as a managing member of Access Spectrum LLC and of Hargray Holdings LLC. Mr. Huber is also a member of the Board of Trustees of Macalester College.

Mr. Huber’s leadership position with a private investment firm that focuses on the telecommunications industry provides experience that is valuable in understanding and evaluating our business. His experience working with a number of his firm’s portfolio companies, including serving on the board of a number of telecommunications companies, is especially valuable to our Board of Directors in guiding the direction of our business. He also has extensive experience in mergers and acquisitions and capital markets activities. Mr. Huber’s skills and experience have positioned him to bring experience and industry knowledge to his position of Chairman of the Board.

James A. Hyde, age 46, was appointed to his current positions of President, Chief Executive Officer and Director on December 17, 2009 after joining NTELOS as President and Chief Operating Officer on March 31, 2009. Previously, he was employed by Deutsche Telekom and VoiceStream Wireless, a telecommunications and information technology service company, from 1997 to 2009 and was appointed as the Managing Director and CEO of T-Mobile UK (a subsidiary of Deutsche Telekom) in January 2006. He also served as a member of the T-Mobile International Executive Management Committee and as an Executive Advisor to the T-Venture Funds. From 2002 until January 2006, Mr. Hyde served as Vice President of U.S. Indirect Sales and Sales Operations for T-Mobile USA. In 2000, Mr. Hyde became Executive Director of U.S. Sales Operations for VoiceStream Wireless and, following Deutsche Telekom’s July 2001 acquisition of VoiceStream (renamed T-Mobile), he held this position until 2002. Mr. Hyde joined VoiceStream Wireless in 1997 as a Director of Regional Indirect Sales and Operations.

With his years of experience at T-Mobile, including being responsible for T-Mobile’s entire United Kingdom operations, Mr. Hyde brings great operating as well as sales and marketing perspective in the wireless industry that is critical to our Board of Directors in understanding and evaluating our business. Mr. Hyde’s knowledge of our business and our operations is critical to the Board of Directors in evaluating and directing our future.

Julia B. North, age 63, has been a director since December 20, 2007. Ms. North is presently retired. Ms. North served as the President and Chief Executive Officer of VSI Enterprises, Inc. from 1997 to 1999. Prior to joining VSI Enterprises, Ms. North served as

President of Consumer Services for BellSouth Telecommunications from 1994 to 1997. She currently serves on the Boards of Directors, Compensation Committees and Nominating and Governance Committees of Acuity Brands, Inc. and Community Health Systems, Inc. Ms. North is currently the chairperson of the Nominating and Governance Committee of Community Health Systems, Inc. Within the last five years, Ms. North previously served on the Boards of Directors of Simtrol, Inc. and Winn-Dixie, Inc.

Ms. North’s senior leadership positions as well as her operational experience in the telecommunications industry, particularly the wireline industry, give her significant knowledge that is a valuable resource to our Board of Directors. Ms. North’s diverse perspective and experience gained from holding senior leadership and board positions at public companies is particularly helpful for her position as chairperson of the Nominating and Governance Committee.

Jerry E. Vaughn, age 66, has been a director since December 20, 2007. Mr. Vaughn is presently retired. Mr. Vaughn served as the Chief Administrative Officer of Mobile Storage Group, a provider of secure portable storage container solutions, from November 2006 until its merger into Mobile Mini in June 2008. Mr. Vaughn served as Senior Vice President and Chief Financial Officer of Valor Communications Group, Inc., a telecommunication services provider, from 2005 until its merger into Windstream Corporation in July 2006. From 1999 to 2005, Mr. Vaughn served as Chief Financial Officer of US Unwired, Inc., a wireless communications provider. Prior to joining US Unwired, Inc., Mr. Vaughn served in executive positions with GE Capital, Nortel Networks and Mellon Bank.

Mr. Vaughn’s senior leadership positions at a number of companies have given him knowledge of the telecommunications industry, as well as other operational expertise, that is essential to our Board of Directors in understanding and evaluating our business. His experience as Chief Financial Officer Valor Communications Group, Inc. and US Unwired, Inc. has given him financial expertise to serve as one of our audit committee financial experts and chairperson of the Audit Committee. He has also gained experience in risk management through these leadership positions, which is essential to the Audit Committee and the Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED ABOVE.

Committees of the Board of Directors

We have the following standing committees of the Board of Directors: Compensation Committee, Audit Committee and Nominating and Governance Committee. Each committee has a charter which is available for review at the following website, www.ntelos.com. The charters may be found by clicking “Investor Relations” and then “Governance Documents.”

Compensation Committee

The Compensation Committee presently consists of Messrs. Biltz (Chairperson), Heneghan and Huber and Ms. North. The Compensation Committee met 11 times during the year ended December 31, 2010. The Compensation Committee is responsible for:

•	developing and overseeing the implementation of our philosophy with respect to the compensation of executive officers;

•	determining the compensation and benefits of all of the executive officers;

•	reviewing our compensation and benefit plans to ensure that they meet corporate objectives;

•	selecting compensation consultants and determining the frequency of use of compensation consultants; and

•	administering our stock plans and other incentive compensation plans.

The Board of Directors has determined that all of the members of the Compensation Committee are independent as defined in Rule 5605(a)(2) of the NASDAQ Listing Standards.

For 2010 the Compensation Committee engaged the services of Hay Group (the “Consultant”), a nationally recognized compensation consulting firm, to assist us in developing Mr. Hyde’s compensation arrangements, upon his promotion to CEO in December 2009. The Consultant also assisted the Committee in developing the Key Employee Retention Program (described on page 34 of this proxy statement) the Committee approved in connection with our Board of Directors’ approval in December 2010 of a proposed plan to create separate wireless and wireline businesses by spinning off the wireline business into a new publicly traded company (the “Proposed Business Separation”). The Consultant did not provide any consulting advice to us outside the scope of executive compensation during 2010.

Audit Committee

The Audit Committee presently consists of Messrs. Vaughn (Chairperson), Biltz and Heneghan. The Audit Committee met five times during the year ended December 31, 2010. The Audit Committee is responsible for overseeing:

•	our accounting and financial reporting processes;

•	the reliability of our financial statements;

•	the effective evaluation and management of our financial risks;

•	our compliance with laws and regulations; and

•	the maintenance of an effective and efficient audit of our annual financial statements by a qualified and independent auditor

The Board of Directors has determined that all of the members of the Audit Committee are independent as defined in Rules 5605(a)(2) and 5605(a)(2)(A) of the NASDAQ Listing Standards and Sections 10A(m)(3)(a) and (B) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, the Board of Directors has determined that all members of the Audit Committee are financially literate as prescribed by the NASDAQ Listing Standards and that Messrs. Heneghan and Vaughn are each an “audit committee financial expert,” within the meaning of the regulations promulgated by the SEC. No member of the Audit Committee received any payments in 2010 from us or our subsidiaries other than compensation received as a director of NTELOS.

Nominating and Governance Committee

The Nominating and Governance Committee presently consists of Ms. North (Chairperson) and Messrs. Guth and Vaughn. The Nominating and Governance Committee met two times during the year ended December 31, 2010. The Nominating and Governance Committee is responsible for:

•	identifying individuals qualified to become directors;

•	nominating qualified individuals for election to the Board of Directors at the annual meeting of stockholders;

•	recommending to the Board of Directors the individual directors to serve on the committees of the Board of Directors; and

•	at the request of the Board of Directors, overseeing corporate governance matters.

The Board of Directors has determined that all of the members of the Nominating and Governance Committee are independent as defined in Rule 5605(a)(2) of the NASDAQ Listing Standards.

In light of the Proposed Business Separation, the Nominating and Governance Committee has begun to consider the allocation of our directors between NTELOS and the new publicly traded wireline company (hereinafter referred to as the “New Wireline Company”) by assessing the applicable skills and experience of our directors. The Committee also has begun the process of identifying additional director candidates for each of NTELOS and the New Wireline Company.

Corporate Governance Matters

Identifying and Evaluating Nominees

The Shareholders Agreement currently entitles the Quadrangle Entities to designate three members of the Board of Directors, at least one of which must be “independent” under applicable NASDAQ and SEC rules. The Shareholders Agreement also provides that one director will be our Chief Executive Officer for so long as he or she is employed by us.

The Nominating and Governance Committee identifies nominees for director on its own as well as by considering recommendations from other members of the Board of Directors, our officers and employees, and other sources that the Nominating and Governance Committee deems appropriate, including executive search firms. The Nominating and Governance Committee also will consider stockholder recommendations for nominees for director subject to such recommendations being made in accordance with our bylaws. In addition to the Nominating and Governance Committee’s charter, we have adopted Corporate Governance Guidelines that contain, among other matters, important information concerning the Nominating and Governance Committee’s responsibilities when identifying and evaluating nominees for director. You will find the charter and guidelines at www.ntelos.com by selecting the following links: “Investor Relations” and then “Governance Documents.”

As required by our bylaws, any stockholder recommendation for a nominee for director to be voted upon at the 2012 Annual Meeting of Stockholders must be submitted in writing to our

Secretary or Assistant Secretary no later than 120 days nor more than 150 days before the first anniversary of this proxy statement. For nominations, such stockholder’s notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election as a director, (A) the name, age, business address and residential address of such person, (B) the principal occupation or employment of such person, (C) the class, series and number of shares of Common Stock that are beneficially owned by such person, (D) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the SEC promulgated under the Exchange Act and (E) the written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected and (ii) as to the stockholder giving the notice, (A) the name, and business address and residential address, as they appear on our stock transfer books, of such stockholder, (B) a representation that such stockholder is a stockholder of record and intends to appear in person or by proxy at such meeting to nominate the person or persons specified in the notice, (C) the class, series and number of shares of Common Stock beneficially owned by such stockholder and (D) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder. These requirements are separate from the requirements that stockholders must meet to include proposals in the proxy materials for the 2012 Annual Meeting of Stockholders, discussed later in this proxy statement.

The Nominating and Governance Committee will evaluate all candidates for election to the Board of Directors, regardless of the source from which the candidate was first identified, based upon the totality of the merits of each candidate and not based upon minimum qualifications or attributes. In considering the individual nominees, the Nominating and Governance Committee will take into account the qualifications of other members of the Board of Directors to ensure that a broad variety of skill sets and experience beneficial to us and our business are represented on the Board of Directors and will also take into account the characteristics of each individual under consideration, including that individual’s competencies, experience, reputation, integrity, independence, potential for conflicts of interest and other appropriate qualities. The Corporate Governance Guidelines require that in considering the composition of the Board of Directors, diversity of backgrounds and expertise should be emphasized and the Nominating and Governance Committee shall consider the average tenure of the entire Board of Directors.

The Nominating and Governance Committee also periodically considers the individual and aggregate skill sets of the Board of Directors, based on a review of:

•	senior leadership experience (public company CEO/President);

•	business development/M&A expertise;

•	financial expertise;

•	public company board of directors experience;

•	diversity (gender/other);

•	wireless industry operational expertise;

•	wireline industry operational expertise;

•	other operational expertise (customer service and care, billing systems, IT platform);

•	brand marketing expertise;

•	sales and distribution expertise;

•	government/public policy expertise;

•	executive compensation/human resources expertise; and

•	risk management expertise.

When considering a director standing for re-election, in addition to the attributes described above, the Nominating and Governance Committee shall consider that individual’s past contribution and future commitment to NTELOS. Additionally, the Nominating and Governance Committee will continue to seek to populate the Board of Directors with a sufficient number of independent directors to satisfy NASDAQ Listing Standards and SEC requirements. The Nominating and Governance Committee will also seek to ensure that the Board of Directors will have at least three independent members to serve on the Audit Committee that satisfy NASDAQ financial and accounting experience requirements and at least one member who qualifies as an “audit committee financial expert.”

There is no difference in the manner by which the Nominating and Governance Committee evaluates prospective nominees for director based on the source from which the individual was first identified.

Board Leadership Structure and Role in Risk Oversight

Mr. Hyde serves as our Chief Executive Officer, and Mr. Huber serves as our non-executive Chairman of the Board. Our policy is to have a Chairman of the Board who is an independent director. We believe having separate Chief Executive Officer and Chairman of the Board positions is the most appropriate structure for NTELOS and our stockholders. We believe it is appropriate for Mr. Hyde to be able to focus his efforts on serving as our Chief Executive Officer while working closely with our Chairman of the Board, Mr. Huber. The Board of Directors may in the future revisit this policy from time to time. The Chairman of the Board has the following duties:

•	preside at all meetings of the Board of Directors, including executive sessions of the independent directors;

•	serve as liaison between the Chief Executive Officer and the independent directors;

•	provide advice and counsel to the Chief Executive Officer on meeting schedules and possible meeting agenda topics;

•	have the authority to call meetings of the independent directors;

•

provide input to the Compensation Committee regarding the Chief Executive Officer’s performance and meet, together with the Chairperson of the Compensation Committee, with the Chief Executive Officer to discuss the evaluation of the Chief Executive Officer; and

•

provide input to the Nominating and Governance Committee regarding the appointment of the Chairpersons and members of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee.

The Board of Directors also has three standing committees, Audit, Compensation and Nominating and Governance. Each committee has a separate chairperson and each of the committees is comprised solely of independent directors. Our Corporate Governance Guidelines provide that the independent directors will meet in executive session at least two times a year, and the Chairman of the Board will preside at these sessions.

Our Audit Committee charter provides that the Audit Committee is responsible for evaluating and monitoring our financial risks and our compliance with laws and regulations. On a regular basis, our Audit Committee reviews and discusses with management our major financial and operating risks and exposures and the steps management has taken to monitor and control such risks and exposures, including our risk assessment and risk management policies.

Although the Audit Committee has primary responsibility for overseeing these matters, the full Board of Directors and our other committees are actively involved in overseeing risk management. Our Corporate Governance Guidelines provide that the Board of Directors and each committee are responsible for overseeing our program for identifying, evaluating and controlling significant risks. Management updates the entire Board of Directors on a quarterly basis on key business risks affecting our business. The Board of Directors also engages in periodic discussions with the Chief Financial Officer and other members of management regarding risks as appropriate. In addition, each of the other committees of the Board of Directors considers risks within its area of responsibility and regularly reports to the Board of Directors.

The Compensation Committee considers succession planning, human resources risks and risks that may be a result of our executive compensation programs, as described in the Compensation Discussion and Analysis section beginning on page 23 of this proxy statement. The Compensation Committee has a Compensation Recoupment Policy that authorizes the Board of Directors to obtain reimbursement of any portion of any performance-based compensation paid or awarded, whether cash or equity based, where the payment or award was predicated upon the achievement of certain financial results or metrics that are subsequently the subject of a restatement or correction, from the officers and from other employees responsible for accounting errors resulting in the restatement or correction. The Compensation Committee also has approved Stock Ownership Guidelines, which are described on page 35 of this proxy statement.

In 2010, the Compensation Committee also considered our incentive compensation plans for executive officers and other employees and does not believe they pose any material risks to us. With respect to our annual short-term incentive compensation plan, the Compensation Committee has historically approved the use of revenue and Adjusted EBITDA as the performance metrics. The Compensation Committee believes these metrics do not pose material risk to the Company or its stockholders and, in fact, align the interests of our officers and employees with our stockholders because these are the performance metrics most monitored by the investment community. Additionally, for the 2010 annual short-term incentive compensation plan, the Compensation Committee added a specific individual performance objective which can be used by the Compensation Committee to adjust the payout after taking into account the quality of the individual’s performance during the year. The Compensation Committee also believes the completion of major capital projects provided for in the business plan is important to stockholders and the long-term growth of the Company. Accordingly, for the last several years the Compensation Committee has conditioned any payout under the annual short-term incentive compensation plan on our achievement of these projects. In additional to considering the annual short-term incentive compensation plan for our eligible employees, the Compensation Committee also receives an annual presentation on the design of our sales incentive programs for its sales employees. Following this presentation, the Compensation Committee determined that these programs, like our annual short-term incentive plan, do not encourage behavior that would not be in our long-term interest. The Compensation Committee also asked management to inform it in the future about any proposed material changes to the sales incentive programs. With respect to our long-term incentive plans, the Compensation Committee has approved vesting requirements to incentivize long-term performance and approved using a blend of restricted stock awards and stock options.

The Nominating and Governance Committee, along with the full Board of Directors, considers potential governance-related risk matters. The current leadership structure of the Board of Directors supports the risk oversight functions described above with independent leadership provided by our Chairman of the Board and with seven of our eight directors being independent.

Stockholder Communications with the Board of Directors

We encourage stockholders to communicate with the Board of Directors by sending written correspondence to the Chairperson of the Nominating and Governance Committee at: NTELOS Holdings Corp., Attention: Corporate Secretary, 401 Spring Lane, Suite 300, P.O. Box 1990, Waynesboro, Virginia 22980. The Chairperson of the Nominating and Governance Committee and her duly authorized agents are responsible for collecting and organizing stockholder communications. Absent a conflict of interest, the Chairperson of the Nominating and Governance Committee is responsible for evaluating the materiality of each stockholder communication and determining whether further distribution is appropriate, and, if so, whether to (i) the full Board of Directors, (ii) one or more directors and/or (iii) other individuals or entities.

Director Independence

The Board of Directors considers director independence based both on the meaning of the term “independent director” set forth in Rule 5605(a)(2) of the NASDAQ Listing Standards and on an overall review of transactions and relationships, if any, between the director and NTELOS. Presently, our Board of Directors is comprised of a majority of independent directors and all committees of the Board of Directors are comprised only of independent directors.

In February 2011, the Nominating and Governance Committee and the Board of Directors undertook their annual review of director independence. There were no transactions or relationships between any director or any member of his or her immediate family and NTELOS that would be inconsistent with a determination that the director is independent for the Committee and the Board of Directors to consider.

The Nominating and Governance Committee and the Board of Directors have determined that Messrs. Biltz, Felsher, Guth, Heneghan, Huber and Vaughn and Ms. North are independent under the NASDAQ Listing Standards.

The independent directors of the Board of Directors met in executive session four times during 2010.

Policy Regarding Attendance at Annual Meetings

We have a policy encouraging directors to attend annual meetings of stockholders. All of our directors at that time attended the May 5, 2010 annual meeting.

Codes of Ethics

We have also adopted a Code of Business Conduct and Ethics for directors, officers and employees. Copies of this code may be found at the following website, www.ntelos.com. You will find the code by selecting the following links: “Investor Relations” and then “Governance Documents.”

Director Compensation

The following table presents information relating to total compensation of our directors for the fiscal year ended December 31, 2010.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Timothy Biltz	67,612	49,375	23,915	—	—	—	140,902
Daniel Fine(1)	—	—	—	—	—	—	—
Robert Guth	46,408	49,375	23,915	—	—	—	119,698
Daniel Heneghan	66,508	49,375	23,915	—	—	—	139,798
James Hyde	—	—	—	—	—	—	—
Michael Huber	—	—	—	—	—	—	—
Julia North	62,312	49,375	23,915	—	—	—	135,602
Jerry Vaughn	69,008	49,375	23,915	—	—	—	142,298

(1)	In connection with his pending departure from employment with the Quadrangle Entities, Mr. Fine tendered his resignation from the Board on February 22, 2011. Mr. Steven Felsher was designated by affiliates of Quadrangle to replace Mr. Fine on the Board on February 24, 2011.
(2)	The closing stock price on the date of the grant, which also represents the fair value of the restricted stock awards, was $18.02 per share. The aggregate number of restricted stock awards outstanding as of December 31, 2010 is 2,740 for each of the following non-employee directors: Messrs. Biltz, Guth, Heneghan and Vaughn and Ms. North.
(3)	For a discussion of the assumptions used in determining the aggregate grant date fair value associated with option awards, see note 9 of the Notes to Consolidated Financial Statements in part II, item 8 of our Annual Report on Form 10-K for the year ended December 31, 2010. The aggregate number of option awards outstanding at December 31, 2010 is the following for each of the following non-employee directors: 31,504 for Mr. Biltz; 5,704 for Mr. Guth; 40,104 for Mr. Heneghan; 22,904 for Ms. North; and 22,904 for Mr. Vaughn.

The Compensation Committee periodically considers our director compensation policy with a primary objective of matching compensation levels to the relative demands associated with serving on the Board of Directors and its various committees. The Compensation Committee also takes into account the compensation policies of other public company boards of directors by reviewing the same comparison group of companies as are reviewed by our Compensation Committee when considering the compensation of our executive officers. Taking into account a competitive market review prepared by management in August 2010, the Compensation Committee determined not to change existing retainers, committee fees or annual equity incentive compensation.

During 2010, non-employee directors (excluding directors who are designated by the Quadrangle Entities pursuant to our Shareholders Agreement and directors who are our employees) received a retainer of $25,008 per year, payable monthly. Additionally, during 2010, the chairperson of our Audit Committee received an annual retainer of $15,000, the chairperson of our Compensation Committee received an annual retainer of $5,004 and the chairperson of our Nominating and Governance Committee received an annual retainer of $5,004. During 2010, each such non-employee director also received $2,000 for each board meeting and stockholder meeting attended in person and $1,000 if attended telephonically in lieu of attending in person. For attendance at board committee meetings during 2010, each such non-employee director received $1,500 for attending in person or $800 for attending telephonically in lieu of attending in person. We reimburse each of our directors for reasonable travel and other expenses incurred in connection with attending all board and board committee meetings. The Board of Directors believes that its members should be encouraged to own shares of our Common Stock, although we do not have a written policy requiring a minimum level of share ownership.

For fiscal year 2010, we had five such non-employee directors, Timothy Biltz, Robert Guth, Daniel Heneghan, Julia North and Jerry Vaughn. The remaining three directors who served in 2010 were our Chief Executive Officer and two designees of the Quadrangle Entities. These remaining three directors were not compensated by us for their roles as directors. In addition to their director status during 2010, Mr. Biltz was chairperson of the Compensation Committee and a member of the Audit Committee, Mr. Guth was a member of the Nominating and Governance Committee, Mr. Heneghan was a member of the Audit Committee and the Compensation Committee, Mr. Vaughn was chairperson of the Audit Committee and a member of the Nominating and Governance Committee and Ms. North was chairperson of the Nominating and Governance Committee and a member of the Compensation Committee, and they were compensated accordingly as disclosed in the table above.

To assist us in attracting and retaining qualified and experienced individuals for service as non-employee independent directors, each such non-employee independent director receives an initial equity award grant and thereafter, commencing on January 1 of the subsequent year, an annual equity award grant. Effective January 1, 2010, these equity award grants include a mix of stock options and restricted stock in order generally to synchronize the types of equity awards received by directors with those received by our employees. The number of options to purchase shares of our Common Stock is equal to the quotient of $18,600 and the Black-Scholes option-pricing model valuation of our Common Stock for the trading days in the second calendar month prior to a grant date, or such lesser number for a particular grant date as the Board of Directors may determine in its sole discretion, and which number of options granted shall not exceed 8,600. Additionally, such non-employee independent directors receive an annual grant of shares of our Common Stock subject to a restriction period (“restricted stock”) with an aggregate value equal to $43,400 (with such value to be calculated based on the average closing price of our Common Stock for the trading days in the second calendar month prior to a grant date and with the resulting number of shares being rounded up to the next whole number), or such lesser award for a particular grant date as the Board of Directors shall determine in its sole discretion. The annual stock option and restricted stock grants are automatic and non-discretionary on each of the grant dates and vest on the first anniversary of their respective grant dates.

Pursuant to our Non-Employee Director Equity Plan, we granted Messrs. Biltz, Guth, Heneghan and Vaughn and Ms. North options to purchase 5,704 shares each of Common Stock on January 4, 2010 at an exercise price per share of $18.02, the last closing price of the Common

Stock on the NASDAQ Global Select Market as of the date of grant. The grant date fair value of these options was $23,915, or approximately $4.19 per share. These options vested and became exercisable on the first annual anniversary of the date of grant. Additionally, we granted each of the aforementioned non-employee independent directors 2,740 shares of our Common Stock subject to a restriction period with a grant date fair value of $49,375 based on the closing price of our Common Stock of $18.02 per share on the date of grant. These restricted shares vested on the first anniversary of the grant date.

We also have a policy to provide, as needed, an ongoing education program for all directors and will pay the program costs and associated travel expenses related to such director education programs.

We do not pay additional compensation to directors who are not independent directors for their service as directors but do reimburse such employee directors for expenses incurred in attending meetings of the Board of Directors and its committees.

EXECUTIVE OFFICERS

Our executive officers serve at the discretion of the Board of Directors, and serve until their successors are elected and qualified or until his or her earlier death, resignation or removal. Our executive officers presently include: Frank L. Berry, Conrad J. Hunter, James A. Hyde, Mary McDermott and Michael B. Moneymaker. The following sets forth biographical information for our executive officers who are not directors. Biographical information for James A. Hyde, who is also a director, is provided in the section entitled “Proposal 1—Election of Directors—Nominees Standing for Election” of this proxy statement.

Frank L. Berry, age 46, has been an officer since May 2000 and our Executive Vice President, President of Wireline Operations since July 2009. Mr. Berry served as a Vice President from May 2000 to June 2009 with responsibilities including Engineering, Operations and Product Management. He also served as an Engineering Director from July 1998 to April 2000 with responsibility to expand the new Data and Internet business. Previously he was employed with AT&T from 1992 to 1998, where he served in a variety of functional management positions. From 1986 to 1990, Frank was an engineering consultant in the defense industry with System Planning Corporation.

Conrad J. Hunter, age 53, has been our Executive Vice President, President of Wireless Operations since April 12, 2010. Previously Mr. Hunter was Executive Vice President and Chief Operating Officer of iPCS, a wireless mobility communications network products and services provider, from August 2007 to December 2009. From 2000 until July 2007, Mr. Hunter was a Vice President of United States Cellular Corporation, a wireless services and products provider. Mr. Hunter was Vice President and General Manager of the Virginia region of PrimeCo PCS from March 1999 to February 2000, when it was acquired by NTELOS Inc.

Mary McDermott, age 56, has been our Senior Vice President—Legal and Regulatory Affairs since May 2, 2005. Prior to this, Ms. McDermott served in this capacity with NTELOS Inc. since August 2001. From March 2000 to August 2001 she served as Senior Vice President and General Counsel of Pathnet Telecommunications, Inc. On April 2, 2001, Pathnet Telecommunications, Inc. filed a Voluntary Petition under Chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court for the District of Delaware. From April 1998 to March 2000, she served as Senior Vice President Chief of Staff for Government Relations for the Personal Communications Industry Association. From May 1994 to April 1998, she served as Vice President—Legal and Regulatory Affairs for the United States Telecom Association. She began her telecommunications career with the NYNEX legal department.

Michael B. Moneymaker, age 53, has been our Executive Vice President and Chief Financial Officer, Treasurer and Secretary since May 2, 2005. Prior to this, Mr. Moneymaker served in these capacities with NTELOS Inc. from June 2003 until May 2, 2005. Mr. Moneymaker served as NTELOS Inc.’s Senior Vice President and Chief Financial Officer, Treasurer and Secretary from May 2000 to June 2003. From May 1999 to May 2000, he served as NTELOS Inc.’s Vice President and Chief Financial Officer, Treasurer and Secretary. From May 1998 to April 1999, he served as NTELOS Inc.’s Vice President and Chief Financial Officer. From October 1995 to April 1998, he served as NTELOS Inc.’s Vice President of Finance.

Ms. McDermott and Mr. Moneymaker were executive officers of NTELOS Inc. when it filed a Voluntary Petition under Chapter 11 of the United States Bankruptcy Code in March 2003. NTELOS Inc. emerged from bankruptcy in September 2003.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own beneficially more than 10% of our Common Stock to file reports of ownership and changes in ownership of such stock with the SEC and NASDAQ. These persons are also required by SEC regulations to furnish us with copies of all such forms they file. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis for the year ended December 31, 2010.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth information, as of March 15, 2011, regarding the beneficial ownership of our Common Stock by (i) our directors, (ii) our NEOs, (iii) stockholders owning more than 5% of our Common Stock and (iv) all of our directors and executive officers as a group.

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of Common Stock shown as beneficially owned by the stockholder. Percentage of beneficial ownership is based on 42,085,886 shares of Common Stock outstanding as of March 15, 2011. Shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days of March 15, 2011 are considered outstanding and beneficially owned by the person holding the options for the purposes of computing the percentage ownership of that person but are not treated as outstanding for the purposes of computing the percentage ownership of any other person. Unless indicated otherwise in the footnotes, the address of each individual listed in the table is c/o NTELOS Holdings Corp., 401 Spring Lane, Suite 300, P.O. Box 1990, Waynesboro, Virginia 22980.

	Total Common Stock
Name and Address of Beneficial Owner	Number	%
Directors, named executive officers and stockholders owning more than 5%:

The Quadrangle Entities(1)	11,361,677	27.0%
Prudential Financial, Inc(2)	4,136,074	9.8%
Blackrock, Inc.(3)	3,446,255	8.2%
Timothy G. Biltz(4)	46,750	*
Steven G. Felsher(5)	11,361,677	27.0%
Robert E. Guth(6)	10,950	*
Daniel J. Heneghan(7)	45,350	*
Michael Huber(5)	11,361,677	27.0%
James A. Hyde(8)	424,838	1.0%
Julia B. North(9)	29,150	*
Jerry E. Vaughn(10)	29,150	*
Frank L. Berry(11)	96,025	*
Conrad J. Hunter(12)	72,314	*
Mary McDermott(13)	98,726	*
Michael B. Moneymaker(14)	316,181	*
All directors and executive officers as a group (12 persons)	12,054,504	28.6%

*	Less than 1%

(1)

Includes 4,023,696 shares of Common Stock owned by Quadrangle Capital Partners LP, 219,857 shares of Common Stock owned by Quadrangle Select Partners LP, 1,534,327 shares of Common Stock owned by Quadrangle Capital Partners-A LP, 5,528,222 shares of Common Stock owned by Quadrangle NTELOS Holdings II LP and 55,575 shares of Common Stock owned by QCP GP Investors II LLC. Quadrangle NTELOS Holdings II LP has pledged its interest in 5,528,222 shares of Common Stock to secure repayment of a loan made to it by the Bank of Montreal. The address for the Quadrangle Entities is 375 Park Avenue, New York, NY 10152.

(2)

Represents beneficial ownership as of December 31, 2010 according to the Schedule 13G filed by Prudential Financial, Inc on January 31, 2011, inclusive of 3,989,437 shares held by Jennison Associates LLC. Prudential Financial, Inc. has sole voting power over 330,476 of these shares, shared voting power over 3,282,139 of these shares, sole dispositive power over 330,476 of these shares and shared dispositive power over 3,805,598 of these shares. The address for Prudential Financial Inc is 751 Broad Street, Newark, NJ 07102-3777.

(3)

Represents beneficial ownership as of December 31, 2010 according to the Schedule 13G filed by Blackrock, Inc. on February 7, 2011. Blackrock, Inc. has sole voting power and sole dispositive power over all of these shares. The address for Blackrock Inc. is 40 East 52nd Street, New York, NY 10022.

(4)	Includes 2,506 shares of restricted stock and options to purchase 31,504 shares of Common Stock.
(5)

Represents 11,361,677 shares beneficially owned by the Quadrangle Entities. Mr. Huber is a Managing Principal and President of Quadrangle Group LLC, and Mr. Felsher is a Senior Advisor of Quadrangle Group LLC. Each disclaims beneficial ownership of securities beneficially owned by the Quadrangle Entities.

(6)	Includes 2,506 shares of restricted stock and options to purchase 5,704 shares of Common Stock.
(7)	Includes 2,506 shares of restricted stock and options to purchase 40,104 shares of Common Stock.
(8)	Includes 194,205 shares of restricted stock and options to purchase 218,402 shares of Common Stock.
(9)	Includes 2,506 shares of restricted stock and options to purchase 22,904 shares of Common Stock.
(10)	Includes 2,506 shares of restricted stock and options to purchase 22,904 shares of Common Stock.
(11)	Includes 41,228 shares of restricted stock, options to purchase 30,253 shares of Common Stock and 547 shares of Common Stock issued as our 401(k) matching contribution.
(12)	Includes 62,013 shares of restricted stock, options to purchase 10,000 shares of Common Stock and 301 shares of Common Stock issued as our 401(k) matching contribution.
(13)	Includes 24,171 shares of restricted stock, options to purchase 25,419 shares of Common Stock and 538 shares of Common Stock issued as our 401(k) matching contribution.
(14)	Includes 69,066 shares of restricted stock, options to purchase 69,683 shares of Common Stock and 577 shares of Common Stock issued as our 401(k) matching contribution.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Committee

As described on page 8 of this proxy statement, we have a Compensation Committee of the Board of Directors (the “Committee”) that currently consists of the following non-employee directors: Mr. Biltz (Chairperson), Mr. Heneghan, Mr. Huber and Ms. North. The Committee operates under a written charter adopted by the Board of Directors, which is available on our Internet website, ir.ntelos.com. This charter is reviewed annually by the Committee and was last amended in August 2009. The members of the Committee are “non-employee directors” (within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended) and “outside directors” (within the meaning of Section 162(m) of the Internal Revenue Code). In addition, no Committee member is a current or former employee.

General Philosophy

The objective of our compensation program is to attract and retain those employees whose judgment, abilities and experience will contribute to our continued success. The program is designed to provide overall competitive pay levels through a mix of base salary, bonus and equity compensation and ownership, create proper incentives to align management’s incentives with the long-term interests of our stockholders and reward superior performance. Our Committee is responsible for the following:

•	developing and overseeing the implementation of our philosophy with respect to the compensation of executive officers;

•	determining the compensation and benefits of our executive officers;

•	reviewing our compensation and benefit plans to ensure that they meet corporate objectives;

•	selecting compensation consultants and determining the frequency of use of compensation consultants; and

•	administering our stock plans and other incentive compensation plans.

Executive Summary for 2010

As described in this Compensation Discussion and Analysis, the Committee believes the overall compensation for our executive officers, both on a targeted and actual basis, was reasonable and within the range of compensation offered by benchmark companies and adequately reflected our performance in 2010. The Committee also believes the 2010 compensation design was effective in driving this performance by generating meaningful rewards for achieving business objectives, and a reasonable investment relative to the overall shareholder value creation in 2010. Following is a brief overview of our 2010 performance.

During 2010, we focused our efforts on growth, operational efficiencies and cash generation. For 2010, we had revenue of $545.7 million and Adjusted EBITDA (as defined below) of $220.4 million, representing a margin of 40.4%. Revenues for fourth quarter 2010 were up 6.1% over fourth quarter 2009. Adjusted EBITDA less capital expenditures for 2010 was $129.7 million, up 8.8% over 2009.

In the wireless business, we focused on expanding and improving our distribution strategy by expanding our indirect distribution channel using master agents and exclusive dealers and increasing the points of distribution and improving the quality of our direct and indirect locations. We also focused on positioning our products to remain competitive with a focus on obtaining high-value postpay customers, data users and the higher end of the prepay market. We experienced significant growth in average revenue per unit (“ARPU”) from data services of 30.9% during 2010 as a result of an increased sales emphasis on smart phones and other data-centric handsets coupled with a broader array of data packages and increased sales of data cards.

In the wireline business, we capitalized on our contiguous regional expansion strategy by acquiring certain fiber optic and network assets and related transport and data service contracts from Allegheny Energy, Inc. in December 2009 and by acquiring FiberNet in December 2010. With these two acquisitions and other capital investments, we more than doubled our fiber network and increased our density in our existing network. These acquisitions together with organic growth in our Competitive Wireline segment strategic products resulted in increased wireline revenue and Adjusted EBITDA of 11.4% and 9.4% over 2009, respectively.

During 2010, we received two federal broadband stimulus awards amounting to $11.3 million to bring broadband services and infrastructure to Alleghany County, Virginia and wireless broadband service and infrastructure to Hagerstown, Maryland.

On December 7, 2010, our Board of Directors approved a proposed plan to create separate wireless and wireline businesses by spinning off the wireline business into a publicly traded company. Consummation of the Proposed Business Separation is subject to various regulatory approvals and final approval by our Board of Directors.

Targeted Overall Compensation

Each of our named executive officers (“NEOs”) has an employment agreement with us that we describe below. Pursuant to these employment agreements, each of our NEOs receives a base salary, which is reviewed annually by the Committee. The NEOs are also eligible to participate in the annual short-term incentive plan (referred to as our Team Incentive Plan or “TIP”, discussed below) with an annual target up to a specified percentage of base salary. Each of the NEOs has annual corporate and personal goals and objectives and his or her performance is evaluated annually against those goals and objectives to assist in determining his or her total paid compensation. Under our compensation structure, the mix of base salary and target short-term incentive compensation varies depending on the employee’s level within our organization. The Committee also retains the discretion to grant bonuses outside of our TIP. We have an Equity Incentive Plan (defined below) which is used in connection with our annual short-term incentive plan as well as to provide long-term incentives through the issuance of stock options, restricted stock or other long-term incentives to the NEOs as a component of total compensation.

To assist us in determining the base salaries, target short-term incentive percentages and long-term incentive compensation of our NEOs, the Committee engages an independent compensation consultant as appropriate to perform a study of the compensation of our NEOs benchmarked against comparable senior executives in comparable telecommunications companies (the “Peer Group”) and market median information from the Consultant’s compensation database. The last such study that was performed by the Hay Group (the “Consultant”) for use in 2010 compensation analysis was in December 2008. The December 2008 study analyzed the base salary, short-term incentives as a percentage of salary and long-term incentive payouts in order to assist the Committee in determining the appropriate pay-for-performance relationship for each NEO. The Peer Group was selected based on a comparability study prepared by the Consultant, input from management and approval from the Committee.

In years during which a compensation consultant study was not performed, the Committee has worked in conjunction with management to update the Peer Group, taking into account consolidation and growth within our industry, and to obtain updated information about the Peer Group members’ executive compensation arrangements. The Committee used this process in 2010 to determine the Peer Group and the Peer Group’s 2009 executive compensation arrangements.

Based on input from management, the Committee determined that the Peer Group recommended by the Consultant in the December 2008 compensation study continued to best reflect the companies that are similar to us in terms of revenue, assets and number of employees. Therefore, the following 14 companies from the Consultant’s December 2008 study comprised our Peer Group for determining compensation arrangements for 2010:

Alaska Communications	Knology

Cincinnati Bell	Leap Wireless

Consolidated Communications	PAETEC

Fairpoint Communications	RCN Corp.

General Communication	Surewest Communications

Iowa Telecommunications	tw telecom

iPCS, Inc.	USA Mobility

Based on input from management, the Committee eliminated Centennial Communications from the December 2008 Peer Group recommended by the Consultant due to its acquisition in late 2009. After analyzing the average number of companies included in the peer groups of our Peer Group companies and determining that the number of companies in our Peer Group is above average, the Committee elected not to replace Centennial Communications with another company for our Peer Group.

In addition to base salary and TIP, the NEOs participate in our Amended and Restated Equity Incentive Plan and our 2010 Equity and Cash Incentive Plan (together with the Amended and Restated Equity Incentive Plan, the “Incentive Plan”) and they are entitled to participate in all of our and our subsidiaries’ employee benefit plans. Mr. Moneymaker and Ms. McDermott also participate in our Executive Supplemental Retirement Plan (a non-qualified pension plan). We also provide other benefits and perquisites, including a monthly automobile allowance offered as a competitive perquisite, country club dues for use by the Chief Executive Officer and Chief Financial Officer to foster business relationships and a term life insurance policy for each NEO in accordance with his or her employment agreement.

Committee Process

The Committee designs, evaluates and approves our executive compensation plans, policies and programs. The Committee annually reviews and evaluates the goals and objectives relevant to the compensation of the Chief Executive Officer and annually evaluates the performance of the Chief Executive Officer in light of those goals and objectives. The Committee establishes compensation levels and compensation awards for the NEOs. To assist in determining the level of compensation and awards for the Chief Executive Officer, the members of the Committee review corporate performance over the past 12 months and the Chief Executive Officer’s compensation relative to the most recent compensation study provided by the Consultant and Peer Group data available in public proxy statements, ensuring that the recommended compensation levels meet corporate objectives. For the remaining NEOs, the Chief Executive Officer reviews individual and corporate performance, data from the most recent compensation study provided by the Consultant and Peer Group data available in public proxy statements, and makes recommendations to the Committee. The Chief Executive Officer attends Committee meetings; however, the Committee also meets in executive session without the Chief Executive Officer (or other members of management) present when discussing the Chief Executive Officer’s compensation.

The Committee also administers our equity-based compensation plans and deferred compensation plans. The Committee also periodically reviews our management “talent” levels and management succession planning.

The Committee is authorized to retain experts, consultants and other advisors to aid in the discharge of its duties. The Committee reports regularly to the Board of Directors on matters relating to the Committee’s responsibilities. The Chairperson of the Committee works in conjunction with our senior management in establishing the agenda for Committee meetings. In addition, the Committee follows regulatory and legislative developments and considers corporate governance best practices in performing its duties.

Deductibility of Compensation

Under Section 162(m) of the Internal Revenue Code, a portion of annual compensation payable to any of our Chief Executive Officer and three other highest paid executive officers (other than the Chief Executive Officer or Chief Financial Officer) generally would not be deductible by us for federal income tax purposes to the extent such officer’s overall compensation exceeds $1,000,000 for the year. Qualifying performance-based incentive compensation (including performance-based compensation awards under our Equity Incentive Plan), however, would be excluded for purposes of determining if the executive’s compensation exceeded the $1,000,000 cap. The Committee addresses this issue when considering compensation arrangements for our executive officers. However, the Committee still believes that it is important that it have the flexibility to offer compensation that may not be deductible because of the Section 162(m) cap if deemed necessary to attract and retain qualified executive officers. In this regard, certain of the compensation paid to Mr. Hyde for 2010 will be non-deductible.

Base Salaries

Each NEO’s employment agreement sets forth a base salary which is subject to annual adjustments as determined by the Committee. The Committee’s practice is to adjust compensation (as well as consider short-term and long-term incentive grants) for each NEO and all other employees in late February or early March each year which allows for consideration of audited financial results. Annual salary adjustments, which become effective April 1, take into consideration each NEO’s performance for the year and are designed to result in an adjusted salary that is within an acceptable range of the median salary for each NEO’s comparable position within the Peer Group.

As the basis for determining the April 2010 raises granted to the NEOs, the Committee determined that the compensation study provided by the Consultant in December 2008 coupled with the compensation disclosures in the proxy statements of our Peer Group provided sufficient benchmarking for 2010 compensation updates. During this review, management computed the average of (i) the general market median, including the telecom median for certain of our NEOs, from the December 2008 compensation study provided by the Consultant and (ii) the median base salary of the comparable position of the Peer Group, both of which were adjusted for inflation. The Committee also considered the Consultant’s recommendation of salary range placements based upon attributes such as individual performance and experience. The Consultant recommended, and the Committee approved, a competitive base salary range placement of 80% to 120% of the market median. The Committee multiplied the inflation-adjusted average described above by the competitive salary range placement to determine the target salary for each NEO.

For Mr. Moneymaker, the 2010 raise represented an increase of $31,515 (10.2%) to $340,000. Mr. Moneymaker’s salary was 93% of the market median before this raise and was 102% of the market median after this raise. In light of his experience and the completion of the refinancing in August 2009 and anticipated work during 2010 on strategic alternatives, the Committee elected to raise

Mr. Moneymaker’s salary to $340,000. For Mr. Berry, the 2010 raise represented an increase of $9,320 (4.2%) to $230,820. Mr. Berry’s salary was 96% of the market median prior to this raise and was 100% of the market median after this raise, reflecting the additional experience that Mr. Berry has acquired after being promoted to Executive Vice President, President – Wireline in mid-2009. For Ms. McDermott, the 2010 raise represented an increase of $4,163 (2.0%) to $212,301. Ms. McDermott’s salary was 95% of the market median before this raise and was increased to 97% of the market median after this raise in light of her increased experience. The Committee determined that for each of the NEOs, the adjusted base salary for 2010 was within an acceptable range of the general market median (including the telecom median, if applicable) and the average base salary for the comparable position of the Peer Group.

Mr. Hyde commenced employment with us on March 30, 2009 with a base salary of $505,000. This salary was determined taking into account (i) advice from the Consultant as to what an appropriate salary for an incoming President and Chief Operating Officer, based upon his prior experience and compensation level would be, (ii) his being hired as the intended successor to the current Chief Executive Officer, and (iii) the base salary level paid to the current Chief Executive Officer. Upon his promotion to Chief Executive Officer on December 17, 2009, Mr. Hyde received a base salary increase of $70,000 to $575,000, or 13.9%, effective upon his promotion through March 31, 2011.

With respect to the base salary increases described above, the Committee also considered the anticipated level of difficulty of replacing each of our officers with someone of comparable experience and skill and a review of each NEO’s personal performance and corporate accomplishments over the previous 12 months, which included the following:

•	completed acquisition of a 2,200 route-mile fiber-optic network and associated customer contracts from Allegheny Energy, Inc. which positions us for future business expansion;

•

originated a new $670 million first lien term loan in August 2009, with a final maturity in August 2015, which was used to refinance our existing term loan agreement that was scheduled to mature commencing in December 2010;

•	exceeded key wireline segment operating initiatives, including growing strategic product revenues within the Competitive Wireline segment and achieving record Adjusted EBITDA performance; and

•	implemented a successful and ongoing succession planning process, including the replacement of three executive officers during 2009.

Mr. Hunter commenced employment with us on April 12, 2010 as Executive Vice President and President – Wireless with a salary of $340,000. To determine Mr. Hunter’s starting salary, the Committee reviewed the compensation study performed by the Consultant in December 2008, as adjusted for inflation, which indicated that the base salary at the 50th percentile for executives in comparable positions in the Peer Group was $341,665. The Committee also considered Mr. Hunter’s salary of $340,000 at iPCS, where he served as Executive Vice President and Chief Operating Officer prior to joining the Company.

Annual Short-Term Incentive Compensation

Our practice is to award annual cash bonus awards under our TIP. Participation in the TIP is available to all of our salaried-exempt employees, including our NEOs, with a hire date prior to October 1 of the applicable year, except those employees who are covered by a formal sales incentive plan. For our NEOs, the TIP award is equal to the product of (i) the individual’s eligible base salary earnings for the year, (ii) the individual’s targeted short-term incentive percentage up to a maximum percentage provided for in the plan (as finally determined based on achievement of individual performance objectives), and

(iii) our weighted performance achievement percentage. The TIP award gives an eligible participant the potential to receive a lump sum payment on or before March 15 of the succeeding year based on achievement of specified company-wide performance goals established by the Board of Directors and based on achievement of individual performance objectives, which are established at the beginning of the year under circumstances set forth in the annual short-term incentive plan. An eligible employee must achieve at least a minimum overall individual performance rating in order to be eligible for an award under our TIP. The Committee has full discretion to qualify the annual short-term incentive plan, certify that the performance goals have been achieved, terminate the plan or increase or decrease the funding available to the plan. Additionally, a TIP award may be decreased or an additional TIP award may be authorized by the Committee in its discretion as necessary to support our business needs.

The purpose of the TIP is to focus corporate and individual efforts on the accomplishment of specific financial objectives and to motivate individual participants to achieve or contribute to these objectives. It also serves to assign an at-risk element to each of our NEO’s total compensation based directly on the achievement of desired results. The Committee determined the 2010 targeted bonus percentages for each of our NEOs by averaging (i) the general market median, including the telecom median for certain NEOs, as reflected in the December 2008 compensation study provided by the Consultant and (ii) the median target short-term incentive percentage of the comparable position of the Peer Group ((i) and (ii) together, the “Average Median Short-Term Incentive Percentage”). The Average Median Short-Term Incentive Percentage was 100% for Mr. Hyde. The Average Median Short-Term Incentive Percentages for the remaining NEOs ranged from 43% to 54%. Based on these results, the Committee determined that the current targeted short-term incentive percentages for the remaining NEOs were competitive; therefore, their 2010 targeted bonus percentages remained unchanged at 100% for Mr. Hyde, 60% for Messrs. Moneymaker and Berry and 50% for Ms. McDermott. Upon commencement of his employment with us on April 12, 2010, the Committee set Mr. Hunter’s target short-term incentive percentage at 60% of his base salary based on the same factors it considered when establishing his initial base salary.

With respect to our weighted performance achievement percentage mentioned above, our performance was measured and weighted based on the following two financial metrics in 2010, as approved by the Committee: (i) net income before interest, income taxes, depreciation and amortization, accretion of asset retirement obligations and equity-based compensation charges, which we refer to as Adjusted EBITDA, 50% and (ii) revenue, which measures total consolidated operating revenues from wireless, wireline and other communication services, net of inter-company eliminations, 50%. The Committee selected these metrics after considering the focus on these metrics by the investment community in evaluating our company and the appropriateness and significance of growth in each of these metrics in 2010, as described below. The Committee also determined that successful progress related to the key projects and initiatives outlined in our 2010 business plan, including but not limited to major capital projects, would be a condition for the 2010 TIP payout due to their strategic importance to the continued growth of our business. The Committee increased the weighting for revenue in 2010 from 40% to 50% in order to emphasize the importance of our focus on revenue growth in both wireline and wireless operations in light of significant capital investments in recent years and to emphasize the importance of long-term revenue growth for stockholders.

Adjusted EBITDA is a key metric used by investors to determine if we are generating sufficient cash flows to continue to generate shareholder value, provide liquidity for future growth and continue to fund dividends and dividend increases, and the increased weight of this metric reflects our increased focus on improving this key metric. Although free cash flow was not a performance measure in 2010, the progress of major capital projects was considered and was to be a condition for a 2010 TIP payout, as described above. We believe Adjusted EBITDA is a meaningful indicator of our performance that provides useful information to investors regarding our financial condition and results of operations. Adjusted EBITDA is a non-GAAP measure commonly used in the communications industry, and by financial analysts and others who follow the industry, to measure operating performance. Additionally, Adjusted EBITDA is a primary financial covenant measure in our senior credit facility. Adjusted EBITDA should not be construed as an alternative to operating income or cash flows from operating activities (both of which are determined in accordance with generally accepted accounting principles) or as a measure of liquidity. We annually reassess the use and weighting of these and other factors.

Also, effective with the 2010 TIP, the Committee established primary and secondary weighting factors to measure Company performance. Our 2010 plan focused primarily on consolidated results, with secondary weighting factors for wireless and wireline segment results for our NEOs depending on their job function. A weighted company performance percentage was calculated for each of consolidated, wireless and wireline based on the respective achievements of Adjusted EBITDA and revenue, as described above, and a weighting percentage for each of the respective divisions. The table below indicates the company performance weightings for employees designated as corporate, wireless or wireline:

	Consolidated Performance	Wireless Business Unit Performance	Wireline Business Unit Performance
Corporate Employees	60%	20%	20%
Wireless Employees	60%	40%	0%
Wireline Employees	60%	0%	40%

For purposes of 2010 TIP, Messrs. Hyde and Moneymaker and Ms. McDermott were corporate employees, Mr. Berry was a wireline employee and Mr. Hunter was a wireless employee.

In order to preserve deductibility under Section 162(m) of the Internal Revenue Code, while giving the Compensation Committee the flexibility to tailor incentive awards for executive officers to reflect financial, operational and individual achievements based on subjective as well as objective criteria, the maximum incentive award that could be paid to any executive officer under the 2010 TIP was determined based solely on the achievement of the Company performance factors discussed above. The Compensation Committee then determined the incentive award that would be payable to the executive officer under the Plan, which was required to be the lesser of (1) the maximum incentive award that may be paid to the executive officer based solely on the achievement of the Company performance factors the Compensation Committee previously established or (2) the incentive award that would otherwise be paid to the executive officer.

The Committee established the target for 100% payout under the 2010 TIP at a level consistent with the 2010 operating plan. The Committee set the minimum TIP award at 50% of the targeted achievement level to reflect the minimum performance that would result in a TIP payout. The Committee set the maximum TIP award at 200% of the targeted achievement level, which was believed to be realizable only upon exceptional outperformance of our business objectives.

The following table details the minimum, target and maximum levels that had to be achieved in order for a 50%, 100% or 200% payout, respectively, for 2010.

($’s in thousands)	50% Minimum Payout			100% Target Payout			200% Maximum Payout
Performance Factor	2010 Minimum Achievement Level ($)	Increase over (Decrease from) prior year ($)	Increase over (Decrease from) prior year (%)	2010 Target Achievement Level ($)	Increase over (Decrease from) prior year ($)	Increase over (Decrease from) prior year (%)	2010 Maximum Achievement Level ($)	Increase over (Decrease from) prior year ($)	Increase over prior year (%)

Consolidated Performance:

Adjusted EBITDA	213,533	(13,607)	(6.0%)	221,033	(6,107)	(2.7%)	236,033	8,893	3.9%

Revenue	538,082	(11,618)	(2.1%)	553,082	3,382	0.6%	583,082	33,382	6.1%

Wireless Performance:

Adjusted EBITDA	146,724	(15,068)	(9.3%)	151,724	(10,068)	(6.2%)	161,724	(68)	0.0%

Revenue	407,690	(16,988)	(4.0%)	418,940	(5,738)	(1.4%)	441,440	16,762	3.9%

Wireline Performance:

Adjusted EBITDA	72,004	411	0.6%	74,504	2,911	4.1%	79,504	7,911	11.0%

Revenue	129,927	5,386	4.3%	133,677	9,136	7.3%	141,177	16,636	13.4%

Although certain of the 2010 achievement levels in the table above represent declines from prior year operating results, the Committee considered the 2010 achievement levels to be appropriate targets in light of the effects of certain events in 2009 which negatively impacted 2010. In particular, following a contractual travel data rate reset on July 1, 2009, our monthly calculated revenue from Sprint under our wholesale contract fell below the $9.0 million minimum. At the time the 2010 achievement levels were set, the estimated impact of this rate reset was a reduction of $4.8 million in revenue from 2009. In addition, we exited 2009 with a lower subscriber level than we had at the beginning of 2009. As a result, our 2010 subscriber revenues were negatively impacted; however, our 2010 achievement levels represent subscriber growth and an increase in subscriber revenue over the December 2009 run rate, particularly in the higher value postpay segment.

Individual achievement of each of the NEO’s individual performance objectives for 2010 (other than our CEO’s) was reviewed by our CEO, who then reviewed these with the Committee. The Committee reviewed the achievement of our CEO’s personal objectives for 2010 in executive session without the CEO present. Each of the NEOs was recognized for his or her contributions toward exceeding our company-wide performance measures for Adjusted EBITDA and revenues. Each NEO was also evaluated based on his or her performance toward meeting the operational and budgetary objectives for each executive’s functional area of responsibility. In addition, the following sets forth selected performance highlights for each of our NEOs that were considered in determining the individual performance achievement percentages under our annual short-term incentive plan.

Mr. Hyde:

•	enhancement of talent and experience in the wireless business personnel;

•	successful integration of Alleghany asset acquisition;

•	FiberNet acquisition and initial integration; and

•	assessment and coordination of the Proposed Business Separation.

Mr. Berry:

•	successful integration of Alleghany asset acquisition;

•	FiberNet acquisition and initial integration;

•	successful preparation leading up to the receipt of the wireline Rural Utilities Services grant;

•	contributed to exceeding key wireline operating initiatives, including growing strategic product revenues within the Competitive Wireline segment and growth in Adjusted EBITDA; and

•	achieved high quality results for customer service and regulatory compliance.

Mr. Hunter:

•	expanded indirect distribution channel leading to the signing of master agents;

•	successful turnaround of postpay subscriber and revenue growth in the latter half of 2010; and

•	successful preparation leading up to the receipt of the wireless Rural Utilities Services grant.

Ms. McDermott:

•	assessment and coordination of the Proposed Business Separation;

•	successful preparation leading up to the receipt of two Rural Utilities Services grants;

•	leadership role in our successful efforts on legislation concerning rates charged by Virginia’s local exchange carriers that was enacted by the Virginia General Assembly in the 2010 session;

•

provided legal advice and support to all levels within all NTELOS organizations including advice and negotiation on legal disputes and negotiation and review of key vendor, carrier and customer contracts;

•	leadership role in obtaining timely approval on an accelerated basis from six state regulatory commissions and the FCC for the FiberNet acquisition;

•	provided regulatory and legal oversight of complex access charge issues, tariffs, and billings, including dispute resolution and tariff interpretation; and

•	handled all regulatory compliance and reporting requirements, including CPNI regulations and notifications, Universal Service Fund reporting, tariff filings, video filings, and CALEA compliance.

Mr. Moneymaker:

•	FiberNet acquisition and initial integration;

•	coordinated the issuance of $125 million incremental debt facility to fund the FiberNet acquisition;

•	assessment and coordination of the Proposed Business Separation;

•	filing and effectiveness of a shelf registration statement;

•

provided leadership to the corporate business units, including accounting, information technology, investor relations, human resources, tax, internal audit and regulatory, in the execution of their business plans;

•	provided oversight of the investor relations program, including communication with investors and analysts; and

•	ensured disclosure controls and procedures were established and maintained to ensure compliance with the Sarbanes-Oxley Act.

The Committee used its discretion under the Incentive Plan to adjust recorded results for unusual unbudgeted items and determined a weighted Company performance achievement of 77.8% for Messrs. Hyde and Moneymaker and Ms. McDermott, 60.4% for Mr. Hunter and 95.2% for Mr. Berry. The Committee also approved individual performance achievements for each of the NEOS as follows: Mr. Hyde, 110%; Mr. Moneymaker, 110%; Mr. Hunter, 100%; Mr. Berry, 110%; and Ms. McDermott, 105%.

The Committee also determined to award an additional discretionary 10% bonus payout for our employees, including our NEOs. The Committee made this determination after taking into account our improved performance in the second half of 2010 and a desire to incentivize continued improved performance in 2011 as well as anticipated contributions toward the completion of the Proposed Business Separation and continued successful integration of the FiberNet acquisition.

Long-Term Incentive Compensation

Our Incentive Plan defines the incentive arrangements for eligible participants and:

•

authorizes the granting of stock options, stock appreciation rights, performance shares, restricted stock and other incentive awards, all of which may be made subject to the attainment of performance goals established by the Committee;

•	provides for the enumeration of the business criteria on which an individual’s performance goals are to be based; and

•	establishes the maximum share grants or awards (or, in the case of incentive awards, the maximum compensation) that can be paid to a participant in the Incentive Plan.

The Incentive Plan permits the Committee to award stock options, grants of restricted stock, stock appreciation rights and performance unit awards that are tied to corporate performance because the Committee believes such awards provide an effective means of delivering incentive compensation and also encourage stock ownership on the part of management. The principal form of equity awards has historically been stock options as the Committee believes that they are an effective form of long-term incentive compensation given that the value is realized only upon an increase in the stock price of the Company above the strike price of the stock option grant. However, the 2008 compensation study provided by the Consultant indicated that stock awards have increased substantially in prevalence compared to the Consultant’s previous study. Specifically, stock options have modestly decreased and time-vested restricted stock is currently the most prevalent long-term incentive (“LTI”) vehicle, with almost half of the Peer Group companies using more than one LTI vehicle. As a result, the Committee elected to grant a combination of stock options and restricted stock to our NEOs in 2010 as it had in 2009 and 2008.

With the exception of certain significant promotions and new hires, we intend to make these types of awards at a meeting of the Committee held in the first fiscal quarter of each year. The Committee selected this timing because it enables us to consider our and the potential recipients’ prior year performance and our expectations for the future. The awards also are made early in the year in order to maximize the time-period for the incentives associated with the awards. The Committee’s schedule also is designed so that future regular equity awards could be granted following the release of prior year financial results.

The Committee determined that the LTI targets established in the compensation study performed by the Consultant in 2008 combined with an analysis of long-term equity incentive data from the proxy statements of our Peer Group were sufficient benchmarks to assist the Committee in determining long-term equity compensation for our NEOs in 2010. Based on this review, the Committee determined that the total value of long-term incentive equity awards for 2009 would be the most appropriate LTI value for 2010. To validate the use of 2009 LTI values for 2010, the Committee created two benchmarks by averaging the LTI targets determined by the Consultant as noted above with each of the 50th percentile and the 75th percentile of the LTI target of the comparable position of the Peer Group. Based on this review, the Committee determined that the 2009 LTI values were still appropriate for 2010. The 2009 LTI values for Messrs. Berry and Moneymaker fell between the benchmarks using 50th percentile and the 75th percentile and for Ms. McDermott were slightly less than the benchmark using the 50th percentile.

The Committee also considered other qualitative factors related to length of service and performance in determining the LTI value for each NEO. With respect to Mr. Berry, the Committee considered his scope of responsibilities as Executive Vice President and President – Wireline, but also took into account his being new in this position and that the wireline operations are smaller in scope than some of the companies in the Peer Group. With respect to Ms. McDermott, the Committee considered her experience of more than nine years as our Senior Vice President – Legal and Regulatory Affairs addressing a complex set of wireless and wireline legal and regulatory matters, but also took into account the totality of her responsibilities compared to the general counsel position for which peer group data is available. With respect to Mr. Moneymaker, the Committee took into account both the broad scope of his financial and strategic responsibilities as Executive Vice President and Chief Financial Officer, Treasurer and Secretary as well as his experience of more than 10 years in this position.

The 2010 LTI target values were the following for our NEOs (with the exception of Messrs. Hyde and Hunter, which are described below): $336,680 for Mr. Berry; $191,262 for Ms. McDermott; and $496,237 for Mr. Moneymaker. Based on prior year benchmarks, the Committee determined that the value of the 2010 equity awards should be split equally between restricted stock and stock options. In order to determine the level of restricted shares granted in March 2010, the Committee divided 50% of the 2010 LTI target value by the average closing stock price of our common stock for the month of February 2010, or $16.68 per share. Accordingly, the Committee approved the following restricted stock awards for our NEOs on March 1, 2010: 10,092 shares of restricted stock for Mr. Berry; 5,733 shares of restricted stock for Ms. McDermott; and 14,875 shares of restricted stock for Mr. Moneymaker. In order to determine the level of stock options granted in March 2010, the Committee divided 50% of the LTI target value by the average Black-Scholes value per share of our common stock for the month of February 2010, or $3.50 per share. Accordingly, the Committee approved the following stock option awards for our NEOs on March 1, 2010: 48,057 for Mr. Berry; 27,301 for Ms. McDermott; and 70,831 for Mr. Moneymaker. The Committee does not adjust the number of annual LTI equity awards upward or downward based on the closing price of our common stock on the date of grant; therefore, the dollar value of the LTI grants on the date of grant vary based on changes in the price of our common stock. The actual value of the annual LTI awards for our NEOs on the March 1, 2010 grant date was: $359,396 for Mr. Berry; $204,167 for Ms. McDermott; and $529,720 for Mr. Moneymaker.

In connection with his promotion to Chief Executive Officer on December 17, 2009, Mr. Hyde was granted 229,991 stock options, which vest one fourth annually commencing on December 17, 2010, and 47,349 shares of restricted stock, which shares cliff vest on the third anniversary of the grant date. Additionally, in recognition of Mr. Hyde’s promotion, he received a one-time payment of $505,000, payable 75% in cash on March 30, 2010, and 25% in shares of restricted stock (7,970 shares) which shares were issued on December 17, 2009 and which shares shall cliff vest on the third anniversary of the grant date.

In connection with Mr. Hunter’s commencement of employment in April 2010, he was granted 40,000 stock options, which vest one fourth annually beginning on the first anniversary of the grant date, and 40,000 shares of restricted stock, which shares vest one third annually beginning on the first anniversary of the grant date. These equity awards were granted to Mr. Hunter as an inducement to gain an executive with his level of relevant experience and to provide him with an immediate opportunity to become substantially invested in the long-term success of the Company. Previously Mr. Hunter was Executive Vice President and Chief Operating Officer of iPCS, a Vice President of United States Cellular Corporation and Vice President and General Manager of the Virginia region of PrimeCo PCS.

Pursuant to applicable SEC rules, the amounts reflected as stock and option awards in the Summary Compensation Table include the aggregate grant date fair value of the respective awards granted during the year.

Key Employee Retention Program

In light of the uncertainty and employee retention issues likely to arise from the announcement of the Proposed Business Separation, the Committee engaged the Consultant to provide an overview of retention pay practices and a recommendation of design alternatives for a retention plan. Based on its review of precedent transactions, the Consultant recommended that we provide a time-vested retention program paid in stock for our executive officers and provided a targeted value for the equity awards. This targeted value approximated each executive officer’s target TIP percentage, which was the percentage chosen by the Committee to determine the value of the equity awards.

In connection with the Proposed Business Separation and after considering retention program design alternatives prepared by the Consultant, the Committee approved a Key Employee Retention Program (“KERP”), which includes time-vested restricted stock awards to our NEOs. These awards were based on the target TIP percentage of each NEO multiplied by the average closing price of our Common Stock for the month of November 2010.

On December 7, 2010, the Compensation Committee approved the grant of restricted stock awards for the following named executive officers: James A. Hyde, 38,179 shares; Michael B. Moneymaker, 13,546 shares; Conrad J. Hunter, 11,778 shares; Frank L. Berry, 7,996 shares; and Mary McDermott, 6,129 shares. The restricted stock awards vest upon the earlier of the second anniversary of the consummation of the Proposed Business Separation or the fourth anniversary of the award grant date. For Messrs. Hyde and Moneymaker, 13,280 and 4,712 of their restricted stock awards, respectively, are subject to additional performance vesting provisions tied to achievements under the 2011 Team Incentive Plan for each of our wireless and wireline businesses which need to be met in order to vest and which could result in the forfeiture of certain shares, or the issuance of more shares, of restricted stock. The Committee approved these performance vesting requirements in order to incentivize these executives to meet or exceed the 2011 business plan while also executing the Proposed Business Separation.

As a Proposed Business Separation incentive bonus, the Compensation Committee approved the grant of additional restricted stock awards for Mr. Hyde and Mr. Moneymaker in the amount of 16,599 and 9,815 shares, respectively (the “Separation Incentive Awards”). These restricted stock awards vest upon the first anniversary of the consummation of the Proposed Business Separation. The intent of this award is to pay these executives for executing a successful separation of the wireline and wireless businesses and to act as a vehicle to incent future alignment and retention. The Consultant recommended and the Committee approved an award value of 75% of base pay for Mr. Hyde and 50% of base pay for Mr. Moneymaker.

In connection with the Proposed Business Separation, the Committee also took action with respect to the NEOs’ employment agreements as described in “Employment Agreements” below. Our new employment agreements with each of Mr. Hyde and Mr. Moneymaker further provide that the Board of Directors has discretion following consummation of the Proposed Business Separation to grant these officers an additional incentive bonus in the form of a restricted stock award in an amount up to 16,599 and 9,815 shares, respectively, which restricted stock awards, if granted, would have the same terms as the Separation Incentive Awards. Our employment agreement with Mr. Hyde also provides that upon termination of his employment agreement with The New Wireline Company, in his continued role as Chief Executive Officer of the NTELOS, Mr. Hyde will be awarded additional grants of stock options and restricted stock awards, each with a value of $500,000. These awards will vest at a rate of 20% per year commencing on the first anniversary date of the award.

Stock Ownership Guidelines

Our Board of Directors implemented stock ownership guidelines for our executive officers in August 2006 to emphasize the link between officers and the long-term interests of our stockholders and to enhance our image by openly communicating to investors, market analysts and the public that officer interests are tied directly to our long-term success through personal capital investment in our Common Stock. The stock ownership guidelines generally require that each executive own a minimum number of shares of our Common Stock having a value equal to a multiple of the executive’s base salary (as calculated below). The guidelines for our NEOs are as follows: five times annual base salary for our Chief Executive Officer, three times annual base salary for our Executive Vice Presidents and two times annual base salary for our Senior Vice President. As a new executive officer who did not previously own Common Stock, Mr. Hyde’s stock ownership requirement, as approved by the Compensation Committee, is that he own a minimum dollar value of Common Stock equal to five times his annual base salary on March 30, 2009, his date of hire, by March 30, 2014 (“initial target ownership value”), and an additional target ownership value of $350,000 by March 30, 2015.

Compliance with the guidelines is calculated using the latter of the executive’s base salary on August 22, 2006, the date the guidelines were initially adopted, or the executive’s base salary on the date of hire or promotion. The value of the Common Stock is calculated as the average of the closing Common Stock price on NASDAQ for the trading days in the 90 calendar day period ending on the latter of August 22, 2006 or the date of hire or promotion. Each executive officer must maintain the minimum level of equity ownership (or in the case of our CEO, the minimum value of equity ownership) provided in these stock ownership guidelines. This level does not fluctuate as a result of future changes in the executive’s base salary or in the Common Stock price.

The Nominating and Governance Committee reviews these stock ownership guidelines periodically and, if changes are deemed appropriate, submits such recommended changes to the Board of Directors for consideration and approval.

As of December 31, 2010, each of our current NEO’s actual and required beneficial ownership is as follows:

Name	Vested shares of Common Stock held (#)	Minimum shares of Common Stock required to be held (#)	Value of vested shares of Common Stock held ($)	Minimum value of Common Stock required to be held ($)	Hold level deadline
Frank L. Berry(1)	17,642	33,628	N/A	N/A	3/31/2013
Conrad J. Hunter(2)	136	59,096	N/A	N/A	4/12/2015
James A. Hyde(3)	N/A	N/A	444,180	2,875,000	3/30/2015
Michael B. Moneymaker	167,227	52,936	N/A	N/A	5/2/2008
Mary McDermott	45,652	27,354	N/A	N/A	5/2/2008

(1)	Mr. Berry was promoted to Executive Vice President, President Wireline on July 1, 2009. Prior to his promotion, Mr. Berry was Vice President of Operations and Engineering for the Company and had a minimum hold level of 5,667 shares, which hold level deadline was May 2, 2008.

(2)	Mr. Hunter was hired by the Company on April 12, 2010. His target ownership level was calculated as the product of three times his annual salary on his hire date, consistent with the policy described above, and the average closing stock price of our Common Stock for the trading days in the 90 calendar day period ending on his hire date. His hold level deadline will be phased in as follows: 23,638 shares required to be held by April 12, 2013; 41,367 shares are required to be held by April 12, 2014; and 59,096 shares are required to be held by April 12, 2015.
(3)	Mr. Hyde’s hold level will be phased in as follows: $2,525,000 by March 30, 2014 and $2,875,000 by March 30, 2015.

As disclosed in the Outstanding Equity Awards at Fiscal Year-End table included herein, each NEO also beneficially owns stock options, which become exercisable over time, and unvested shares of restricted stock, which will vest over time.

Employment Agreements

We have employment agreements with each of our executive officers. In connection with entering into these employment agreements, we considered market norms. These employment agreements provide that the base salary, TIP participation and certain other benefits will continue throughout the term of the employment agreements, and the agreements also contain non-compete provisions, change of control protection and severance arrangements.

In connection with the Proposed Business Separation, the Compensation Committee approved new employment agreements with each of our NEOs on December 7, 2010 that extended the terms of the NEOs’ prior employment agreements to December 31, 2012 (other than the employment agreements of Mr. Hyde and Mr. Hunter the terms of which were previously December 31, 2012). The employment agreements automatically extend from year to year thereafter, unless notice of termination is previously provided. Otherwise, the new employment agreements are substantially similar to the prior employment agreements. Our employment agreement with Mr. Moneymaker also provides that it is the current intention of the Board of Directors that Mr. Moneymaker will be appointed to our Board of Directors as of the effective date of the Proposed Business Separation.

The Compensation Committee also approved an employment agreement with Mr. Hyde to serve as Chief Executive Officer and President of The New Wireline Company for an initial term of six months from the consummation of the Proposed Business Separation, subject to automatic six-month renewals as set forth in written notice by us to Mr. Hyde not less than 30 days prior to the end of the initial term, at a salary of $400,000 for each six month term payable as provided in the employment agreement. The employment agreement further provides that it is the intention of the Board of Directors that Mr. Hyde serve on the Board of Directors of The New Wireline Company. In the event of termination of Mr. Hyde’s employment agreement with NTELOS prior to the effective date of the Proposed Business Separation or if the Proposed Business Separation has not occurred by March 31, 2012, this employment agreement shall be null and void and no rights or obligations shall have accrued thereunder.

Qualified Retirement Plan

We offer a qualified pension plan (the Revised Retirement Plan for Employees of NTELOS Inc. or the “Pension Plan”) for all employees hired before October 1, 2003 to provide an annual retirement benefit. As of December 31, 2010, we had 1,445 active full-time employees, of which 573 were covered by the Pension Plan. We believe that the Pension Plan is a valuable benefit in the retention of our experienced workforce. Messrs. Berry and Moneymaker and Ms. McDermott are participants in the Pension Plan.

Non-qualified Supplemental Retirement Plan

In addition to the Pension Plan, we provide the Executive Supplemental Retirement Plan (“SERP”) to supplement the retirement benefits payable under NTELOS Inc.’s tax-qualified plans to those key employees selected to participate. Mr. Moneymaker and Ms. McDermott are the only active employee participants in the SERP. The SERP participation benefit is provided in these NEO’s employment agreements. The SERP is a non-qualified, unfunded retirement plan that is provided primarily for the purpose of providing our NEOs with retirement benefits for the portion of their salary in excess of $245,000 which is not covered by the Pension Plan, and for the portion of their salary which is not covered by any other tax-qualified company-funded retirement benefit.

Change of Control Payments

The employment agreements with our NEOs provide our NEOs with change of control protection as described under “Change of Control and Severance Arrangements” beginning on page 48 of this proxy statement. We believe that by providing our NEOs with this change of control protection, we allow our senior management to focus on maximizing stockholder value and mitigate the necessity for management’s attention to be diverted toward finding new employment in the event a change of control occurs. We also believe our arrangement facilitates the recruitment of talented executives through the provision of guaranteed protection in the event we are acquired shortly after accepting an employment offer.

Severance Arrangements with our NEOs

Each NEO’s employment agreement provides for severance arrangements upon the occurrence of certain events, as described under “Change of Control and Severance Arrangements” beginning on page 48 of this proxy statement. We believe that companies should provide reasonable severance benefits to employees. With respect to our NEOs, these severance benefits should reflect the fact that it may be difficult for executives to find comparable employment within a short period of time. Such arrangements also should disentangle us from the former executive as soon as practicable.

Compensation Recoupment Policy

In order to further align management’s interests with the interests of stockholders and support good governance practices, the Board of Directors implemented a Compensation Recoupment Policy in December 2009. The Compensation Recoupment Policy provides that the Board of Directors has the authority to obtain reimbursement of any portion of any performance based compensation paid or awarded, whether cash or equity based, where the payment or award was predicated upon the achievement of certain financial results or metrics that are subsequently the subject of a restatement or correction, from the officers and from other employees responsible for accounting errors resulting in the restatement or correction.

Perquisites and Other Benefits

We annually review any perquisites that our Chief Executive Officer and the other NEOs may receive. The Committee obtained and reviewed a list of perquisites and their prevalence in the market from the Consultant and determined that no changes to the perquisites and benefits provided by us to the NEOs would be necessary for 2010. We provide each of our NEOs with a vehicle allowance, which we believe is consistent with the practice of our competitors. We also want to encourage our Chief Executive Officer and Chief Financial Officer to belong to a local country club so that they have an appropriate venue for business meetings, an appropriate entertainment forum for customers and appropriate interaction with their communities. To that extent, we paid the annual country club dues for Mr. Hyde in 2010. In addition to the cash and equity compensation discussed above, we provide our Chief Executive Officer and the other NEOs with the same benefit package available to all of our salaried employees. The package includes:

•	Health and dental insurance (portion of costs);

•	Basic life insurance;

•	Long-term disability insurance; and

•	Participation in NTELOS Inc.’s Savings and Security Plan (401(k) plan), including Company match.

We also provide the retirement and change of control benefits described above.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” section of this proxy statement with management and, based on such review and discussion, the Compensation Committee recommends that it be included in this proxy statement.

Submitted by: Compensation Committee

Timothy G. Biltz (Chairperson)
Daniel J. Heneghan
Michael Huber
Julia B. North

The Compensation Committee Report does not constitute solicitation material and shall not be deemed filed or incorporated by reference into any of our other filings and/or the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this report by reference therein.

Compensation Committee Interlocks

The Compensation Committee currently consists of Messrs. Biltz, Heneghan and Huber and Ms. North. No member of the Compensation Committee was an employee of NTELOS during the last fiscal year or an officer of NTELOS in any prior period. There are no Compensation Committee interlocks between us and other entities involving our executive officers and members of the Board of Directors who serve as an executive officer or board member of such other entities.

Certain Relationships and Related Transactions

Our Board of Directors has adopted a written policy that generally provides that we may enter into a related party transaction only if the Audit Committee shall approve or ratify such transaction in accordance with the guidelines set forth in the policy and if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party; the transaction is approved by the disinterested members of the Board of Directors; or the transaction involves compensation approved by our Compensation Committee.

Our Audit Committee Charter provides that management shall report to the Audit Committee any proposed “related party” transaction that might be considered material to us or the related party, or required to be disclosed by applicable disclosure rules. The Audit Committee shall be responsible for the review and oversight contemplated by NASDAQ with respect to any such reported transactions. We have not entered into any related party transactions subsequent to our initial public offering in February 2006.

Summary Compensation Table

Name and Principal Position	Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Option Awards(4) ($)	Non- Equity Incentive Plan Compensation(5) ($)	Change in Pension Value and Non- qualified Deferred Compensation Earnings(6) ($)	All Other Compensation(7) ($)	Total ($)

James A. Hyde, President and Chief Executive Officer	2010	575,000	57,500	999,699	—	492,085	—	17,536	2,141,820
	2009	385,284	1,378,750	2,040,188	2,203,335	—	—	38,614	6,046,171

Michael B. Moneymaker, Executive Vice President and Chief Financial Officer, Treasurer and Secretary	2010	332,121	19,927	774,615	270,300	170,538	223,056	207,492	1,998,049
	2009	304,465	—	326,739	101,409	—	175,467	198,703	1,106,783
	2008	286,552	—	106,600	124,412	212,335	413,330	162,117	1,305,346

Conrad J. Hunter, Executive Vice President and President – Wireless	2010	246,064	14,764	966,549	173,318	89,174	—	143,031	1,632,900

Frank L. Berry, Executive Vice President and President – Wireline	2010	228,490	13,709	386,233	183,391	143,565	66,503	27,492	1,049,383
	2009	196,801	—	238,110	97,476	—	29,549	27,663	589,599

Mary McDermott, Senior Vice President – Legal and Regulatory Affairs	2010	211,260	10,563	244,241	104,184	86,289	97,447	74,302	828,286
	2009	206,623	—	129,582	35,752	—	73,550	86,361	531,868
	2008	200,557	—	38,376	43,862	123,844	155,499	77,010	639,148

Former Executive Officer:

Frank C. Guido, former Executive Vice President and President – Wireless(8)	2010	54,188	—	—	—	—	—	850,425	904,613
	2009	258,825	—	223,971	93,946	—	—	43,460	620,202

(1)	Each of the NEOs has an employment agreement with us that sets forth his or her respective minimum base salary which is subject to annual adjustments as determined by the Committee. The Committee’s practice is to adjust compensation for each NEO and all other employees in April each year which allows for consideration of audited financial results and approved short-term and long-term incentive grants.

During 2010, each of the NEOs, other than Mr. Hyde and Mr. Guido, participated in the NTELOS Inc. Savings and Security Plan (the “401(k) Plan”). NTELOS Inc.’s 401(k) Plan allows eligible employees to tax-defer up to 20% of their salary through contributions to their 401(k) Plan up to the IRS maximum of $16,500 for 2010. In addition, employees age 50 or older as of the last day of the calendar year are eligible to contribute up to 100% of their salary for the catch up contribution, up to the IRS maximum of $5,500 for 2010. The tax-deferred 401(k) contributions for our NEOs were the following for 2010: $12,992 for Mr. Berry; $12,383 for Mr. Hunter; and $17,182 each for Ms. McDermott and Mr. Moneymaker.

(2)	On February 28, 2011, the Committee determined to award a special 10% bonus payout for our employees, including our NEOs. The Committee made this determination after taking into account our improved performance in the second half of 2010 and a desire to incentivize continued improved performance in 2011 as well as anticipated contributions toward the completion of the Proposed Business Separation and continued successful integration of the FiberNet acquisition.

(3)	The values for each year represent the aggregate grant date fair value of stock awards granted during each respective year computed in accordance with FASB ASC 718, Share-Based Payment. For a discussion of the assumptions used in determining the compensation cost associated with these stock awards, see note 9 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2010.
(4)	The values for each year presented were computed in accordance with FASB ASC 718 and represent the aggregate grant date fair value related to stock options that were granted to the NEOs during each respective year. For a discussion of the assumptions used in determining the compensation cost associated with option awards, see note 9 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2010.
(5)	The values for 2010 represent the cash bonus paid to each NEO in connection with our annual short-term incentive plan. For Messrs. Hyde and Moneymaker and Ms. McDermott, the Company performance achievement percentage was 77.8%. For Mr. Berry, the Company performance achievement percentage was 95.2% and for Mr. Hunter, the Company performance achievement percentage was 60.4%. The individual performance percentage for Messrs. Hyde, Moneymaker and Berry was 110%, for Ms. McDermott was 105% and for Mr. Hunter was 100%, as approved by the Committee. For further details on our annual short-term incentive plan, see “Annual Short-Term Incentive Compensation” in the Compensation Discussion and Analysis on page 27.
(6)	The 2010 values consist entirely of the change in the value of accumulated pension benefits for the qualified and non-qualified pension plans. For the participating NEOs, the values are based on the earliest date at which there is no early retirement reduction. The separate values for each NEO and each plan are as follows:

•	for Mr. Moneymaker, the table includes $93,577 representing the change in value under the qualified pension plan and $129,479 representing the change in value under the non-qualified pension plan;

•	for Mr. Berry, the table includes $66,503 representing the change in value under the qualified pension plan; and

•	for Ms. McDermott, the table includes $61,060 representing the change in value under the qualified pension plan and $36,387 representing the change in value under the non-qualified pension plan.

(7)	Included in “All Other Compensation” for 2010 are the following elements that exceed $10,000 and perquisites required to be reported:

•

During 2010, we paid dividends in the amount of $1.12 per share on all shares of Common Stock. The portion of these dividends related to Common Stock that was purchased in 2005 under the Equity Incentive Plan by each NEO (formerly Class A Common Stock) amounted to: $186,771 for Mr. Moneymaker; $19,387 for Mr. Berry; and $64,075 for Ms. McDermott;

•

Severance benefits totaling $847,595 for Mr. Guido, who resigned as our Executive Vice President and President, Wireless effective March 15, 2010. The severance benefits are consistent with those provided for in Mr. Guido’s employment agreement and are described in more detail in “Change in Control and Severance Arrangements” beginning on page 48; and

•	Perquisites totaling more than $10,000 in the aggregate for Messrs. Hunter, Hyde and Moneymaker, inclusive of the following:

•

automobile allowance offered as a competitive perquisite, which includes a monthly vehicle allowance, gas reimbursement up to 10,000 miles and personal property tax reimbursement ($7,819 for Mr. Hyde; $9,779 for Mr. Moneymaker; and $5,072 for Mr. Hunter);

•	country club dues and fees to foster business relationships of $5,556 for Mr. Hyde;

•	relocation expenses in the amount of $130,229 for Mr. Hunter; and

•	premium payments on external life insurance policies in accordance with each NEO’s employment agreement.

(8)	Mr. Guido’s employment with the Company terminated in March 2010.

Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum (S)	Threshold ($)	Target ($)	Maximum ($)
James A. Hyde	12/7/2010							24,899	(5)				454,407
	12/7/2010							6,640	(6)				121,180
	12/7/2010							6,640	(7)				121,180
	12/7/2010							16,599	(8)				302,932
	N/A	287,500	1,150,000	2,300,000
Michael B. Moneymaker	3/1/2010							14,875	(2)				259,420
	3/1/2010							5,095	(3)				88,857
	3/1/2010									70,831	(2)	17.44	270,300
	12/7/2010							8,834	(5)				161,221
	12/7/2010							2,356	(6)				42,997
	12/7/2010							2,356	(7)				42,997
	12/7/2010							9,815	(8)				179,124
	N/A	99,636	398,546	797,091
Conrad J. Hunter	4/12/2010							40,000	(4)				751,600
	4/12/2010									40,000	(4)	18.79	173,318
	12/7/2010							11,778	(5)				214,949
	N/A	73,819	295,277	590,554
Frank L. Berry	3/1/2010							10,092	(2)				176,004
	3/1/2010							3,687	(3)				64,301
	3/1/2010									48,057	(2)	17.44	183,391
	12/7/2010							7,996	(5)				145,927
	N/A	68,547	274,188	548,376
Mary McDermott	3/1/2010							5,733	(2)				99,984
	3/1/2010							1,858	(3)				32,404
	3/1/2010									27,301	(2)	17.44	104,184
	12/7/2010							6,129	(5)				111,854
	N/A	52,815	211,260	455,521

(1)	Our performance achievement percentages for the 2010 TIP under our 2010 Equity and Cash Incentive Plan for corporate, wireline and wireless were 77.8%, 95.2% and 60.4%, respectively. The individual performance percentages were: 110% for Mr. Hyde, 110% for Mr. Moneymaker, 100% for Mr. Hunter, 110% for Mr. Berry and 105% for Ms. McDermott. Therefore, on March 1, 2011, we made the following cash payouts to our NEOs: $492,085 for Mr. Hyde; $170,538 for Mr. Moneymaker; $89,174 for Mr. Hunter; $143,565 for Mr. Berry; and $86,289 for Ms. McDermott. For further information on the company performance achievement percentages and individual performance percentages for the 2010 TIP, see “Annual Short-Term Incentive Compensation” in the Compensation Discussion and Analysis included herein.
(2)	On March 1, 2010, the Compensation Committee, after considering a competitive market review of long-term incentives for its executive officers, approved restricted stock and stock option grants under the Amended and Restated Equity Incentive Plan. The closing stock price on the date of the grant, which also represents the fair value of the restricted stock awards, was $17.44 per share and the Black-Scholes grant date fair value of the option awards was approximately $3.82 per share.

(3)	On March 1, 2010, the Compensation Committee approved additional restricted stock award grants for Mr. Moneymaker, Mr. Berry and Ms. McDermott based on 2009 performance achievements in light of there not being a TIP payout for 2009. The closing stock price on the date of grant, which also represents the fair value of the restricted stock awards, was $17.44 per share.
(4)	In connection with the commencement of his employment on April 12, 2010, Mr. Hunter was granted 40,000 stock options and 40,000 shares of restricted stock. The closing stock price on the date of the grant, which also represents the fair value of the restricted stock awards, was $18.79 per share and the Black-Scholes grant date fair value of the option awards was approximately $4.33 per share.
(5)	On December 7, 2010, the Committee granted restricted stock awards in connection with the KERP, described in detail on page 34 of Compensation Discussion and Analysis. The closing stock price on the date of the grant, which also represents the fair value of the restricted stock awards, was $18.25 per share.
(6)	For Messrs. Hyde and Moneymaker, 6,640 and 2,356 of their restricted stock awards, respectively, granted in connection with the KERP on December 7, 2010 are subject to additional performance vesting provisions tied to achievements under the 2011 Team Incentive Plan for our wireless business which need to be met in order to vest and which could result in the forfeiture of certain shares or the issuance of more shares of restricted stock. The closing stock price on the date of the grant, which also represents the fair value of the restricted stock awards, was $18.25 per share.
(7)	For Messrs. Hyde and Moneymaker, 6,640 and 2,356 of their restricted stock awards, respectively, granted in connection with the KERP on December 7, 2010 are subject to additional performance vesting provisions tied to achievements under the 2011 Team Incentive Plan for our wireline business which need to be met in order to vest and which could result in the forfeiture of certain shares or the issuance of more shares of restricted stock. If the 2011 performance conditions are met, these awards will vest upon the earlier of the second anniversary of the consummation of the Proposed Business Separation or the fourth anniversary of the award grant date. The closing stock price on the date of the grant, which also represents the fair value of the restricted stock awards, was $18.25 per share.
(8)	As a Separation Incentive Bonus, the Committee approved the grant of additional restricted stock awards for Messrs. Hyde and Moneymaker in the amount of 16,599 and 9,815 shares, respectively, on December 7, 2010. The closing stock price on the date of the grant, which also represents the fair value of the restricted stock awards, was $18.25 per share.

As described in the “Annual Short-Term Incentive Compensation” section of the Compensation Discussion and Analysis, our company performance was measured and weighted based on the following two factors for 2010, as determined by management and approved by the Committee: (i) Adjusted EBITDA, 50% and (ii) revenue, 50%. Our 2010 plan focused primarily on consolidated results, with secondary weighting factors for wireless and wireline segment results for our NEOs depending on their job function.

Outstanding Equity Awards at Fiscal Year-End

Name	Option Awards						Stock Awards
	Number of Securities Underlying Options (#) Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(15) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
James A. Hyde	80,452	241,357	(6)	—	17.54	3/30/2019	—		—	—	—
	57,498	172,493	(7)	—	17.49	12/17/2019	—		—	—	—
	—	—		—	—	—	36,693	(8)	699,002	—	—
	—	—		—	—	—	12,231	(9)	233,001	—	—
	—	—		—	—	—	55,319	(10)	1,053,827	—	—
	—	—		—	—	—	24,899	(18)	474,326	—	—
	—	—		—	—	—	13,280	(19)	252,984	—	—
	—	—		—	—	—	16,599	(20)	316,211	—	—
Michael B. Moneymaker	17,325	5,775	(1)	—	18.14	3/5/2017	—		—	—	—
	11,550	11,550	(2)	—	21.32	3/3/2018	—		—	—	—
	5,775	17,325	(4)	—	18.02	3/2/2019	—		—	—	—
	—	70,831	(13)	—	17.44	3/1/2020	—		—	—	—
	—	—		—	—	—	5,000	(3)	95,250	—	—
	—	—		—	—	—	18,132	(5)	345,415	—	—
	—	—		—	—	—	14,875	(14)	283,369	—	—
	—	—		—	—	—	5,095	(15)	97,060	—	—
	—	—		—	—	—	8,834	(18)	168,288	—	—
	—	—		—	—	—	4,712	(19)	89,764	—	—
	—	—		—	—	—	9,815	(20)	186,976	—	—
Conrad J. Hunter	—	40,000	(16)	—	18.79	4/12/2020	—		—	—	—
	—	—		—	—	—	40,000	(17)	762,000	—	—
	—	—		—	—	—	11,778	(18)	224,371	—	—

Outstanding Equity Awards at Fiscal Year-End, continued

	Option Awards						Stock Awards
Name	Number of Securities Underlying Options (#) Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(21) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Frank L. Berry	4,875	1,625	(1)	—	18.14	3/5/2017	—		—	—	—
	3,250	3,250	(2)	—	21.32	3/3/2018	—		—	—	—
	1,625	4,875	(4)	—	18.02	3/2/2019	—		—	—	—
	3,613	10,840	(11)	—	18.53	7/1/2019	—		—	—	—
	—	48,057	(13)	—	17.44	3/1/2020	—		—	—	—
	—	—		—	—	—	3,000	(3)	57,150	—	—
	—	—		—	—	—	2,000	(5)	38,100	—	—
	—	—		—	—	—	10,905	(12)	207,740	—	—
	—	—		—	—	—	10,092	(14)	192,253	—	—
	—	—		—	—	—	3,687	(15)	70,237	—	—
	—	—		—	—	—	7,996	(18)	152,324	—	—
Mary McDermott	6,108	2,036	(1)	—	18.14	3/5/2017	—		—	—	—
	4,072	4,072	(2)	—	21.32	3/3/2018	—		—	—	—
	2,036	6,108	(4)	—	18.02	3/2/2019	—		—	—	—
	—	27,301	(13)	—	17.44	3/1/2020	—		—	—	—
	—	—		—	—	—	1,800	(3)	34,290	—	—
	—	—		—	—	—	7,191	(5)	136,989	—	—
	—	—		—	—	—	5,733	(14)	109,214	—	—
	—	—		—	—	—	1,858	(15)	35,395	—	—
	—	—		—	—	—	6,129	(18)	116,757	—	—

(1)	The stock options granted on March 5, 2007 vest as follows: 50% vested on March 5, 2009 and 25% vest on each of March 5, 2010 and 2011.
(2)	The stock options granted on March 3, 2008 vest as follows: 25% vested on March 3, 2009 and 25% vest on each of March 3, 2010, 2011 and 2012.
(3)	The restricted stock awards granted on March 3, 2008 vest on March 3, 2011.
(4)	The stock options granted on March 2, 2009 vest as follows: 25% vest on each of March 2, 2010, 2011, 2012 and 2013.
(5)	The restricted stock awards granted on March 2, 2009 vest on March 2, 2012.
(6)	The stock options granted on March 30, 2009 vest as follows: 25% vest on each of March 30, 2010, 2011, 2012 and 2013.
(7)	The stock options granted on December 17, 2009 vest as follows: 25% vest on each of December 17, 2010, 2011, 2012 and 2013.
(8)	The restricted stock awards granted on March 30, 2009 vest 1/3 on each of March 30, 2011, 2012 and 2013.
(9)	The restricted stock awards granted on March 30, 2009 vest 50% on each of March 30, 2010 and 2011.
(10)	The restricted stock awards granted on December 17, 2009 vest on December 17, 2012.

(11)	The stock options granted on July 1, 2009 vest as follows: 25% vest on each of July 1, 2010, 2011, 2012 and 2013.
(12)	The restricted stock awards granted on July 1, 2009 vest on July 1, 2012.
(13)	The stock options granted on March 1, 2010 vest as follows: 25% vest on each of March 1, 2011, 2012, 2013 and 2014.
(14)	The restricted stock awards granted on March 1, 2010 in association with our annual long-term incentive program vest on March 1, 2013.
(15)	The restricted stock awards granted on March 1, 2010 as a discretionary bonus vest on March 1, 2011.
(16)	The stock options granted on April 12, 2010 vest as follows: 25% vest on each of April 12, 2011, 2012, 2013 and 2014.
(17)	The restricted stock awards granted on April 12, 2010 vest 1/3 on each of April 12, 2011, 2012 and 2013.
(18)	The restricted stock awards granted on December 7, 2010 in association with the KERP vest on the earlier of December 7, 2014 or the second anniversary of the Proposed Business Separation.
(19)	The restricted stock awards granted on December 7, 2010 in association with the KERP and which contain certain performance requirements vest on the earlier of December 7, 2014 or the second anniversary of the Proposed Business Separation.
(20)	The restricted stock awards granted on December 7, 2010 as a Separation Incentive Bonus will vest on the first anniversary of the Proposed Business Separation.
(21)	The market value of the Common Stock as of December 31, 2010 was $19.05 per share.

Option Exercises and Stock Vested

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)		Number of Shares Acquired Upon Vesting (#)	Value Realized Upon Vesting ($)
James A. Hyde	—	—		12,231	217,100	(1)
Michael B. Moneymaker	—	—		—	—
Conrad J. Hunter	—	—
Frank L. Berry	—	—		—	—
Mary McDermott	—	—		—	—

Former Executive Officer:
Frank C. Guido	28,660	207,296	(2)	4,857	84,463	(3)

(1)	The closing market value of the Common Stock on March 30, 2010 was $17.75 per share.
(2)	The value realized upon exercise of stock options was calculated as the difference between the market price of the underlying securities at exercise and the exercise price of the options.
(3)	The closing market value of the Common Stock on March 15, 2010 was $17.39 per share.

Pension Benefits

Name	Plan Name	Number of Years Credited Service(3) (#)	Present Value of Accumulated Benefits(4) ($)	Payments During the Last Fiscal Year ($)
James A. Hyde	Revised Retirement Plan for Employees of NTELOS Inc.(1)	N/A	N/A	N/A
	Supplemental Executive Retirement Plan(2)	N/A	N/A	N/A
Michael B. Moneymaker	Revised Retirement Plan for Employees of NTELOS Inc.(1)	16	455,624	—
	Supplemental Executive Retirement Plan(2)	16	950,581	—
Conrad J. Hunter	Revised Retirement Plan for Employees of NTELOS Inc.(1)	N/A	N/A	N/A
	Supplemental Executive Retirement Plan(2)	N/A	N/A	N/A
Frank L. Berry	Revised Retirement Plan for Employees of NTELOS Inc.(1)	13	282,937	—
	Supplemental Executive Retirement Plan(2)	N/A	N/A	N/A
Mary McDermott	Revised Retirement Plan for Employees of NTELOS Inc.(1)	10	259,781	—
	Supplemental Executive Retirement Plan(2)	10	208,175	—

(1)	We offer a qualified pension plan (the Revised Retirement Plan for Employees of NTELOS Inc. or the “Pension Plan”) for all employees hired before October 1, 2003, to provide an annual retirement benefit. Messrs. Berry and Moneymaker and Ms. McDermott are participants in the Pension Plan, and the continuation of this plan is a condition of each participating NEO’s employment agreement. Messrs. Hunter and Hyde are not eligible to participate in the Pension Plan as they were hired after October 1, 2003. The Pension Plan is funded entirely by company contributions and there is a five year cliff vesting period. The accrued benefit is based on the monthly highest average compensation over a consecutive five-year period of employment with us and the NEO’s years of benefit service under the Pension Plan. A year of benefit service is a year in which a participant completes at least 1,000 hours of service. Compensation as defined in this plan includes total compensation from us for the year, increased by any pre-tax contributions made under our 401(k) plan and /or (Section 125) cafeteria plan. No more than the IRS maximum allowable compensation, or $245,000 for 2010, is taken into account for Pension Plan purposes.

A NEO may elect early retirement any time after age 55 and the completion of five years of service. As of December 31, 2010, Ms. McDermott was the only NEO eligible for such early retirement. If a NEO retires on or after an early retirement date, but prior to the normal retirement date (age 65 and the completion of five years of service), such NEO will be entitled to receive a monthly benefit commencing on the normal retirement date. If the NEO elects to have the monthly benefit commence prior to his or her normal retirement date, the monthly benefit will be reduced to reflect the earlier distribution of the benefit. The following schedule outlines the percent of benefit a NEO would receive if the NEO elects to have the monthly benefit commence prior to the normal retirement date:

	Percentage That Applies to Base Formula
	Participants Whose Age and Years of Service Equal at Least 85
Age at Retirement	Percentage That Applies to Covered Compensation	Percentage That Applies to Compensation in Excess of Covered Compensation	Participants with at least 25 years of service	All Other Participants
64	100.00%	100.00%	100.00%	93.33%
63	100.00%	100.00%	100.00%	86.67%
62	100.00%	100.00%	100.00%	80.00%
61	100.00%	95.00%	73.33%	73.33%
60	100.00%	90.00%	66.67%	66.67%
59	100.00%	85.00%	63.33%	63.33%
58	100.00%	80.00%	60.00%	60.00%
57	100.00%	75.00%	56.67%	56.67%
56	100.00%	68.80%	53.33%	53.33%
55	100.00%	63.20%	50.00%	50.00%

As noted in the above table, if a NEO has completed at least 25 years of benefit service and is at least 62 years of age, there will be no reduction for early retirement. Also noted in the above table, if the sum of the NEO’s age and years of benefit service equal 85 or more (“Rule of 85”), there will be no reduction in the benefit up to the average (without indexing) of the taxable wage bases in effect for each calendar year during the 35-year period ending with the last day of the calendar year in which the Participant attains (or will attain) Social Security retirement age (“Covered Compensation”). The present value of accumulated benefits in the Pension Benefits Table above have been computed assuming the NEOs will retire and the benefits will commence when they meet the Rule of 85 at the following dates: January 1, 2019 for Mr. Moneymaker; and January 1, 2024 for Mr. Berry. For Ms. McDermott, the Pension Benefits Table above reflects the present value of accumulated benefits at age 65, as she will reach age 65 before she meets the Rule of 85. She can retire on February 1, 2020 with no reduction in her pension benefit.

(2)	In addition to the Pension Plan, we provide the Executive Supplemental Retirement Plan (“SERP”) to supplement the retirement benefits payable under NTELOS Inc.’s tax-qualified plans to those key employees selected to participate. Mr. Moneymaker and Ms. McDermott are current participants in the SERP. The SERP benefit is provided in the participating NEO’s employment agreements. The SERP Plan is a non-qualified, unfunded retirement plan and there is a seven year cliff vesting period. The SERP benefit is calculated by multiplying the NEO’s monthly highest average compensation over a consecutive five-year period of employment with us by the applicable percentage based on the NEO’s years of service (the “SERP Benefit Percentage(s)”), less the monthly retirement annuity payable under the Pension Plan, the monthly benefit payable to the NEO at age 62 under the Federal Social Security Act, the monthly benefit that would be payable to the NEO based on the employer-provided benefit under the 401(k) Plan and the monthly benefit calculated in connection with the lump sum distributions paid as of December 31, 2004 upon liquidation of the SERP Plan that was adopted March 22, 1982 (the “Old SERP Plan”) and May 2, 2005 in connection with our acquisition of NTELOS Inc.

At December 31, 2010, the vested SERP Benefit Percentages were the following for our participating NEOs: 51.5% for Mr. Moneymaker and 40.0% for Ms. McDermott. If a NEO voluntarily terminates employment with us, without good reason (as defined in the employment agreements), prior to reaching the normal retirement date or the Rule of 85, the payout is reduced by 50% to reflect early commencement based on the reasonable actuarial factors and assumptions employed under the Pension Plan. If a NEO is terminated without cause, if he or she terminates employment for good reason or if a change of control occurs, each NEO will receive credit for an additional two years of service, which would result in the following SERP Benefit Percentages as of December 31, 2010: 54.5% for Mr. Moneymaker and 44.0% for Ms. McDermott. Additionally, if a NEO is terminated without cause, if he or she terminates employment for good reason or if a change of control and a concurrent termination occurs prior to what would have been the NEO’s normal retirement date, the 50% early commencement reduction shall not be reduced below the minimum benefit percentage calculated consistent with the methodology employed in the Pension Plan (as set forth in the SERP plan document). For each of our NEOs, the minimum SERP Benefit Percentage would be the following if the NEO were terminated without cause, if he or she terminated employment for good reason or if a change of control and concurrent termination occurred on December 31, 2010: 83.0% for Mr. Moneymaker and 76.0% for Ms. McDermott.

(3)

For the Pension Plan, years of credited service as of the December 31, 2010 measurement date for each of the NEOs exceed actual years of service by one year due to the timing of the Pension Plan year (June 30 year end), and the hire dates of these employees. As described above, a year of benefit service is achieved when a participant completes 1,000 hours of service in a plan year. This difference amounted to an increase in the accumulated benefit of $21,764 for Mr. Berry; $25,978 for Ms. McDermott; and $28,477 for Mr. Moneymaker.

Years of credited service for the SERP are calculated identically to years of credited service for the Pension Plan. As noted above, due to the June 30 Pension Plan year end, the years of credited service for the SERP for each of the NEOs exceeds actual years of service by one year. This difference amounted to an increase in the accumulated benefit of $20,818 for Ms. McDermott and $59,411 for Mr. Moneymaker.

(4)	The present value of accrued Pension and SERP benefits are as of December 31, 2010. For a discussion of the assumptions used in quantifying the present value of the current accrued benefit, see note 11 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2010.

Change of Control and Severance Arrangements

Change of Control Arrangements

The employment agreements with our NEOs provide our NEOs with change of control protection. A “change of control” is defined in each of the NEO’s employment agreements to mean any of the following events, except that a change of control does not include any of the events described below that occurs directly or indirectly as a result of or in connection with the Quadrangle Entities and/or their affiliates, related funds and co-investors becoming the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of our securities representing more than 51% of the combined voting power of the then outstanding securities, or our stockholders approve a merger, consolidation or reorganization between us and any other company and such merger, consolidation or reorganization is consummated, and after such merger, consolidation or reorganization of the Quadrangle Entities and/or their respective affiliates, related funds and co-investors acquire more than 51% of the combined voting power of our then outstanding securities:

•

any person is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of our securities representing more than fifty-one percent (51%) of the combined voting power of the then outstanding securities;

•

consummation of a merger, consolidation or reorganization between us and any other company, or a sale of all or substantially all our assets (a “Transaction”), other than (i) a Transaction that would result in our voting securities outstanding immediately prior thereto continuing to represent either directly or indirectly more than 51% of the combined voting power of our then outstanding securities or such surviving or purchasing entity;

•	our stockholders approve a plan of complete liquidation for us and such liquidation is consummated;

•

a sale, transfer, conveyance or other disposition (whether by asset sale, stock sale, merger, combination, spin-off or otherwise) (a “Sale”) of a “Material Line of Business” (as defined in each of the respective employment agreements) (other than any such sale to the Quadrangle Entities or their affiliates, related funds and co-investors ), except that with respect to this, there shall only be a change of control with respect to a NEO who is employed at such time in such Material Line of Business (whether full or part-time), and the NEO does not receive an offer for “comparable employment” with the purchaser and the NEO’s employment is terminated by us or any of our affiliates no later than six months after the consummation of the Sale of the Material Line of Business. For these purposes, “comparable employment” means that (i) the NEO’s base salary and target incentive payments are not reduced in the aggregate, (ii) the NEO’s job duties and responsibilities are not diminished (but a reduction in our size as the result of a Sale of a Material

Line of Business, or the fact that the purchaser is smaller than us, shall not alone constitute a diminution in the NEO’s job duties and responsibilities), (iii) the NEO is not required to relocate to a facility more than 50 miles from the NEO’s principal place of employment at the time of the Sale and (iv) the NEO is provided benefits that are comparable in the aggregate to those provided to the NEO immediately prior to the Sale; or

•

during any period of 12 consecutive months commencing on February 13, 2006, the individuals who constituted our Board of Directors as of February 13, 2006, and any new director who either (i) was elected by the board or nominated for election by our stockholders and whose election or nomination was approved by a vote of more than 50% of the directors then still in office who either were directors as of February 13, 2006, or whose election or nomination for election was previously so approved or (ii) was appointed to the board pursuant to the designation of Quadrangle Entities, cease for any reason to constitute a majority of the board.

In the event of the occurrence of both (i) a change of control and (ii) a concurrent termination of a NEO in accordance with his or her employment agreement and assuming these events took place on December 31, 2010, each of our current NEOs will be entitled to the following estimated payments and accelerated vesting:

Named Executive Officer	Cash and Other Benefits(1) ($)	Accelerated Vesting of Outstanding Unvested Shares(2) ($)	Accelerated Vesting of Unexercisable Stock Options(3) ($)	Total(4) ($)
Frank L. Berry	1,203,620	717,804	89,508	2,010,932
Conrad J. Hunter	1,189,740	986,371	10,400	2,186,511
James A. Hyde	2,749,018	3,029,350	633,538	6,411,906
Mary McDermott	1,976,065	432,645	52,099	2,460,809
Michael B. Moneymaker	3,617,776	1,266,120	137,138	5,021,034

(1)	These payments include the present value of the following payments and benefits: (a) termination payment, (b) non-compete payment, (c) TIP payment for the severance period, (e) continued participation in our welfare benefit plans during the termination period, (f) participation in our post-retirement medical and life insurance benefits plan, regardless of whether the NEOs are otherwise eligible to participate in such plan, (g) accrued pension benefit, if applicable, such amount payable over time in the form of an annuity commencing at the later of age 55 or the date of termination, and (h) SERP lump sum payment, if applicable, inclusive of additional vesting of two years for purposes of this payment and which does not represent a permanent increase in vesting and the application of the minimum benefit percentage, which reduces the 50% early commencement reduction based on the number of years of service each participating NEO has achieved toward receiving a full benefit.
(2)	Represents the number of accelerated restricted shares multiplied by the market price per share on December 31, 2010 of $19.05. For details on each NEO’s unvested restricted stock outstanding as of December 31, 2010, see the table titled “Outstanding Equity Awards at Fiscal Year End” included herein.
(3)	Includes the value of 100% of each NEO’s unexercisable stock options at the market price per share on December 31, 2010 of $19.05, less the required exercise payment price per share. No value was assigned to 18,872 stock options held by our NEOs which would vest in this scenario because the strike price of the accelerated stock options was greater than the market price per share on December 31, 2010. For details on each NEO’s unexercisable stock options outstanding as of December 31, 2010, see the table titled “Outstanding Equity Awards at Fiscal Year End” included herein.
(4)	In addition, each NEO will be entitled to payment of the NEO’s earned and unpaid base salary to the date of termination, if any. The NEO will also be entitled to unreimbursed business and entertainment expenses in accordance with our policy, and unreimbursed medical, dental and other employee benefit expenses incurred in accordance with our employee benefit plans. Termination also will not divest the NEO of any previously vested benefit or right unless the terms of such vested benefit or right specifically require divestiture where the NEO’s employment is terminated for cause.

In the event of a change of control and a NEO is still employed by us at such time, the term of each employment agreement will be extended so that the term will not expire for at least 24 months from the date of the change of control. Upon the occurrence of a change of control and a NEO remains employed by us and assuming the change of control took place on December 31, 2010, each of our current NEOs will be entitled to the following estimated payments:

Named Executive Officer	Cash and Other Benefits(1) ($)
Frank L. Berry	—
Conrad J. Hunter	—
James A. Hyde	—
Mary McDermott	635,079
Michael B. Moneymaker	1,165,265

(1)	Includes the present value of a SERP lump sum payment, if applicable, inclusive of additional vesting of two years for purposes of this payment and which does not represent a permanent increase in vesting.

Severance Arrangements

Each NEO’s employment agreement provides for severance arrangements upon the occurrence of certain events. Each NEO’s employment agreement terminates automatically upon his or her death. In addition, we may terminate the NEO’s employment if he or she becomes disabled. We may also terminate the NEO’s employment for any other reason with or without cause (as defined in the employment agreement). The NEO may terminate his or her employment upon prior written notice of at least 60 days. If the NEO terminates his or her employment for good reason (as defined in the employment agreement), it will be deemed a termination of the NEO’s employment without cause by us.

If the NEO’s employment is terminated for any reason, the NEO is entitled to receive (i) earned and unpaid base salary to the date of termination; (ii) unreimbursed business and entertainment expenses; and (iii) the employee benefits to which he or she is entitled pursuant to the applicable employee benefit plans. If the NEO’s employment is terminated other than for cause or if he or she terminates his or her employment for good reason, the NEO also will be entitled to receive a pro rata portion of his or her bonus payments from the TIP for that year. If the NEO is terminated, other than for cause or upon death or disability, or if he or she terminates his or her employment for good reason, the NEO is entitled to receive (i) a percentage of his or her base salary (75% for Ms. McDermott, 50% for Messrs. Hyde and Moneymaker and 40% for Messrs. Berry and Hunter) for 24 months; (ii) a lump sum, determined on a net present value basis, equal to two times the full bonus potential under the TIP for the year of the termination; (iii) continued participation in the employee welfare benefit plans (other than disability and life insurance) for 24 months; and (iv) post-retirement medical benefits, regardless of whether such NEO is otherwise eligible for them, under our post-retirement medical benefit plan. To the extent necessary to comply with Section 409A of the Internal Revenue Code of 1986, we will delay termination payments for a period of six months after termination or, if earlier, until the NEO’s death, as necessary to avoid any excise tax. After such delay expires, all payments which would have otherwise been required to have been made during such delay period shall be paid to the NEO in one lump sum payment. Thereafter, the percentage of base salary payments will continue for the remainder of the termination period in such periodic installments as were being paid immediately prior to the termination date. If the NEO dies while still an employee, the NEO’s surviving spouse or, if none, the NEO’s estate is entitled to payment of any earned and unpaid bonus payments under the TIP for that year, and the death benefits under our employee benefit plans will be paid to the NEO’s beneficiaries.

In addition, if the NEO is terminated without cause or if he or she terminates his or her employment for good reason, the remaining unvested portion of the restricted shares of Common Stock owned by such NEO (except for the shares granted to Mr. Hyde on March 30, 2009 and the shares granted to all NEOs on December 7, 2010) will vest proportionately based on the number of full years that have elapsed since the grant date of the restricted shares through the date of termination. The restricted shares granted to Mr. Hyde on March 30, 2009 do not contain accelerated vesting provisions in this case. The remaining unvested portion of the restricted shares of Common Stock granted on December 7, 2010 to all of the NEOs will immediately vest.

In the event we terminate the NEO’s employment involuntarily and without cause in contemplation of or within nine months after a change of control, then the NEO’s entire stock option and restricted stock awards will fully vest and become exercisable immediately prior to such NEO’s termination date. A NEO’s employment will be considered to have been terminated “in contemplation of” a change of control only if we make a public announcement or file a report or proxy statement with the SEC disclosing a transaction or series of transactions, which, if completed, would constitute a change of control and a NEO’s employment is terminated by us without cause during the period beginning with such disclosure and ending the earlier of (x) the date that the Board of Directors, acting in good faith, adopts a resolution stating that the transaction or series of transactions will not be completed or (y) the date that such transaction or series of transactions is completed.

If any benefits payable or to be provided under the employment agreements and any other payments from us or any affiliate would subject the NEO to any excise taxes and penalties imposed on “parachute payments” within the meaning of Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended, or any similar tax imposed by state or local law, then such payments or benefits will be reduced (but not below $0) if, and only to the extent that, such reduction will allow the NEO to receive a greater net after tax amount than the NEO would receive without such reduction.

As part of each NEO’s employment agreement and as consideration for the termination payments described above, during the NEO’s employment and for a period of 24 months thereafter, which we refer to as the non-competition period, the NEO will (i) not compete, directly or indirectly, with us or any subsidiary or (ii) solicit certain current and former employees. As consideration for the NEO’s non-competition and non-solicitation agreement, the NEO will receive an amount equal to a percentage of his or her base salary during the non-competition period, but only if we have terminated the NEO without cause or if the NEO has terminated his or her employment for good reason. The applicable percentages are 60% for Messrs. Berry and Hunter, 50% for Messrs. Hyde and Moneymaker and 25% for Ms. McDermott. If the NEO breaches any of the non-competition or non-solicitation restrictions, the NEO will not receive any further payments and the NEO will repay any payments previously received. The agreements also prohibit the NEOs from using any of our confidential or proprietary information at any time for any reason not connected to their employment with us.

The following table shows the estimated payments and benefits for each NEO (except for Mr. Guido) under the various employment termination scenarios discussed above assuming the triggering event took place on December 31, 2010 and the price per share of our Common Stock was $19.05 per share, the closing market price as of that date.

Triggering Event	Frank L. Berry ($)	Conrad J. Hunter ($)	James A. Hyde ($)	Mary McDermott ($)	Michael B. Moneymaker ($)
Termination for cause[a,g]	207,086	—	—	264,973	356,338
Voluntary termination[b,g]	207,086	—	—	793,442	1,420,570
Retirement[c,g]	207,086	—	—	878,800	1,420,570
Death[d,g]	944,558	1,060,211	2,286,772	1,512,800	2,341,097
Disability[e,g]	1,836,941	1,619,748	2,579,074	1,383,841	2,381,116
Termination without cause or termination by the NEO for good reason[f,g]	1,445,979	1,414,111	4,055,996	2,144,215	4,196,782

[a]

Includes the present value of accrued Pension benefits, if applicable, which amounts shall be payable over time in the form of an annuity commencing at the later of age 55 or the date of termination and which represent a 50% early benefit commencement reduction.

[b]

Includes the present value of accrued Pension and SERP benefits, if applicable, which amounts shall be payable over time in the form of an annuity commencing at the later of age 55 or the date of termination and which represent a 50% early benefit commencement reduction.

[c]

For each NEO except for Ms. McDermott, the amounts are equal to the voluntary termination scenario because no NEO except for Ms. McDermott is eligible for retirement (age 65 with the completion of five years of service) or early retirement (age 55 with the completion of five years of service) on December 31, 2010.

[d]

Includes the present value of the following payments and benefits: a) accrued Pension benefits payable to the surviving spouse, if applicable, which amounts represent a one-half survivor annuity commencing at the later of the date which the deceased NEO would have attained age 55 or the date of death and which reflects a 50% early benefit commencement reduction, b) accrued SERP benefits payable to the surviving spouse, if applicable, which shall be payable over time in the form of an annuity commencing at the later of the date which the deceased NEO would have attained age 55 or the date of death and which amounts represent a 50% early benefit commencement reduction, c) life insurance payment, which is a liability of the life insurance company, representing one time each NEO’s annual salary up to $300,000, for which we pay the premiums and which is a benefit provided to all full-time employees and e) executive supplemental life insurance payout in accordance with each of the NEO’s employment agreements, which is a liability of the life insurance company. The above amounts do not include supplemental life insurance payment, if applicable, for which each NEO paid the full premium and which is a benefit provided to all full-time employees. Supplemental life insurance is a liability of the life insurance company.

[e]

Includes the present value of the following payments and benefits: a) accrued Pension benefits, if applicable, which shall be payable over time in the form of an annuity commencing at the later of age 55 or the date of termination and which amounts represent a 50% early benefit commencement reduction, b) accrued SERP benefits, if applicable, which shall be payable over time in the form of an annuity commencing at the later of age 55 or the date of termination for those participating NEOs with seven or more years of service and which amounts represent a 50% early benefit commencement reduction and c) long-term disability coverage until age 65, which is a benefit provided for all full-time employees and which is a liability of our long-term disability provider. The net present value of the long-term disability coverage reported in the table would be reduced by the net present value of social security benefits beginning at age 55.

[f]

Includes the present value of the following payments and benefits: (a) termination payment, (b) non-compete payment, (c) TIP payment for the severance period, (e) continued participation in our welfare benefit plans during the termination period, (f) participation in our post-retirement medical and life insurance benefits plan, regardless of whether our NEOs are otherwise eligible to participate in such plan, (g) accrued Pension benefit, if applicable, payable over time in the form of an annuity commencing at the later of age 55 or the date of termination and reflecting an early benefit commencement reduction, (h) accrued SERP benefit, if applicable, which shall be payable over time in the form of an annuity commencing at the later of age 55 or the date of termination, with additional vesting of two years for purposes of this calculated benefit and which does not represent a permanent increase in vesting and the application of the minimum benefit percentage as described above and (i) the market value of shares of restricted stock held by our NEOs which vesting would be accelerated, as described above.

[g]

In addition to the payments included above, each NEO will be entitled to payment of his or her earned and unpaid base salary to the date of termination. The NEO will also be entitled to unreimbursed business and entertainment expenses in accordance with our policy, and unreimbursed medical, dental and other employee benefit expenses incurred in accordance with our employee benefit plans. Termination also will not divest the NEO of any previously vested benefit or right unless the terms of such vested benefit or right specifically require divestiture where the NEO’s employment is terminated for cause.

Mr. Guido resigned from the Company on March 15, 2010. His employment agreement provides for severance benefits consisting of an aggregate cash payment of $832,320 representing severance, non-compete and TIP payments. The agreement also provided for continued participation in our welfare benefit plans for 24 months and he will participate in our post-retirement medical benefits plan at his eligible age. In addition, the vesting for 4,857 shares of restricted stock held by Mr. Guido was accelerated in connection with his resignation.

AUDIT COMMITTEE

Pursuant to SEC rules for proxy statements, the Audit Committee of the Board of Directors has prepared the following Audit Committee Report. The Audit Committee intends that this report clearly describe our current audit program, including the underlying philosophy and activities of the Audit Committee.

Audit Committee Report

The primary function of the Audit Committee of the Board of Directors is to assist the Board of Directors in fulfilling its oversight responsibilities by overseeing:

•	our accounting and financial reporting processes;

•	the reliability of our financial statements;

•	the effective evaluation and management of our financial risk;

•	our compliance with laws and regulations; and,

•	the maintenance of an effective and efficient audit of our annual financial statements by a qualified and independent auditor.

The Audit Committee operates under a written charter. The Audit Committee charter provides that the Audit Committee shall preserve open avenues of communication among the external auditors, internal auditors, financial management, senior management, the Audit Committee and the Board of Directors. During the past year, the Audit Committee has reviewed its charter and determined that the charter adequately and effectively defines the duties and responsibilities of the Audit Committee. Consistent with this function, the Audit Committee encourages continuous improvement of, and fosters adherence to, our policies, procedures and practices at all levels. The Audit Committee is accountable and responsible to the full Board of Directors.

Composition and Qualifications of Audit Committee

The Audit Committee presently consists of three non-employee directors: Mr. Vaughn (Chairperson), Mr. Biltz and Mr. Heneghan. Each member of the Audit Committee is independent, financially literate and is free from any relationship that, in the judgment of the Board of Directors, would interfere with the exercise of independent judgment as a member of the Audit Committee. The Board of Directors has determined that Messrs. Heneghan and Vaughn are each an “audit committee financial expert,” as defined by regulations promulgated by the SEC. The Audit Committee is, and will continue to be, composed of members that meet the independence, knowledge and experience requirements set forth in the NASDAQ Listing Standards.

Election and Meetings

The Board of Directors annually elects the members of the Audit Committee to serve for a term of one year or other length of term, in the discretion of the Board of Directors, and shall otherwise serve until their successors are duly elected and qualified. Each member of the Audit Committee shall serve at the pleasure and discretion of the Board of Directors and may be replaced or removed by the Board of Directors at any time and from time to time in its discretion. The Board of Directors shall designate the Chairperson of the Audit Committee.

The Audit Committee meets quarterly, or more frequently as circumstances require. The Audit Committee met five times during 2010. The Audit Committee meets as often as it deems advisable with representatives from our executive management and independent registered public accounting firm in separate sessions to discuss any matters that the Audit Committee or either of these groups believes should be discussed. In addition, the Audit Committee or its Chairperson meets with representatives of the independent registered public accounting firm and our management at least quarterly to review our financial statements.

Responsibilities and Duties

To fulfill its responsibilities and duties, the Audit Committee performed the following during the year ended December 31, 2010:

Documents/Reports Review

1. Reviewed and discussed our annual financial statements, management’s updates on internal control over financial reporting and all certifications, reports, opinions or reviews rendered by our independent registered public accounting firm.

2. Discussed with our financial management and representatives of the independent registered public accounting firm, prior to filing with the SEC, audited and unaudited financial statements and certain other disclosures to be included in our Quarterly Reports on Form 10-Q, Annual Report on Form 10-K and other reports that contain financial information. Management has represented to the Audit Committee that our financial statements were prepared in accordance with U.S. generally accepted accounting principles.

Independent Registered Public Accounting Firm

3. Recommended to the Board of Directors the selection of KPMG LLP as our independent registered public accounting firm for 2011. The Audit Committee evaluates the performance of the independent registered public accounting firm. The Audit Committee has discussed with representatives of the independent registered public accounting firm the matters required to be discussed by Statement of Auditing Standards No. 114 (Codification of Statements on Auditing Standards, AU Sect. 380), regulations promulgated by the SEC and the Public Company Accounting Oversight Board. These discussions included the scope of the independent registered public accounting firm’s responsibilities; significant accounting adjustments; any disagreements with management; the quality, not just the acceptability, of accounting principles; reasonableness of significant judgments and the clarity of disclosures in the financial statements. In addition, the Audit Committee has received the written disclosures and the letter from KPMG LLP relating to the independence of that firm as required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence), and has discussed with KPMG LLP that firm’s independence with respect to NTELOS.

4. Approved all fees and other compensation paid to KPMG LLP. Monitored compliance with pre-approval policies and procedures, and otherwise pre-approved all non-audit engagements of KPMG LLP.

5. Periodically consulted with representatives of the independent registered public accounting firm out of the presence of our management regarding internal controls and the fullness and accuracy of our financial statements.

Financial Reporting Process

6. In consultation with representatives of the independent registered public accounting firm and our internal financial and accounting personnel, reviewed the integrity of our financial reporting process, both internal and external.

7. Considered any significant judgments made in management’s preparation of our financial statements and management’s view of each as to the appropriateness of such judgments.

8. Considered the independent registered public accounting firm’s judgments about the quality and appropriateness of our accounting principles as applied to its financial reporting.

Legal Compliance/Risk Management; General

9. Reviewed legal compliance matters, including corporate securities trading policies, and legal matters that could have a significant impact on our financial statements.

10. Reviewed and discussed with management our major financial and operating risks and exposures and the steps management has taken to monitor and control such risks and exposures, including our risk assessment and risk management policies.

11. Reviewed the report of management regarding the effectiveness of our internal control over financial reporting contained in our Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC, as well as KPMG LLP’s Report of Independent Registered Public Accounting Firm included in our Annual Report on Form 10-K related to the audit of the effectiveness of internal control over financial reporting. During the year ended December 31, 2010, management updated the documentation and performed testing and evaluation of our internal control over financial reporting in preparation to respond to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations for the fiscal year ended December 31, 2010. In this regard, the Audit Committee received periodic updates provided by management and the independent registered public accounting firm at each regularly scheduled Audit Committee meeting.

Based on the Audit Committee’s discussions with management and KPMG LLP, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements and management’s report on internal control over financial reporting in our Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC.

Submitted by: Audit Committee

Jerry E. Vaughn (Chairperson)
Timothy G. Biltz
Daniel Heneghan

The Audit Committee Report does not constitute solicitation material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this report by reference therein.

PROPOSAL 2 – NON-BINDING PROPOSAL TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The compensation of our named executive officers is described in the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative on pages 23 to 54 of this proxy statement.

The Compensation Committee designs our compensation program for our named executive officers to reward the achievement of our short-term and long-term objectives. The objective of our compensation program is to attract and retain those employees whose judgment, abilities and experience will contribute to our continued success. The program is designed to provide overall competitive pay levels through a mix of base salary, bonus and equity compensation and ownership, create proper incentives to align management’s incentives with the long-term interests of our stockholders and reward superior performance. Our compensation program also reflects competition and best practices in the marketplace. The mix of compensation components is competitive with that of other companies of similar size and operational characteristics while also linking compensation to individual and corporate performance and encouraging stock ownership by senior management. The Compensation Committee also selects and engages a third party compensation consultant to assist in developing compensation programs and determining annual executive compensation.

Based on its review of the total compensation of our named executive officers for fiscal year 2010, the Compensation Committee believes that the total compensation for each of the named executive officers is reasonable. The Compensation Committee believes our compensation program effectively achieves the objective of aligning compensation with performance measures that are directly related to our financial goals and creation of stockholder value without encouraging our named executive officers to take unnecessary or excessive risks.

The Compensation Discussion and Analysis section of this proxy statement and the accompanying tables and narrative provide a comprehensive review of our named executive officer compensation objectives, program and rationale. We urge you to read this disclosure before voting on this proposal.

For the reasons stated above, we are requesting your non-binding approval of the following resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the proxy statement for the 2011 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2010 Summary Compensation Table, the other related tables and accompanying narrative, set forth on pages 23 to 54 of the proxy statement.”

Your vote on this proposal will be non-binding on us and the Board of Directors and will not be construed as overruling a decision by us or the Board of Directors. Your vote will not create or imply any change to our fiduciary duties or create or imply any additional fiduciary duties for us or the Board of Directors. However, the Compensation Committee values the opinions that our stockholders express in their votes and will consider the outcome of the vote when making future executive compensation decisions as it deems appropriate.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE NON-BINDING ADVISORY PROPOSAL APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 3 – PROPOSAL REGARDING THE FREQUENCY OF THE NON-BINDING

STOCKHOLDER VOTE TO APPROVE THE COMPENSATION OF OUR NAMED

EXECUTIVE OFFICERS

Pursuant to the SEC rules, no less frequently than once every three years, we will include in the proxy materials for a meeting of stockholders where executive compensation disclosure is required by the SEC rules, an advisory resolution subject to a non-binding stockholder vote to approve the compensation of our named executive officers. The approval of this resolution is included as Proposal 2 in this proxy statement.

We are requesting your vote to advise us of whether you believe this non-binding stockholder vote to approve the compensation of our named executive officers should occur every one, two or three years.

We currently believe that a non-binding stockholder vote on executive compensation should occur every year. We believe that a one-year frequency provides a high level of accountability and communication by enabling the non-binding stockholder vote to approve the compensation of our named executive officers to correspond with the most recent executive compensation information presented in our proxy statement for our annual meetings of stockholders.

We believe that providing the vote every two or three years may prevent stockholders from communicating in a meaningful and coherent manner. For example, we may not know whether the stockholder vote approves or disapproves of compensation for the reporting period or the compensation for previous reporting periods or both. As a result, the implications of the stockholder vote could be difficult to discern.

If the non-binding vote on executive compensation will occur every year, a resolution subject to non-binding stockholder vote to approve the compensation of our named executive officers will be presented in the proxy materials for the 2012 Annual Meeting of Stockholders.

For the reasons stated above, the Board of Directors is recommending a vote for a one-year frequency for the non-binding stockholder vote to approve the compensation of our named executive officers. Note that stockholders are not voting to approve or disapprove the recommendation of the Board of Directors with respect to this proposal. Instead, each proxy card provides for four choices with respect to this proposal: a one, two or three year frequency or stockholders may abstain from voting on the proposal.

Your vote on this proposal will be non-binding on us and the Board of Directors and will not be construed as overruling a decision by us or the Board of Directors. Your vote will not create or imply any change to our fiduciary duties or create or imply any additional fiduciary duties for us or the Board of Directors. However, the Board of Directors values the opinions that our stockholders express in their votes and will consider the outcome of the vote when making future compensation decisions as it deems appropriate.

The Compensation Committee has recommended and the Board of Directors has approved a policy set forth in our Corporate Governance Guidelines pursuant to which we will include in future proxy statements the non-binding stockholder vote to approve the compensation of our named executive officers based upon the frequency receiving a plurality of the votes cast in the most recent vote on the matter.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR A “ONE-YEAR” FREQUENCY FOR THE NON-BINDING STOCKHOLDER VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 4 – AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION

TO INCREASE AUTHORIZED SHARES OF COMMON STOCK FROM 55,000,000 TO

110,000,000

The Board of Directors has considered and declared advisable the proposed amendment to our Restated Certificate of Incorporation to increase the authorized shares of Common Stock from 55,000,000 to 110,000,000, which is further described below. The amendment will be set forth in an Amended and Restated Certificate of Incorporation, the form of which is attached hereto as Annex A and is marked to show proposed deletions and insertions from the current draft of the Restated Certificate of Incorporation. The Board of Directors recommends a vote FOR the proposal to amend our Restated Certificate of Incorporation to increase the authorized shares of Common Stock from 55,000,000 to 110,000,000.

In addition to the increase in authorized shares of Common Stock being proposed herein, the Amended and Restated Certificate of Incorporation attached hereto as Annex A includes other administrative changes intended to assist us in integrating into a single instrument all of the provisions of our Restated Certificate of Incorporation which are currently in effect and operative (but which have been filed with the Secretary of State of Delaware subsequent to the filing of our original Restated Certificate of Incorporation), together with the amendment proposed in this Proposal 4. These administrative changes reflect that our Class B Common Stock was retired as reflected in the Certificate of Retirement filed with the Secretary of State of Delaware on December 12, 2006.

Upon the affirmative vote of a majority of the outstanding shares of our voting stock, this proposal would be approved and the Amended and Restated Certificate of Incorporation would become effective upon filing with the Secretary of State of the State of Delaware. It is expected that the date set for filing of the Amended and Restated Certificate of Incorporation will be immediately following the 2011 Annual Meeting of Stockholders, assuming stockholder approval of the proposal.

As of March 15, 2011, we had 42,491,876 shares of Common Stock issued, including 405,990 treasury shares, and an additional 5,774,967 shares reserved for issuance under our existing equity compensation plans and pursuant to outstanding equity awards. Approximately 7,139,147 shares remained authorized for future issuance. No increase in the number of shares of our preferred stock is being proposed at this time. In addition, if the Reverse Stock Split proposed in this proxy statement is approved by our stockholders and effected by our Board of Directors, the number of authorized shares of Common Stock will be proportionately reduced in accordance with the reverse stock split ratio ultimately determined by the Board of Directors.

As the number of outstanding shares of Common Stock and shares reserved for issuance is approaching the 55,000,000 current limit in our Restated Certificate of Incorporation, the Board of Directors believes that failure to approve this proposal would seriously restrict our ability to manage our capital needs, to the detriment of stockholders’ interests. The Board of Directors believes additional authorized shares will allow us to act with flexibility when and as the need arises to issue additional shares in the future without the delays necessitated by having to obtain a stockholder vote (except as otherwise required by law or by the rules of any securities exchange on which the shares of Common Stock are listed) and to take advantage of changing market and financial conditions in a more timely manner.

Among the reasons for issuing additional shares would be to increase our capital through sales of our Common Stock, to effect employee stock incentive and other stock ownership plans and acquisitions,

and to engage in other types of capital or strategic transactions. Other than our equity compensation plans, we have no plan, agreement or arrangement for the issuance of any shares of Common Stock in connection with any such transaction or contractual commitment. This increase in authorized shares will also offset all or a part of the reduction in authorized shares that will occur if the Reverse Stock Split is effected. However, this proposal to increase the number of authorized shares of Common Stock is not contingent on the approval or the effectiveness of the Reverse Stock Split proposal and the Reverse Stock Split is not contingent on the approval of this proposal.

If this proposal is approved and the Restated Certificate of Incorporation amended, the Board of Directors generally may issue such additional authorized shares of our Common Stock without further stockholder approval in return for such consideration in money, property, or other things of value as the Board of Directors, in its discretion, shall determine. In some instances, stockholder approval for the issuance of additional shares may be required by law or by the requirements of NASDAQ, on which our Common Stock is now listed, or the obtaining of such approvals may be otherwise necessary or desirable. In particular, the NASDAQ Listing Rules requires stockholder approval for acquisition transactions where the issuance could increase the number of shares outstanding by 20% or more and for an increase in shares reserved for issuance under equity compensation plans for our employees. In such cases, further stockholder authorization will be solicited.

The Board of Directors has not proposed the increase in the amount of authorized shares with the intention of discouraging tender offers or takeover attempts. However, the availability of additional authorized shares for issuance could render more difficult or discourage a merger, tender offer, proxy contest or other attempt to obtain control of the Company.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS

VOTE “FOR” THE AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION TO

INCREASE AUTHORIZED SHARES OF COMMON STOCK FROM 55,000,000 TO 110,000,000.

PROPOSAL 5 – AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION

TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK AND

PROPORTIONATELY REDUCE THE NUMBER OF AUTHORIZED SHARES OF OUR

COMMON STOCK

General

The Board of Directors has considered and declared advisable the proposed amendment to our Restated Certificate of Incorporation, which is described below. The amendment will be set forth in a Certificate of Amendment to our Restated Certificate of Incorporation attached hereto as Annex B. The Board of Directors recommends a vote FOR the proposal to effect the Reverse Stock Split. Upon the affirmative vote of a majority of the outstanding shares of our voting stock, this proposal would be approved and, in the Board of Directors’ discretion, the Certificate of Amendment would be filed, specifying the following changes that constitute the Reverse Stock Split:

•

a reverse stock split of our Common Stock to combine the shares of the Common Stock at a ratio that will be determined by the Board of Directors and that will be within a range of 1-for-2 to 1-for-2.5, and

•	following the effectiveness of the reverse stock split, a reduction by the reverse stock split ratio in the number of authorized shares of our Common Stock.

If we receive the required stockholder approval for Proposal 5, the Board of Directors will have the sole authority to elect, at any time prior to the 2012 Annual Meeting of Stockholders, whether or not to amend our Restated Certificate of Incorporation to effect the Reverse Stock Split. If the Board of Directors does elect to make such amendment, the Board of Directors will also have the sole authority to determine the number of whole shares of our Common Stock which will be combined into one share of our Common Stock. The Board of Directors believes that providing the flexibility for the Board of Directors to choose an exact split ratio based on the then-current market conditions is in the best interests of us and our stockholders. Even with the stockholder approval of this proposal, the Board of Directors would not be obligated to pursue the Reverse Stock Split. Rather, the Board of Directors would have the flexibility to decide whether or not a Reverse Stock Split (and at what ratio) would be in our best interests.

If approved by stockholders, the Reverse Stock Split will become effective on the “Effective Date.” When filed, the Certificate of Amendment will contain the number of shares of Common Stock, within the limits set forth in this proposal, to be combined into one share of Common Stock and the corresponding number of authorized shares of our Common Stock (as set forth in the table below). The Board of Directors has the sole authority to determine the specific reserve split ratio.

The par value of our Common Stock would remain unchanged at $0.01 per share following the Reverse Stock Split.

This proposal to approve an amendment to our Restated Certificate of Incorporation to effect the Reverse Stock Split is not contingent on the approval or the effectiveness of Proposal 4 to increase the number of authorized shares of Common Stock and Proposal 4 is not contingent on the approval of this proposal.

Selection of Specific Reverse Split Ratio

The Board of Directors’ selection of the specific reverse split ratio will be based primarily on the price level of our Common Stock at that time, taking into account the expected effects on our Common Stock price of the Proposed Business Separation and the expected stability of that price level. The primary focus of the Board of Directors in determining the reverse split ratio will be to select a ratio that it believes is likely to result in a stock price that would be appropriate for a company of our size, market capitalization and float following the Proposed Business Separation. The Board of Directors will also consider whether investors would expect our stock price to be in line with other companies in our industry. Therefore, the Board of Directors will, in consultation with its advisors, consider the recent market prices and trading history of our Common Stock and the outlook for the market price of our Common Stock after giving effect to the Proposed Business Separation.

Risks Associated with the Reverse Stock Split

Reducing the number of outstanding shares of our Common Stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our Common Stock. However, we cannot assure you that the Reverse Stock Split, if implemented, will have the desired effect of raising the price of our Common Stock over the long term. The market price of our Common Stock may also be adversely affected by other factors, such as our financial results, market conditions and the market perception of our business, some of which are unrelated to the number of shares outstanding. If the market price of our Common Stock does decline following the Reverse Stock Split, the percentage decline may be greater than would have occurred in the absence of the Reverse Stock Split.

In addition, there is no assurance that:

•

the market price per share of our Common Stock after a Reverse Stock Split will increase in proportion to the reduction in the number of shares of our Common Stock outstanding before the Reverse Stock Split;

•	the Reverse Stock Split would result in a per share price that would increase the level of investment by institutional investors or increase analyst and broker interest; and

•	the Reverse Stock Split will result in decreased transaction costs for our stockholders.

In addition, the liquidity of our Common Stock may be harmed by the proposed Reverse Stock Split given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the stock price does not increase as a result of the Reverse Stock Split. The Reverse Stock Split may also result in some stockholders owning “odd lots” of less than 100 shares of our Common Stock on a post-split basis. Odd lots may be more difficult to sell, or require greater transaction costs per share to sell, than shares in “round lots” of even multiples of 100 shares. Because the holders of Common Stock otherwise entitled to a fractional share as a result of the Reverse Stock Split will receive a cash payment in lieu of such fractional share, the ownership interests of certain of our small stockholders could be terminated.

Reasons for the Reverse Stock Split

The Board of Directors authorized the Reverse Stock Split with a view to maintaining the per share trading price of our Common Stock following the Proposed Business Separation at levels consistent with generally accepted market standards. The Board of Directors believes the Reverse Stock Split will help to maintain the marketability and liquidity of our Common Stock following the Proposed Business Separation. Maintaining a market standard share trading price could benefit us in the following ways:

•

Increase in Eligible Investors. The Reverse Stock Split could allow a broader range of institutions to invest in our Common Stock (namely, funds that are prohibited from buying stocks with a price below a certain threshold), potentially increasing trading volume and liquidity of our Common Stock.

•

Increased Analyst and Broker Interest. The Reverse Stock Split could increase analyst and broker interest in our Common Stock as their policies can discourage them from following or recommending companies with low stock prices. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have adopted internal policies and practices that either prohibit or discourage them from investing in such stocks or recommending them to their customers. Some of those policies and practices may also function to make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, brokers’ commissions on transactions in low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, and because of this, the current average price per share of our Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher.

•

Decreased Transaction Costs for Stockholders. Brokers’ commissions on transactions in low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, and because of this, the current average price per share of our Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher.

As part of the Reverse Stock Split, we will reduce proportionately the number of authorized shares of our Common Stock. This aspect of the Reverse Stock Split is intended to avoid an increase in the potential for further dilution to our stockholders. If the number of authorized shares of our Common Stock is not reduced in connection with the Reverse Stock Split, there will be a further increase in the number of authorized but unissued shares. Authorized but unissued shares can be issued without the approval of our stockholders, which could have a dilutive effect on their ownership interests. The proportionate decrease in the number of authorized shares of our Common Stock is intended to maintain the potential for dilution for our stockholders at the same level as before the Reverse Stock Split.

Effects of the Reverse Stock Split

Reduction of Shares Held by Individual Stockholder and Reduction in Total Outstanding Shares. Following the Effective Date, the outstanding shares of our Common Stock will be combined into new shares of our Common Stock at an exchange ratio that will be determined by our Board of Directors and that will be within a range of 1-for-2 to 1-for-2.5. This means that in the case of an exchange ratio of 1-for-2, for example, you would receive one new share of our Common Stock for each two shares of Common Stock that you currently hold. The Reverse Stock Split would affect all stockholders uniformly and would not affect any stockholder’s percentage ownership interest in us, except to the extent that the Reverse Stock Split would result in some stockholders owning a fractional share. You would receive cash in lieu of any fractional share that would otherwise be issuable, as described below. Proportionate voting rights and other rights of the holders of our Common Stock will not be affected by the proposed Reverse

Stock Split (other than as a result of the payment of cash in lieu of fractional shares). For example, a holder of 5% of the voting power of the outstanding shares of Common Stock immediately prior to the Reverse Stock Split would continue to hold 5% of the voting power of the outstanding shares of Common Stock immediately after the Reverse Stock Split. The number of stockholders of record would not be affected by the Reverse Stock Split (except to the extent that any stockholder holds only a fractional share interest and receives a cash payment for such interest after the Reverse Stock Split). Note, however, if the Reverse Stock Split is implemented, it will increase the number of stockholders of the Company who own “odd lots” of fewer than 100 shares of our Common Stock. Brokerage commissions and other costs of transactions in odd lots may be higher than the costs of transactions of greater than 100 shares of Common Stock.

The proposed Reverse Stock Split will reduce the total number of outstanding shares of Common Stock by the reverse stock split ratio determined by the Board of Directors (within the limits set forth in this proposal).

The following table contains approximate information relating to our Common Stock under the proposed exchange ratios based on share information as of March 15, 2011, other than as noted below:

	(a)	(b)	(c)	(d)
Shares of Common Stock	Prior to Reverse Stock Split	Prior to Reverse Stock Split	1-for-2	1-for-2.5
Authorized(1)	55,000,000	110,000,000	55,000,000	44,000,000
Issued (includes treasury shares)	42,491,876	42,491,876	21,245,938	16,996,750
Outstanding (excludes treasury shares)	42,085,886	42,085,886	21,042,943	16,834,354
Reserved for future issuance under our equity incentive plans	3,521,891	3,521,891	1,760,946	1,408,756
Reserved for future issuance pursuant to outstanding equity awards	2,253,076	2,253,076	1,126,538	901,230

(1)	The number of authorized shares of our Common Stock in columns (b), (c) and (d) assume Proposal 4 is approved by our stockholders. If Proposal 4 is not approved by our stockholders the authorized shares would be 55,000,000, 27,500,000 and 22,000,000, respectively. This Proposal 5 to effect the Reverse Stock Split is not contingent on the approval or the effectiveness of Proposal 4.

Change in Number and Exercise Price of Employee and Director Equity Awards. The proposed Reverse Stock Split will reduce the number of shares of Common Stock available for issuance under our employee and director equity plans, including the Incentive Plan, in proportion to the reverse stock split ratio determined by the Board of Directors (within the limits set forth in this proposal). Under the terms of our outstanding equity awards, the Reverse Stock Split would cause a reduction in the number of shares of Common Stock issuable upon exercise or vesting of such awards in proportion to the exchange ratio of the Reverse Stock Split (as set forth in the table above) and would cause a proportionate increase in the exercise price of such awards to the extent they are stock options. The number of shares authorized for future issuance under our equity plans will also be proportionately reduced (as set forth in the table above). The number of shares of Common Stock issuable upon exercise or vesting of outstanding equity awards will be rounded to the nearest whole share and no cash payment will be made in respect of such rounding.

Regulatory Effects. Our Common Stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we are subject to the periodic reporting and other requirements of the Exchange Act. The proposed Reverse Stock Split will not affect the registration of the Common Stock under the Exchange Act or our obligation to publicly file financial and other information with the Securities and Exchange Commission. If the proposed Reverse Stock Split is implemented, our Common Stock will continue to trade on the NASDAQ Global Select Market under the symbol “NTLS” (although NASDAQ would likely add the letter “D” to the end of the trading symbol for a period of 20 trading days to indicate that the reverse stock split has occurred).

No Going Private Transaction. Notwithstanding the decrease in the number of outstanding shares following the proposed Reverse Stock Split, the Board of Directors does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Board of Directors Discretion to Implement the Reverse Stock Split

If the Reverse Stock Split is approved by our stockholders, it will be effected, if at all, only upon a determination by the Board of Directors that a Reverse Stock Split is in the best interests of the Company and our stockholders at the time of such determination.

Notwithstanding approval of this proposal by stockholders, the Board of Directors may, in its sole discretion, abandon the proposed amendments to the Restated Certificate of Incorporation and determine not to effect the Reverse Stock Split as permitted under Section 242(c) of the DGCL. If the Board of Directors does not implement the Reverse Stock Split prior to the 2012 Annual Meeting of Stockholders, stockholder approval would be required again prior to implementing any Reverse Stock Split.

No Appraisal Rights

The DGCL does not provide dissenters’ rights of appraisal to our stockholders in connection with the Reverse Stock Split proposal and we will not independently provide our stockholders with any such right.

Impact of Non-Approval of the Reverse Stock Split

The Proposed Business Separation will cause the price per share of our Common Stock to decline which would affect the marketability and liquidity of our Common Stock. The Reverse Stock Split would allow the Board of Directors to reduce the number of authorized and outstanding shares of our Common Stock which could help to raise the price per share of the Common Stock. If the Reverse Stock Split is not approved by the stockholders, we will not be able to reduce the number of authorized and outstanding shares of our Common Stock in this way to help raise the price per share of our Common Stock. Other factors, including (but not limited to) our financial results, market conditions and the market perception of our business, may also adversely affect the market price of our Common Stock. Therefore, even if the Reverse Stock Split is implemented, there can be no assurance that the Reverse Stock Split will result in an increase in the market price of our Common Stock or that the market price of our Common Stock will not decrease at any time.

The Proposed Business Separation is not contingent on the approval of the Reverse Stock Split.

Amendment Effective Date

The Effective Date of the Reverse Stock Split will be the date on which the Certificate of Amendment to our Restated Certificate of Incorporation to effect the amendments contemplated by this proposal is accepted and recorded by the Delaware Secretary of State (subject to any specific future time of effectiveness stated therein) in accordance with Section 103 of the DGCL. It is expected that the date set for filing of the Certificate of Amendment will be a date immediately prior to the Proposed Business Separation, assuming stockholder approval of the proposal. However, the exact timing of the filing of the amendment will be determined by the Board of Directors based on its evaluation as to when such action will be most advantageous to the Company and our stockholders. Except as explained below with respect to fractional shares, on the Effective Date of the Reverse Stock Split, shares of Common Stock issued and outstanding immediately prior thereto will be combined and converted, automatically and without any action on the part of the stockholders, into new shares of Common Stock in accordance with the reverse stock split ratio determined by the Board of Directors (within the limits set forth in this proposal).

Stockholders’ Equity

Following the effectiveness of the amendment to our Restated Certificate of Incorporation, the stated capital on our balance sheet and the additional paid-in capital account that are, in each case, attributable to the Common Stock, will be adjusted to reflect the Reverse Stock Split. The par value per share of our Common Stock will remain unchanged at $0.01 per share after the Reverse Stock Split. As a result, on the Effective Date of the Reverse Stock Split, the stated capital on our consolidated balance sheet attributable to Common Stock will be reduced and the additional paid-in-capital account will be increased by the amount by which the stated capital is reduced. Per share net income or loss will be increased because there will be fewer shares of our Common Stock outstanding. We do not anticipate that any other accounting consequences, including changes to the amount of stock-based compensation expense to be recognized in any period, will arise as a result of the Reverse Stock Split.

Interests of Certain Persons in the Proposal

Certain of our officers and directors have an interest in this proposal as a result of their ownership of shares of our Common Stock, as set forth in the section entitled “Beneficial Ownership of Common Stock.” However, we do not believe that our officers or directors have interests in the Reverse Stock Split that are different from or greater than those of any other holder of our Common Stock.

Treatment of Fractional Shares

We do not currently intend to issue fractional shares in connection with the Reverse Stock Split. Stockholders who own Common Stock prior to the Effective Date and who otherwise would hold fractional shares because the number of shares of Common Stock they held before the Reverse Stock Split would not be evenly divisible based on the Reverse Stock Split ratio will be entitled to a cash payment (without interest or deduction) in respect of such fractional shares. To avoid the existence of fractional shares of Common Stock, shares that would otherwise result in fractional shares from the application of the Reverse Stock Split will be collected and pooled by our transfer agent and sold in the open market and the proceeds will be allocated to the stockholders’ respective accounts pro rata in lieu of fractional shares. We will not receive any proceeds from any such sales. The ownership of a fractional interest will not give the holder any voting, dividend or other rights, except to receive the above-described cash payment. No transaction costs would be assessed to stockholders for the cash payment. We will be responsible for any brokerage fees or commissions related to the transfer agent’s selling in the open market shares that would otherwise be entitled to fractional shares.

If you do not hold sufficient shares of pre-split Common Stock to receive at least one post-split share of Common Stock and you want to hold our Common Stock after the Reverse Stock Split, you may do so by taking either of the following actions far enough in advance so that it is completed before the Reverse Stock Split is effected:

•

purchase a sufficient number of shares of our Common Stock so that you would hold at least that number of shares of Common Stock in your account prior to the implementation of the Reverse Stock Split that would entitle you to receive at least one share of Common Stock on a post-split basis; or

•

if applicable, consolidate your accounts so that you hold at least that number of shares of our Common Stock in one account prior to the Reverse Stock Split that would entitle you to at least one share of our Common Stock on a post-split basis. Common Stock held in registered form (that is, shares held by you in your own name on our share register maintained by our transfer agent) and Common Stock held in “street name” (that is, shares held by you through a bank, broker or other nominee) for the same investor would be considered held in separate accounts and would not be aggregated when implementing the Reverse Stock Split. Also, shares of Common Stock held in registered form but in separate accounts by the same investor would not be aggregated when implementing the Reverse Stock Split.

Stockholders should be aware that, under the escheat laws of various jurisdictions, any amounts due for fractional interests and shares resulting from the Reverse Stock Split that are not timely claimed after the effective date of the Reverse Stock Split may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by us or our transfer agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, if applicable, stockholders otherwise entitled to receive such funds, but who do not receive them due to, for example, their failure to timely comply with the transfer agent’s instructions (described below), will have to seek to obtain such funds directly from the state to which they were paid.

Exchange of Stock Certificates

If the Reverse Stock Split is effected, stockholders holding certificated shares will be required to exchange their stock certificates for the appropriate number of shares held electronically in book entry form (“Book Entry Shares”) resulting from the Reverse Stock Split. This means that, instead of receiving a new stock certificate, stockholders holding certificated shares prior to the Effective Date will receive a statement of holding indicating the number of Book Entry Shares such stockholder owns following the Reverse Stock Split. Stockholders of record on the Effective Date will be furnished the necessary materials and instructions for the surrender and exchange of share certificates at the appropriate time by our transfer agent, Computershare Trust Company. Stockholders will not have to pay any transfer fee or other fee in connection with such exchange. As soon as practicable after the Effective Date, the transfer agent will send a letter of transmittal to each stockholder advising such holder of the procedure for surrendering certificates representing the number of shares of our Common Stock prior to the Reverse Stock Split (“Old Stock Certificates”) in exchange for Book Entry Shares representing the number of shares of our Common Stock resulting from the Reverse Stock Split.

You should not send your Old Stock Certificates now. You should send them only after you receive the letter of transmittal from our transfer agent.

As soon as is practicable after the surrender to the transfer agent of any Old Stock Certificate, together with a duly executed letter of transmittal and any other documents the transfer agent may specify, the transfer agent will deliver to the person in whose name such Old Stock Certificate had been issued Book Entry Shares registered in the name of such person. Any Old Stock Certificate bearing a restrictive legend will be exchanged for a new physical stock certificate bearing the same legend, restricting the transfer of such shares that were borne by the surrendered Old Stock Certificates held prior to the Reverse Stock Split.

Until surrendered as contemplated herein, each Old Stock Certificate shall be deemed at and after the Effective Date to represent the number of full shares of our Common Stock resulting from the Reverse Stock Split. Until they have surrendered their Old Stock Certificates for exchange, stockholders will not be entitled to receive any dividends or other distributions, if any, that may be declared and payable to holders of record after the Reverse Stock Split.

Any stockholder whose Old Stock Certificate has been lost, destroyed or stolen will be entitled to Book Entry Shares only after complying with the requirements that we and the transfer agent customarily apply in connection with lost, stolen or destroyed certificates.

If any Book Entry Shares are to be issued in a name other than that in which the Old Stock Certificates are registered, it will be a condition of such issuance that (1) the person requesting such issuance must pay us any applicable transfer taxes or establish to our satisfaction that such taxes have been paid or are not payable, (2) the transfer complies with all applicable federal and state securities laws and (3) the surrendered certificate is properly endorsed and otherwise in proper form for transfer. In all other cases, no service charges, brokerage commissions or transfer taxes shall be payable by any holder of any Old Stock Certificate.

Stockholders who hold only uncertificated shares, either as direct or beneficial owners, will have their holdings electronically adjusted by our transfer agent and, for beneficial owners, by their brokers or banks, as the case may be, which hold in “street name” for their benefit, to give effect to the Reverse Stock Split.

Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a summary of certain U.S. federal income tax consequences of the Reverse Stock Split to us and to holders of our Common Stock that hold such stock as a capital asset for U.S. federal income tax purposes. This discussion is based on laws, regulations, rulings and decisions in effect on the date hereof, all of which are subject to change (possibly with retroactive effect) and to differing interpretations. This discussion applies only to holders that are U.S. persons and does not address all aspects of U.S. federal income taxation that may be relevant to holders in light of their particular circumstances or to holders who may be subject to special tax treatment under the Internal Revenue Code of 1986, as amended, including, without limitation, holders who are dealers in securities or foreign currency, foreign persons, insurance companies, tax-exempt organizations, banks, financial institutions, small business investment companies, regulated investment companies, real estate investment trusts, retirement plans, holders that are partnerships or other pass-through entities for U.S. federal income tax purposes, holders whose functional currency is not the U.S. dollar, traders that mark-to-market their securities, holders subject to the alternative minimum tax, holders who hold our Common Stock as part of a hedge, straddle, conversion or other risk reduction transaction, or who acquired our Common Stock pursuant to the exercise of compensatory stock options, the vesting of previously restricted shares of stock or otherwise as compensation.

We have not sought, and will not seek, a ruling from the Internal Revenue Service regarding the U.S. federal income tax consequences of the Reverse Stock Split. The following summary does not address the tax consequences of the Reverse Stock Split under foreign, state, or local tax laws. Accordingly, each holder of our Common Stock should consult his, her or its tax advisor with respect to the particular tax consequences of the Reverse Stock Split to such holder.

The U.S. federal income tax consequences for a holder of our Common Stock and for us pursuant to the Reverse Stock Split will be as follows:

•	the holder should not recognize any gain or loss for U.S. federal income tax purposes (except with respect to cash, if any, received in lieu of a fractional share of Common Stock);

•

the holder’s aggregate tax basis in the Common Stock received pursuant to the Reverse Stock Split, including any fractional share of the Common Stock not actually received, should be equal to the aggregate tax basis of such holder’s Common Stock surrendered in exchange therefor;

•

the holder’s holding period for the Common Stock received pursuant to the Reverse Stock Split, including any fractional share of the Common Stock not actually received, should include such holder’s holding period for the Common Stock surrendered in exchange therefor;

•

cash payments received by the holder for a fractional share of Common Stock generally should be treated as if such fractional share had been issued pursuant to the Reverse Stock Split and then sold by such holder, and such holder generally should recognize capital gain or loss with respect to such payment, measured by the difference between the amount of cash received and such holder’s tax basis in such fractional share;

•	any such capital gain or loss should be treated as a long-term or short-term capital gain or loss based on such holder’s holding period in such fractional share; and

•	we should not recognize gain or loss solely as a result of the Reverse Stock Split.

Certain holders may be subject to a 28% backup withholding tax on any cash received in the Reverse Stock Split in lieu of a fractional share of common stock. Backup withholding will not apply, however, to a holder that comes within certain exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A holder that does not provide its correct taxpayer identification number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Any amount remitted as backup withholding will be allowed as a refund or credit against the holder’s federal income tax liability, provided the required information is timely furnished to the IRS.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK AND PROPORTIONATELY REDUCE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK.

PROPOSAL 6 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed the firm of KPMG LLP, independent registered public accounting firm, to audit and report on our financial statements for the year ending December 31, 2011. We have employed KPMG LLP as our independent registered public accounting firm beginning with the year ended December 31, 2003. It is expected that a representative of KPMG LLP will be present at the 2011 Annual Meeting of Stockholders to answer questions of stockholders and will have the opportunity, if desired, to make a statement.

In connection with the audit of the 2010 financial statements, we entered into an engagement agreement with KPMG LLP which set forth the terms by which KPMG LLP will perform audit services for us. That agreement is subject to alternative dispute resolution procedures and a mutual exclusion of damages other than the prevailing party’s actual damages.

The following is a description of the fees and expenses billed to us by KPMG LLP for the years ended 2010 and 2009.

	2010 ($)	2009 ($)
Audit fees	759,414	828,228
Audit-related fees	—	24,000
Tax fees	—	—
All other fees	185,000	—

Total	944,414	852,228

Audit Fees

Audit fees include fees and expenses paid by us to KPMG LLP in connection with the annual audit of our consolidated financial statements, KPMG LLP’s review of our interim financial statements, KPMG’s review of our Annual Report on Form 10-K and KPMG’s assessment of the effectiveness of the internal controls over our financial reporting. Audit fees also include fees for services performed by KPMG LLP that are closely related to the audit and in many cases could only be provided by our independent auditors. Such services include comfort letters and consents related to SEC registration statements and certain reports relating to our regulatory filings.

Audit Related Fees

The audit related services performed by KPMG LLP during the year ended December 31, 2009 related to the Sprint wholesale billing matter (see note 3 in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2009). KPMG LLP did not perform any audit related services for us during the year ended December 31, 2010.

Tax Fees

KPMG LLP did not perform any tax services for us during the years ended December 31, 2010 and 2009.

All Other Fees

All other audit fees for 2010 include fees billed by KPMG LLP to us in connection with the audit of the 2008 and 2009 financial statements of The New Wireline Company in connection with the proposed separation of our wireline and wireless businesses. KPMG LLP did not perform any other services for us during the year ended December 31, 2009.

Audit Committee Pre-Approval Policy

The Audit Committee’s policy is that all audit and non-audit services provided by its independent registered public accounting firm, shall either be approved before the independent registered public accounting firm is engaged for the particular services or shall be rendered pursuant to pre-approval procedures established by the Audit Committee. These services may include audit services and permissible audit-related services, tax services and other services. Pre-approval spending limits for all services to be performed by the independent registered public accounting firm are established periodically by the Audit Committee, detailed as to the particular service or category of services to be performed and implemented by our financial officers. The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. Any audit or non-audit service fees that we may incur that fall outside the limits pre-approved by the Audit Committee for a particular service or category of services require separate and specific pre-approval by the Audit Committee prior to the performance of services. For each fiscal year, the Audit Committee may determine the appropriate ratio between the total amount of fees for audit, audit-related and tax and other services. The Audit Committee may revise the list of pre-approved services from time to time. In all pre-approval instances, the Audit Committee will consider whether such services are consistent with the SEC rules on auditor independence.

THE AUDIT COMMITTEE UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2011.

Stockholder ratification of the selection of KPMG LLP as our independent registered public accounting firm is not required but is being presented as a matter of good corporate practice. Notwithstanding stockholder ratification of the appointment of the independent registered public accounting firm, the Audit Committee, in its discretion, may direct the appointment of a new independent registered public accounting firm if the Audit Committee believes that such a change would be in our best interests and the best interests of our stockholders. If the stockholders do not ratify the appointment, the Audit Committee will reconsider the appointment.

OTHER MATTERS

The Board of Directors knows of no other matters to be brought before the 2011 Annual Meeting of Stockholders. However, if any other matters are properly brought before the 2011 Annual Meeting of Stockholders, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment.

SOLICITATION OF PROXIES

The cost of the solicitation of proxies on behalf of NTELOS will be borne by us. In addition, our directors, officers and other employees may, without additional compensation except reimbursement for actual expenses, solicit proxies by mail, in person or by telecommunication. We will reimburse brokers, fiduciaries, custodians and other nominees for out-of-pocket expenses incurred in sending our proxy materials to, and obtaining instructions relating to such materials from, beneficial owners.

STOCKHOLDER PROPOSALS FOR 2012 ANNUAL MEETING

In order for proposals of stockholders to be considered for inclusion in the proxy materials for the 2012 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act, such proposals must be received by us at our executive offices at 401 Spring Lane, Suite 300, P.O. Box 1990, Waynesboro, Virginia 22980, Attention: Secretary or Assistant Secretary, by November 22, 2011.

Stockholders may bring business before the annual meeting only in accordance with the provisions of our bylaws, which require, among other things, that notice be given to us. The 2012 Annual Meeting of Stockholders is currently scheduled for May 4, 2012. Management may use its discretionary authority to vote against any such proposals.

ANNUAL REPORT ON FORM 10-K

We will provide without charge to each person to whom this proxy statement has been delivered on the written request of any such person, a copy of our Annual Report on Form 10-K for the year ended December 31, 2010, including the financial statements. Requests should be directed to NTELOS Holdings Corp., 401 Spring Lane, Suite 300, P.O. Box 1990, Waynesboro, Virginia 22980, Attention: Director—Investor Relations. Our Annual Report on Form 10-K also may be accessed through our website at www.ntelos.com. A list of exhibits to the Annual Report on Form 10-K will be included in the copy of the Annual Report on Form 10-K. Any of the exhibits may be obtained by referring to the filings referenced in the exhibit listing, any of which may be obtained at the SEC’s website, www.sec.gov, or by written request to the Director—Investor Relations.

BENEFICIAL OWNERS

Unless we have received contrary instructions, we may send a single copy of our Annual Report, proxy statement and notice of Annual Meeting to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. Each stockholder in the household will continue to receive a separate proxy card. This process, known as “householding,” reduces the volume of duplicate information received at your household and helps to reduce our expenses.

If you would like to receive your own set of our annual disclosure documents this year or in future years, follow the instructions described below. Similarly, if you share an address with another stockholder and together both of you would like to receive only a single set of our annual disclosure documents, follow these instructions.

If your shares are registered in your own name, please contact us at our executive offices at 401 Spring Lane, Suite 300, P.O. Box 1990, Waynesboro, Virginia 22980, Attention: Director—Investor Relations, to inform us of your request. If a bank, broker or other nominee holds your shares, please contact your bank, broker or other nominee directly.

By order of the Board of Directors,

James A. Hyde
Chief Executive Officer

Waynesboro, Virginia
March 21, 2011

ANNEX A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

NTELOS HOLDINGS CORP.

The name of the Corporation is NTELOS Holdings Corp. (the “Corporation”). The date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was January 14, 2005 under the name Project Holdings Corp. On February 22, 2005, Project Holdings Corp. was converted into a Delaware limited liability company under the name Project Holdings LLC pursuant to a Certificate of Conversion filed with the Secretary of State of the State of Delaware. On April 27, 2005, Project Holdings LLC was converted from a Delaware limited liability company to a Delaware corporation under the name NTELOS Holdings Corp. pursuant to a Certificate of Conversion filed with the Secretary of State of the State of Delaware. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL “), this Amended and Restated Certificate of Incorporation restates the provisions of the Restated Certificate of Incorporation of this Corporation filed on ~~April 27, 2005.~~February 13, 2006, as amended by the Certificate of Retirement of Stock of this Corporation filed on December 12, 2006. The text of the Certificate of Incorporation is hereby restated in its entirety to read as follows:

1.	Name. The name of the Corporation is NTELOS Holdings Corp.

2.	Registered Office and Agent. The registered office of the Corporation within the State of Delaware shall be in the City of Wilmington, County of New Castle. The name of the Corporation’s registered agent in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

3.	Purpose. The purposes for which the Corporation is formed are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware and to possess and exercise all of the powers and privileges granted by such law and any other law of Delaware.

4.	Authorized Capital. The aggregate number of shares of stock which the Corporation shall have authority to issue is ~~Eighty-Two~~One Hundred Ten Million One Hundred Thousand (~~82,100,000~~110,100,000) shares, divided into ~~three~~two (~~3~~2) classes consisting of One Hundred Thousand (100,000) shares of Preferred Stock, par value $.01 per share (“Preferred Stock”)~~; Fifty-Five~~ and One Hundred Ten Million (~~55,000,000~~110,000,000) shares of Common Stock, par value $.01 per share (“Common Stock”) ~~and Twenty-Seven Million (27,000,000) shares of Class B Common Stock, par value $.01 per share (“Class B Common Stock”). The Common Stock and the Class B Common Stock are hereinafter sometimes collectively referred to as “Corporation Common Stock.”~~.

The following is a statement of the designations, preferences, qualifications, limitations, restrictions and the special or relative rights granted to or imposed upon the shares of each such class.

A.	PREFERRED STOCK

1.	Issue in Series. Preferred Stock may be issued from time to time in one or more series, each such series to have the terms stated herein or in the resolution of the Board of Directors of the Corporation providing for its issue. All shares of any one series of Preferred Stock will be identical, but shares of different series of Preferred Stock need not be identical or rank equally insofar as provided by law or herein.

2.	Creation of Series. The Board of Directors will have authority by resolution to cause to be created one or more series of Preferred Stock, and to determine and fix with respect to each series prior to the issuance of any shares of the series to which such resolution relates:

a.	The distinctive designation of the series and the number of shares which will constitute the series, which number may be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors;

b.	The rights in respect of dividends (or method of determining the dividends), if any, payable to the holders of shares of the series, and the times of payment of any dividends on the shares of the series, and whether any dividends will be cumulative, and if so, from what date or dates;

c.	The price or prices at which, and the terms and conditions on which, the shares of the series may be redeemed at the option of the Corporation, if any;

d.	Whether or not the shares of the series will be entitled to the benefit of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if so entitled, the amount of such fund and the terms and provisions relative to the operation thereof;

e.	Whether or not the shares of the series will be convertible into, or exchangeable for, any other shares of stock of the Corporation or other securities, and if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and any adjustments thereof, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

f.	The rights of the shares of the series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

g.	Whether or not the shares of the series will have priority over or be on a parity with or be junior to the shares of any other series or class in any respect or will be entitled to the benefit of limitations restricting the issuance of shares of any other series or class having priority over or being on a parity with the shares of such series in any respect, or restricting the payment of dividends on or the making of other distributions in respect of shares of any other series or class ranking junior to the shares of the series as to dividends or assets, or restricting the purchase or redemption of the shares of any such junior series or class, and the terms of any such restriction;

h.	Whether the series will have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights; and

i.	Any other preferences, qualifications, privileges, options and other relative or special rights and limitations of that series.

B.	COMMON STOCK ~~AND CLASS B COMMON STOCK~~

~~Except as otherwise provided herein, all shares of Common Stock and Class B Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges.~~

~~1.~~	~~Transfers. The Corporation shall not close its books against the transfer of any share of Corporation Common Stock, or of any share of Corporation Common Stock issued or issuable upon conversion of shares of the other class of Corporation Common Stock, in any manner that would interfere with the timely conversion of such shares of Corporation Common Stock.~~

~~2.~~	~~Subdivision and Combinations of Shares. If the Corporation in any manner subdivides (by stock split, stock dividend or otherwise) or combines (by stock split, stock dividend or otherwise) the outstanding shares of any class of Corporation Common Stock, the outstanding shares of the other class of Corporation Common Stock shall be proportionately subdivided or combined. In no event shall a stock split or stock dividend constitute a payment of Unpaid Preference.~~

1.	~~3.~~ Distributions. At the time of each Distribution, such Distribution shall be made to the holders of ~~the Class B Common Stock and Common Stock in accordance with the following priority:~~ Common Stock allocated ratably among such holders based upon the number of shares of Common Stock held by each such holder as of the time of such Distribution.

~~a.~~	~~First, the holders of Class B Common Stock shall be entitled to receive all or a portion of such Distribution (allocated ratably among such holders based upon the number of shares of Class B Common Stock held by each such holder as of the time of such Distribution) equal to the aggregate Unpaid Preference on all outstanding shares of Class B Common Stock as of the time of such Distribution, and no Distribution or any portion thereof shall be made under paragraph 3.b below until the entire amount of the Unpaid Preference on the outstanding shares of Class B Common Stock as of the time of such Distribution has been paid in full. The Distributions made pursuant to this paragraph 3.a to holders of Class B Common Stock shall constitute a payment of Distribution Preference on Class B Common Stock.~~

~~b.~~	~~Second, after the required amount of a Distribution has been made in full pursuant to paragraph 3.a above, the holders of Corporation Common Stock as a group, shall be entitled to receive the remaining portion of such Distribution (allocated ratably among such holders based upon the number of shares of Corporation Common Stock held by each such holder as of the time of such Distribution).~~

~~c.~~

~~In the case of any non-liquidating Distribution, such Distribution shall be made to the holders of the Class B Common Stock and Common Stock in the manner and in the priority set forth in paragraphs 3.a and 3.b hereof; provided that if such non-liquidating Distribution shall be payable in shares of Class B Common Stock or Common Stock,~~

~~the payments in shares of Class B Common Stock shall be payable to holders of Class B Common Stock and the payments in shares of Common Stock shall be payable to holders of Common Stock.~~

“Distribution” means each distribution made by the Corporation to holders of capital stock, whether in cash, property, or securities of the Corporation and whether by dividend, liquidating distributions or otherwise; provided that none of the following shall be a Distribution: (a) any redemption or repurchase by the Corporation of any capital stock held by an employee, director or former employee or director of the Corporation or any of its subsidiaries or (b) any exchange of any capital stock, or any subdivision (by stock split, stock dividend or otherwise) or any combination (by stock split, stock dividend or otherwise) of any outstanding shares of capital stock.

2.	~~4.~~ Voting Rights. The holders of ~~Class B Common Stock and~~ Common Stock shall have the general right to vote for all purposes, including the election of directors, as provided by law. Each holder of ~~Class B Common Stock and~~ Common Stock shall be entitled to one vote for each share thereof held. The ~~holders of record of Class B Common Stock and~~ holders of record of Common Stock shall vote as a single class on all matters, except as otherwise required by law or this Amended and Restated Certificate of Incorporation. In the election of directors, each stockholder shall be entitled to cast for any one candidate no greater number of votes than the number of shares held by such stockholder; no stockholder shall be entitled to cumulate votes on behalf of any candidate. ~~The affirmative vote of the holders of a majority of the outstanding Class B Common Stock, voting separately as a class, shall be required for any amendment, alteration or repeal (including by merger, consolidation or otherwise by operation of law) of any provision of this Restated Certificate of Incorporation that would adversely affect the powers, privileges or rights of the Class B Common Stock or the holders thereof in such capacity (in either case except for changes affecting only those powers, privileges or rights shared by both classes of Corporation Common Stock and affecting such powers, privileges or rights equally with respect to both classes of Corporation Common Stock).~~

3.	~~5.~~ Merger, etc. In connection with any merger, consolidation, or recapitalization in which holders of ~~Class B Common Stock or~~ Common Stock generally receive, or are given the opportunity to receive, consideration for their shares, all payments shall be made to the holders of ~~Class B Common Stock and~~ Common Stock in the manner ~~and in the priority~~ set forth in ~~paragraphs 3.a and 3.b~~paragraph 1 hereof in such a manner as will preserve the economic intent of such ~~paragraphs~~paragraph.

~~6.~~	~~Conversion.~~

~~a.~~

~~At any time and from time to time any holder of Class B Common Stock may, at such holder’s option, convert all or any portion of such holder’s shares of Class B Common Stock into an equal number of fully paid and nonassessable shares of Common Stock by: (A) if such shares are held in certificated form, delivery and surrender to the Corporation of the certificates representing the shares of Class B Common Stock to be so converted or (B) if such shares are held in book-entry form, delivery of written notice to the Corporation. Any conversion pursuant to this Section 4.B.6.a shall be deemed to have been effected at the time of such surrender or delivery of such written notice, as the case may be. Upon such surrender or delivery of written notice pursuant~~

~~to this Section 4.B.6.a, the Corporation shall deliver or cause to be delivered to or upon the written order of the record owner of such shares of Class B Common Stock certificates representing the number of fully paid and nonassessable shares of Common Stock into which the shares of Class B Common Stock represented by such surrendered certificates or covered by such written notice, as the case may be, have been converted in accordance with the provisions of this Section 4.B.6.a.~~

~~b.~~	~~The Corporation will pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on the conversion of shares of Class B Common Stock pursuant to this Section 4.B.6; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any registration of transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the record owner of Class B Common Stock converted or to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax or has established, to the reasonable satisfaction of the Corporation, that such tax has been paid.~~

~~c.~~	~~As long as any shares of Class B Common Stock shall be outstanding, the Corporation shall reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of shares of Class B Common Stock, that number of shares of Common Stock necessary to effect the conversion of all of the then outstanding shares of Class B Common Stock. If at any time, the Board of Directors of the Corporation determines that the number of authorized but unissued shares of Common Stock would be insufficient to effect the conversion of all of the then outstanding shares of Class B Common Stock, the Corporation shall take such action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient to effect such conversion.~~

~~d.~~	~~Upon the conversion of all or any portion of Class B Common Stock pursuant to Section 4.B.6, the Class B Common Stock so converted shall be cancelled and retired and may not be reissued. Following the conversion pursuant to this Section 4.B.6 of all outstanding shares of Class B Common Stock and the filing of a certificate of retirement with the Secretary of State of the State of Delaware in accordance with Section 243 of the DGCL, all references in this Restated Certificate of Incorporation to Corporation Common Stock shall be deemed to refer only to the Common Stock.~~

4.	~~7.~~ Preemptive Rights. ~~Neither~~The holders of the Common Stock ~~nor holders of Class B Common Stock shall have preemptive rights.~~

~~8.~~	~~Restrictions on Issuance. Except for issuances of shares of Class B Common Stock required pursuant to Section 4.B.2 hereof, no more than 26,492,897 shares of Class B Common Stock (as proportionately adjusted for all stock splits, stock dividends and other recapitalizations affecting the Class B Common Stock) may be issued by the Corporation.~~

~~9.~~	~~Definitions.~~

~~“Distribution” means each distribution made by the Corporation to holders of capital stock, whether in cash, property, or securities of the Corporation and whether by dividend,~~

~~liquidating distributions or otherwise; provided that none of the following shall be a Distribution: (a) any redemption or repurchase by the Corporation of any capital stock held by an employee, director or former employee or director of the Corporation or any of its subsidiaries or (b) any exchange of any capital stock, or any subdivision (by stock split, stock dividend or otherwise) or any combination (by stock split, stock dividend or otherwise) of any outstanding shares of capital stock.~~

~~“Distribution Preference” of each share of Class B Common Stock shall be equal to $1.13237899199925 (as proportionally adjusted for all stock splits, stock dividends and other recapitalizations affecting the Class B Common Stock).~~

~~“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a government or any branch, department, agency, political subdivision or official thereof. “Unpaid Preference” of any share of Class B Common Stock means an amount equal to the excess, if any, of (a) $1.13237899199925 per share (as proportionally adjusted for all stock splits, stock dividends and other recapitalizations affecting the Class B Common Stock), over (b) the aggregate amount of Distributions made by the Corporation that constitute a return of Distribution Preference of such share.~~ shall not have preemptive rights.

5.	Business Combinations with Interested Stockholders. The Corporation elects not to be governed by section 203 of the Delaware General Corporation Law (“DGCL”) immediately upon filing of this certificate pursuant to DGCL section 203(b)(1).

6.	Bylaws. The board of directors of the Corporation is authorized to adopt, amend or repeal the bylaws of the Corporation, except as otherwise specifically provided therein.

7.	Elections of Directors. Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

8.	Right to Amend. ~~Except for any amendments that require the approval of the holders of the Class B Common Stock voting as a separate class as set forth herein, the~~The Corporation reserves the right to amend any provision contained in this Amended and Restated Certificate of Incorporation as the same may from time to time be in effect in the manner now or hereafter prescribed by law, and all rights conferred on stockholders or others hereunder are subject to such reservation.

9.	Limitation on Liability. The directors of the Corporation shall be entitled to the benefits of all limitations on the liability of directors generally that are now or hereafter become available under the DGCL. Without limiting the generality of the foregoing, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Section 9 shall be prospective only, and shall not affect, to the detriment of any director, any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

10.	Indemnification.

A.	A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL.

B.	1. Each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the DGCL. The right to indemnification conferred in this Section 10 shall also include the right to be paid by the Corporation the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by the DGCL. The right to indemnification conferred in this Section 10 shall be a contract right.

2. The Corporation may, by action of its Board of Directors, provide indemnification to such of the employees and agents of the Corporation to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by the DGCL.

C.	The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the DGCL.

D.	The rights and authority conferred in this Section 10 shall not be exclusive of any other right which any person may otherwise have or hereafter acquire.

E.	Neither the amendment nor repeal of this Section 10, nor the adoption of any provision of this Amended and Restated Certificate of Incorporation or the bylaws of the Corporation, nor, to the fullest extent permitted by the DGCL, any modification of law, shall eliminate or reduce the effect of this Section 10 in respect of any acts or omissions occurring prior to such amendment, repeal, adoption or modification.

IN WITNESS WHEREOF, the undersigned has caused this Amended and Restated Certificate of Incorporation to be signed by ~~Michael B. Moneymaker its Executive Vice President, Chief Financial Officer, Secretary and Treasurer on February 13, 2006.~~            its             on             , 2011.

ANNEX B

CERTIFICATE OF AMENDMENT

TO THE

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION1

OF

NTELOS HOLDINGS CORP.

NTELOS Holdings Corp. (the “Corporation”), a corporation duly organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1. Upon the filing and effectiveness (the “Effective Date”) pursuant to the Delaware General Corporation Law (“DGCL”) of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation, each [two (2)] [two point five (2.5)] shares of the Corporation’s common stock, $0.01 par value per share (“Common Stock”), issued and outstanding immediately prior to the Effective Date (the “Old Shares”) shall automatically be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock without any action by the holder thereof, subject to the treatment of fractional interests, as described below (the “Reverse Stock Split”). No certificates representing fractional shares of Common Stock shall be issued in connection with the Reverse Stock Split. Stockholders of Old Shares who otherwise would be entitled to receive fractional share interests of Common Stock in connection with the Reverse Stock Split, shall be entitled to receive, upon surrender of the stock certificates formerly representing the Old Shares, in lieu of such fractional share, a cash payment, without interest.

2. The first paragraph of ARTICLE 4 of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

“The aggregate number of shares of stock which the Corporation shall have authority to issue is [Fifty-five Million One Hundred Thousand (55,100,000)] [Forty-four Million One Hundred Thousand (44,100,000)] shares, divided into two (2) classes consisting of One Hundred Thousand (100,000) shares of Preferred Stock, par value $.01 per share (“Preferred Stock”) and [Fifty-five Million (55,000,000)] [Forty-four Million (44,000,000)] shares of Common Stock, par value $.01 per share (“Common Stock”).

3. This Certificate of Amendment shall become effective as of              , 201     .

4. In accordance with the provisions of Section 242 of the DGCL, the Board of Directors of the Corporation duly adopted the above amendment to the Amended and Restated Certificate of Incorporation (the “Amendment”), deemed the Amendment advisable and directed that the Amendment

[1]

This Certificate of Amendment assumes that Proposal 4 is approved by the stockholders and effected by the Board of Directors and the Amended and Restated Certificate of Incorporation set forth in Annex A is in effect. However, Proposal 5 to effect the Reverse Stock Split is not contingent on the approval or effectiveness of the amendments proposed in Proposal 4.

B-1

be considered by the Corporation’s stockholders. This Amendment was adopted by the approval of the stockholders of the Corporation at the annual meeting of stockholders of the Corporation held May 10, 2011, in accordance with the provisions of Sections 211 and 242 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Amended and Restated Certificate of Incorporation to be executed this     day of             , 201     .

B-2

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NTELOS

HOLDINGS CORP.

The undersigned stockholder(s) of NTELOS Holdings Corp., a Delaware corporation (“NTELOS”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement for NTELOS’ 2011 Annual Meeting of Stockholders, and hereby appoints James A. Hyde and Michael B. Moneymaker, or either of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2011 Annual Meeting of Stockholders of NTELOS to be held at 9:45 a.m. (local time) on Tuesday, May 10, 2011, at The Chrysler Building, 405 Lexington Avenue, 9th Floor, New York, New York or at any adjournment(s) or postponement(s) thereof, and to vote all shares of the Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side of this proxy card.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF THIS PROXY IS EXECUTED BUT NO SPECIFICATION IS MADE, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST FOR A “ONE YEAR” FREQUENCY FOR PROPOSAL 3 BELOW AND “FOR” THE OTHER PROPOSALS BELOW AND OTHERWISE IN THE DISCRETION OF THE PROXIES AT THE ANNUAL MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

This proxy card, when signed and returned, or your telephone or Internet proxy, will also constitute voting instructions to New York Life (the “Trustee”) for any shares held on your behalf in the Ntelos Savings and Security Plan. Shares for which voting instructions are not received, subject to the Trustee’s fiduciary obligations, will be voted by the Trustee in the same proportion as the shares for which voting instructions are received from other participants in such plan. To allow sufficient time for voting by the Trustee, your voting instructions much be received by 12:00 am Eastern Time on May     , 2011.

Please date, sign and mail your proxy card back as soon as possible!

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to NTELOS Holdings Corp., Proxy Services, C/O Computershare Investor Services, PO Box 43101, Providence, RI 02940-5067.

- Detach and return this portion only –

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR A “ONE YEAR” FREQUENCY” FOR PROPOSAL 3 LISTED BELOW AND “FOR” THE OTHER PROPOSALS 1, 2, 4, 5 AND 6 LISTED BELOW, TO COME BEFORE THE ANNUAL MEETING.

1.	Election of Directors:

Timothy G. Biltz, Steven G. Felsher, Robert E. Guth, Daniel J. Heneghan, Michael Huber, James A. Hyde, Julia B. North, Jerry E. Vaughn

☐	FOR ALL NOMINEES
☐	WITHHOLD AS TO ALL NOMINEES
☐	FOR ALL NOMINEE(S) (Except as written below):

2. Approval of a non-binding advisory resolution approving the compensation of NTELOS’ named executive officers.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3. Non-binding advisory vote as to the frequency of the nonbinding stockholder vote to approve the compensation of NTELOS’ named executive officers.

☐ ONE-YEAR	☐ TWO-YEARS	☐ THREE-YEARS	☐ ABSTAIN

4. Approval of an amendment to NTELOS’ Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 55,000,000 to 110,000,000.

☐ FOR	☐ AGAINST	☐ ABSTAIN

5.      Approval of an amendment to NTELOS’ Restated Certificate of Incorporation to (a) effect a reverse stock split of NTELOS’ common stock at a ratio that will be determined by the Board of Directors and that will be within a range of 1-for-2 and 1-for-2.5 and (b) reduce proportionately the number of authorized shares of common stock.

☐ FOR	☐ AGAINST	☐ ABSTAIN

6.      Ratification of the appointment of KPMG LLP by the Audit Committee of the Board of Directors to serve as NTELOS’ independent registered public accounting firm for the fiscal year ending December 31, 2011.

☐ FOR	☐ AGAINST	☐ ABSTAIN

7.	To transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof and as to which the undersigned hereby confers discretionary authority.

The proxies are authorized to vote, in their discretion, upon such other matter or matters that may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

PLEASE INDICATE IF YOU PLAN TO ATTEND THIS MEETING ☐

Stockholders who plan to attend the Annual Meeting may be asked to present valid picture identification, such as a driver’s license or passport. Stockholders, whose stock is held in street name with a financial institution, must bring a copy of a statement from such financial institution indicating your ownership of NTELOS common stock.

PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY.

Signature	Signature if held jointly	Dated	, 2011

NOTE: Please sign exactly as your name appears hereon and date. If the shares are held jointly, each holder should sign. When signing as an attorney, executor, administrator, trustee or guardian or as an officer, signing for a corporation or other entity, please give full title under signature.